                              TRANSACTION AGREEMENT

                                   dated as of

                                December 28, 1995

                                      among

                        Alliance Capital Management L.P.,

             The Shareholders of Record of Cursitor Holdings Limited

                             Cursitor Holdings, L.P.

                                       and

              The Additional Parties Listed on Schedule 1.2 hereto

                                TABLE OF CONTENTS

                                                                           Page


                                    ARTICLE I

                                   DEFINITIONS

     1.1   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    2


                                   ARTICLE II

                                THE TRANSACTIONS

     2.1  PURCHASE AND SALE OF SHARES . . . . . . . . . . . . . . . . . .    13
     2.2  PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES;
            ASSIGNMENT OF CONTRACTS AND RIGHTS. . . . . . . . . . . . . .    13
     2.3  CONTRIBUTION TO NEWCO OF THE INTERNATIONAL SHARES,
            THE SHARES OF LIMITED AND THE PURCHASED ASSETS INTEREST
            AND TRANSFER OF EMPLOYEES; ASSUMPTION OF ASSUMED
            LIABILITIES INTEREST; ASSIGNMENT OF CONTRACTS
            AND RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . .    14
     2.4  CONTRIBUTION TO NEWCO OF ASSETS OF HOLDINGS L.P.; ASSUMPTION OF
            LIABILITIES; ASSIGNMENT OF CONTRACTS AND RIGHTS . . . . . . .    15
     2.5  PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES;
            ASSIGNMENT OF CONTRACTS AND RIGHTS. . . . . . . . . . . . . .    16
     2.6  SHARE PURCHASE PRICE; ASSET PURCHASE PRICE; OTHER ASSET PURCHASE
            PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     2.7  ALLOCATION OF ASSET PURCHASE PRICE AND OTHER ASSET PURCHASE
            PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     2.8  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
     2.9  SHARE PURCHASE PRICE ADJUSTMENT . . . . . . . . . . . . . . . .    21
     2.10 PURCHASE PRICE ADJUSTMENT . . . . . . . . . . . . . . . . . . .    22
     2.11 SELLERS' AGENT. . . . . . . . . . . . . . . . . . . . . . . . .    24


                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF ADDITIONAL PARTIES AND SELLERS

     3.1  CORPORATE EXISTENCE, POWER AND AUTHORIZATION. . . . . . . . . .    26
     3.2  PARTNERSHIP EXISTENCE, POWER AND AUTHORIZATION. . . . . . . . .    27
     3.3  INDIVIDUAL ENFORCEABILITY; TRUST ENFORCEABILITY . . . . . . . .    28
     3.4  GOVERNMENTAL AUTHORIZATION. . . . . . . . . . . . . . . . . . .    28
     3.5  NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . .    29
     3.6  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . .    30
     3.7  OWNERSHIP OF SHARES . . . . . . . . . . . . . . . . . . . . . .    32


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     3.8   FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . .    32
     3.9   ABSENCE OF CERTAIN CHANGES . . . . . . . . . . . . . . . . . .    33
     3.10  NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . .    35
     3.11  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . .    35
     3.12  MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . . . . .    35
     3.13  LITIGATION/ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . .    37
     3.14  COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS . . . . . .    37
     3.15  PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . .    38
     3.16  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . .    38
     3.17  SECURITIES LAWS MATTERS. . . . . . . . . . . . . . . . . . . .    39
     3.18  INSURANCE COVERAGE . . . . . . . . . . . . . . . . . . . . . .    39
     3.19  LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . .    40
     3.20  FINAL PROJECTIONS. . . . . . . . . . . . . . . . . . . . . . .    40
     3.21  FINDERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . .    40
     3.22  REGISTRATIONS. . . . . . . . . . . . . . . . . . . . . . . . .    40
     3.23  INVESTMENT CONTRACTS . . . . . . . . . . . . . . . . . . . . .    41
     3.24  REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . . . .    42
     3.25  EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . .    44
     3.26  ERISA CLIENTS. . . . . . . . . . . . . . . . . . . . . . . . .    44
     3.27  ERISA AND EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . .    45
     3.28  RIGHT TO NAME. . . . . . . . . . . . . . . . . . . . . . . . .    46
     3.29  DRAYCOTT . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
     3.30  COMMODITY INTEREST CLIENTS . . . . . . . . . . . . . . . . . .    46
     3.31  DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . .    47

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     4.1   PARTNERSHIP EXISTENCE, POWER AND AUTHORIZATION . . . . . . . .    47
     4.2   CORPORATE EXISTENCE, POWER AND AUTHORIZATION . . . . . . . . .    47
     4.3   GOVERNMENTAL AUTHORIZATION . . . . . . . . . . . . . . . . . .    48
     4.4   NON-CONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . .    48
     4.5   CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . .    49
     4.6   OWNERSHIP OF THE INTERNATIONAL SHARES. . . . . . . . . . . . .    49
     4.7   VALIDITY OF UNITS. . . . . . . . . . . . . . . . . . . . . . .    49
     4.8   INTERNATIONAL OPERATIONS . . . . . . . . . . . . . . . . . . .    49
     4.9   ABSENCE OF CERTAIN CHANGES . . . . . . . . . . . . . . . . . .    50
     4.10  NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . .    50
     4.11  MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . . . . .    50
     4.12  PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . .    51
     4.13  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . .    51
     4.14  SEC FILINGS. . . . . . . . . . . . . . . . . . . . . . . . . .    51


                                       ii

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     4.15  FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . . .    52
     4.16  FINDERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . .    52
     4.17  COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS . . . . . .    52
     4.18  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . .    52
     4.19  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . .    53
     4.20  LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . .    53
     4.21  REGISTRATIONS. . . . . . . . . . . . . . . . . . . . . . . . .    53
     4.22  INVESTMENT CONTRACTS . . . . . . . . . . . . . . . . . . . . .    53
     4.23  REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . . . .    54
     4.24  FIRST SERVICES AGREEMENT AND SECOND SERVICES AGREEMENT . . . .    54


                                    ARTICLE V

                              COVENANTS OF SELLERS

     5.1  CONDUCT OF THE COMPANY. . . . . . . . . . . . . . . . . . . . .    55
     5.2  ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . . .    56
     5.3  NOTICES OF CERTAIN EVENTS . . . . . . . . . . . . . . . . . . .    56
     5.4  CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
     5.5  FOREIGN INVESTMENT COMPANY REQUIREMENTS . . . . . . . . . . . .    57
     5.6  SUPPLEMENTAL INFORMATION. . . . . . . . . . . . . . . . . . . .    57
     5.7  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . .    58
     5.8  AFFILIATE ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . .    59
     5.9  TRANSFER OF HOLDINGS L.P. INTERESTS . . . . . . . . . . . . . .    59
     5.10 REVISED ANNUAL BILLINGS . . . . . . . . . . . . . . . . . . . .    59
     5.11 DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .    61
     5.12 CERTAIN REORGANIZATIONS . . . . . . . . . . . . . . . . . . . .    61
     5.13 DEFERRED SHARE OPTION . . . . . . . . . . . . . . . . . . . . .    62
     5.14 PROHIBITION ON CERTAIN DISTRIBUTIONS. . . . . . . . . . . . . .    62


                                   ARTICLE VI

                               COVENANTS OF BUYER

     6.1  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . .    62
     6.2  ACCESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
     6.3  NOTICES OF CERTAIN EVENTS . . . . . . . . . . . . . . . . . . .    64
     6.4  SECURITIES ACT (ONTARIO). . . . . . . . . . . . . . . . . . . .    64
     6.5  RESTRICTIVE TRADE PRACTICES ACT . . . . . . . . . . . . . . . .    64
     6.6  ALLIANCE CAPITAL MANAGEMENT (BRAZIL) LTDA . . . . . . . . . . .    64

                                   ARTICLE VII

                         COVENANTS OF BUYER AND SELLERS

     7.1  BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . .    64
     7.2  CERTAIN FILINGS . . . . . . . . . . . . . . . . . . . . . . . .    64
     7.3  PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . .    65
     7.4  SECTION 15(F) . . . . . . . . . . . . . . . . . . . . . . . . .    65

                                  ARTICLE VIII
                                   TAX MATTERS

     8.1  TAX DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .    66
     8.2  TAX REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . .    67
     8.3  SELLER COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .    69
     8.4  BUYER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .    70
     8.5  TERMINATION OF EXISTING TAX SHARING AGREEMENTS. . . . . . . . .    70
     8.6  OTHER TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . .    70
     8.7  COOPERATION ON TAX MATTERS. . . . . . . . . . . . . . . . . . .    71
     8.8  TAX INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .    71
     8.9  ALLOCATION OF TAXES WITH RESPECT TO PURCHASED ASSETS. . . . . .    73
     8.10 PURCHASE PRICE ADJUSTMENT AND INTEREST. . . . . . . . . . . . .    73


                                   ARTICLE IX

                                EMPLOYEE BENEFITS

     9.1  EMPLOYEE BENEFITS . . . . . . . . . . . . . . . . . . . . . . .    74
     9.2  INCENTIVE COMPENSATION POOLS. . . . . . . . . . . . . . . . . .    74
     9.3  PARTICIPATION IN OPTION PLAN. . . . . . . . . . . . . . . . . .    75
     9.4  NONSOLICITATION . . . . . . . . . . . . . . . . . . . . . . . .    75

                                    ARTICLE X

                              CONDITIONS TO CLOSING

     10.1  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS . . . . . . . .    76
     10.2  CONDITIONS TO OBLIGATION OF BUYER. . . . . . . . . . . . . . .    77
     10.3  CONDITIONS TO OBLIGATION OF SELLER . . . . . . . . . . . . . .    79


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

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

     11.1  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
     11.2  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .    80
     11.3  PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . .    82

                                   ARTICLE XII

                   RESTRICTIONS ON TRANSFER AND DISTRIBUTIONS

     12.1  RESTRICTIONS ON TRANSFER . . . . . . . . . . . . . . . . . . .    83
     12.2  RESTRICTIVE LEGEND . . . . . . . . . . . . . . . . . . . . . .    83
     12.3  NOTICE OF PROPOSED TRANSFERS; RULE 144 . . . . . . . . . . . .    84
     12.4  DISTRIBUTIONS WITH RESPECT TO UNITS. . . . . . . . . . . . . .    85
     12.5  OTHER RESTRICTIONS ON TRANSFERS. . . . . . . . . . . . . . . .    85


                                  ARTICLE XIII

                                    GUARANTY

     13.1  GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .    85
     13.2  GUARANTY UNCONDITIONAL . . . . . . . . . . . . . . . . . . . .    86
     13.3  WAIVERS OF THE GUARANTOR . . . . . . . . . . . . . . . . . . .    86
     13.4  DISCHARGE ONLY UPON PERFORMANCE IN FULL; REINSTATEMENT IN
            CERTAIN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . .    86
     13.5  SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . . .    86

                                   ARTICLE XIV

                                   TERMINATION

     14.1  GROUNDS FOR TERMINATION. . . . . . . . . . . . . . . . . . . .    86
     14.2  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . .    87


                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    87
     15.2  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . .    89


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

     15.3  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . .    89
     15.4  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . .    89
     15.5  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . .    89
     15.6  JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . .    89
     15.7  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . .    90
     15.8  COUNTERPARTS; THIRD PARTY BENEFICIARIES. . . . . . . . . . . .    90
     15.9  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .    90
     15.10 RESTRICTIVE TRADE PRACTICES. . . . . . . . . . . . . . . . . .    90
     15.11 CAPACITY OF TRUSTEES . . . . . . . . . . . . . . . . . . . . .    90


                             EXHIBITS AND SCHEDULES

Exhibit A-1                   First Assignment and Assumption Agreement
Exhibit A-2                   Second Assignment and Assumption Agreement
Exhibit A-3                   Third Assignment and Assumption Agreement
Exhibit B-1                   First Services Agreement
Exhibit B-2                   Second Services Agreement
Exhibit C                     [Intentionally left blank]
Exhibit D                     Employment Agreement with Eric G. Auboyneau
Exhibit E                     Employment Agreement with Hugh M. Eaton III
Exhibit F-1                   Employment Agreement with Charles J.H. Gave
                                (Newco)
Exhibit F-2                   Employment Agreement with Charles J.H. Gave
                                (Limited)
Exhibit G-1                   Employment Agreement with John S. Ricciardi
                                (Newco)
Exhibit G-2                   Employment Agreement with John S. Ricciardi
                                (Limited)
Exhibit H                     Employment Agreement with Richard I. Morris, Jr.
Exhibit I                     TCW Agreement and Side Letter
Exhibit J                     Term Sheet for Amended Holdings L.P. Partnership
                                Agreement
Exhibit 1                     Form of LLC Agreement
Exhibit 2                     Form of Note
Exhibit 3                     Registration Rights Agreement
Exhibit 4                     Letter regarding Nicholas D.P. Carn
Schedule 1.1                  Shareholders of Cursitor Holdings Limited
Schedule 1.2                  Additional Parties
Schedule 2.2(b)               Assumed Liabilities
Schedule 2.3(a)               Transferred Alliance Employees
Schedule 2.6(a)               Allocation of Initial Share Proceeds
Schedule 2.6(b)               Allocation of Initial Asset Proceeds
Schedule 2.8(l)               Allocation of Note
Schedule 3.3                  Trusts
Schedule 3.5                  Non-Contravention
Schedule 3.6(c)(ii)           Subsidiaries of Cursitor Holdings Limited
Schedule 3.7                  Beneficial Owners of Cursitor Holdings Limited
Schedule 3.8                  Financial Statements of Cursitor Holdings, L.P.
                                and Cursitor Holdings Limited


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

Schedule 3.9                  Absence of Certain Changes
Schedule 3.10                 Additional Liabilities
Schedule 3.11                 Transactions with Affiliates
Schedule 3.12                 Material Contracts
Schedule 3.16                 Intellectual Property
Schedule 3.17                 Securities Law Matters
Schedule 3.18                 Insurance Coverage
Schedule 3.19                 Licenses and Permits
Schedule 3.23                 Original Schedule
Schedule 3.25                 Employees
Schedule 3.26(a)              ERISA Client Agreements
Schedule 3.26(b)              ERISA Clients
Schedule 3.27(a)              Employee Benefits
Schedule 3.27(d)              Medical Plans
Schedule 3.30                 Commodity Interest Clients
Schedule 4.2                  Subsidiaries of the Alliance Entities
Schedule 4.5                  Issued and Outstanding Capital Stock of Buyer
Schedule 4.8                  International Operations
Schedule 4.9                  Absence of Certain Changes
Schedule 4.11                 Material Contracts
Schedule 4.18                 Intellectual Property
Schedule 4.20                 Licenses and Permits
Schedule 4.22                 Alliance International Investment Contracts
Schedule 5.4(a)               Consent Procedures
Schedule 5.4(b)               Conference Clients
Schedule 8.2                  Tax Representations
Schedule 8.5                  Tax Sharing Arrangements
Schedule 11.2                 Indemnification Percentages
Schedule X                    Selling Groups

                              TRANSACTION AGREEMENT



          AGREEMENT dated as of December 28, 1995 among (i) Alliance Capital Management L.P., a Delaware limited partnership (the "BUYER"), (ii) all of the shareholders of record of Cursitor Holdings Limited, a company organized under the laws of England ("LIMITED") as set forth on Schedule 1.1 hereto (each, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"), (iii) Cursitor Holdings, L.P. ("HOLDINGS L.P."), a Delaware limited partnership and (iv) the Persons (as this and other capitalized terms are defined in Article I) listed on Schedule
1.2 hereto (each, an "ADDITIONAL PARTY" and collectively, the "ADDITIONAL PARTIES"). Holdings L.P. and the Shareholders are collectively referred to herein as the "SELLERS."

          WHEREAS, Limited and Holdings L.P. themselves or through their Subsidiaries are engaged in the business of providing investment advisory and investment management services to a variety of institutional and individual clients (with respect to either or both of the Companies and their respective Subsidiaries, the "BUSINESS");

          WHEREAS, on the terms and subject to the conditions set forth herein and in the LLC Agreement, Buyer and Holdings L.P. desire to effect a series of transactions to the effect that (i) Buyer and Alliance Delaware have formed a limited liability company ("NEWCO"), (ii) Buyer will purchase from the Shareholders all of the Ordinary Shares of Limited, (iii) Buyer will purchase from Holdings L.P. certain assets of Holdings L.P. and will assume, except as otherwise set forth herein, certain liabilities of Holdings L.P., (iv) Buyer will contribute or cause to be contributed to Newco the certain assets purchased from Holdings L.P. and the Shares of Limited and Newco will assume the former liabilities of Holdings L.P. that Buyer has assumed, (v) Buyer will contribute the International Operations to Newco through the contribution to Newco of the International Shares, as hereinafter defined, and the entry with Newco into the First Services Agreement, (vi) Holdings L.P. will be admitted as a member to Newco and will contribute to Newco certain of its remaining assets and, except as otherwise set forth herein, Newco will assume certain remaining liabilities of Holdings L.P. and (vii) Newco will purchase the balance of Holdings L.P.'s assets and will assume, except as otherwise set forth herein, the balance of Holdings L.P.'s liabilities with the result, through and following such transactions, that Newco will be owned jointly by Buyer and Alliance Delaware (the "ALLIANCE MEMBERS"), on the one hand, and Holdings L.P., on the other hand, so that the net profits and losses of Newco will be allocated approximately 93% and 7%, respectively, to the Alliance Members and Holdings L.P.; and

          WHEREAS, the Additional Parties and the Associates and Immediate Family members of the Additional Parties are the beneficial owners of the Shares and the Holdings L.P. Interests and it is a condition to Buyer's entry into this Agreement that the Additional Parties, on the terms and subject to the conditions set forth herein, guarantee the obligations hereunder of the Sellers to the extent provided herein.

          NOW, THEREFORE, in consideration of the agreements, covenants, representations and warranties set forth herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

          "ACMC" means Alliance Capital Management Corporation, in its capacity as general partner of Buyer.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that, unless otherwise expressly provided herein, Newco and its Subsidiaries shall not be deemed to be an Affiliate of either Buyer or Sellers and none of GIC, EPL or FAWI shall be deemed to be an Affiliate of any of the Companies or their Subsidiaries.

          "ALLIANCE DELAWARE" means Alliance Capital Management Corporation of Delaware.

          "ALLIANCE ENTITIES" means Alliance Capital Limited, Alliance Capital Management (Asia) Ltd., Alliance Capital Management (Turkey) Ltd., Alliance Capital Management (Japan) Inc. and, if contributed by Buyer to Newco prior to the Closing Date, Alliance Capital Management (Brazil) Ltda, as of the Closing Date.

          "ALLIANCE LIMITED PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership constituting the Buyer, dated as of November 19, 1987, as the same may be amended or restated from time to time.

          "ALLIANCE INTERNATIONAL INVESTMENT CONTRACT" means each of the investment management contracts listed in Exhibit B to the First Services Agreement and Exhibit A to the Second Services Agreement.

          "APPROVED INVESTMENT COMPANY" means any Investment Company whose board of directors/trustees, including a majority of directors/trustees who are not parties to the investment advisory contract of such Investment Company or "INTERESTED PERSONS" (as such term is defined in the Investment Company Act) of any such party (the "NON-INTERESTED DIRECTORS/TRUSTEES") and holders of a majority of the outstanding voting securities (as such term is defined in the Investment Company Act) of such Investment Company, has approved, in accordance with the requirements of Section 15 of the Investment Company Act and any other requirements applicable thereto, a new investment advisory contract upon terms substantially the same as those contained in the Investment Company's agreement with the Companies or their Subsidiary, as applicable (other than the term of the contract).

          "ASSOCIATE" shall have the meaning set forth in Rule 12b-2 under the 1934 Act.

          "BALANCE SHEET" means the audited aggregated balance sheet of the consolidated balance sheet of Limited and the consolidated balance sheet of Holdings L.P. as of December 31, 1994.

          "BALANCE SHEET DATE" means December 31, 1994.

          "BASE ANNUAL BILLINGS" means, with respect to the applicable Client or participant in a Fund, the pro forma annual billings for such Client or Fund participant calculated by multiplying the assets under management on the last day of the month immediately preceding the date hereof by the annual percentage fee applicable to such Client or Fund participant under its applicable Investment Contract; PROVIDED THAT, neither performance fees nor fees (or any portion thereof) which ultimately inure to the benefit of a third party shall be included in the calculation of Base Annual Billings.

          "BEST EFFORTS" means all commercially reasonable efforts.

          "CFTC" means the U.S. Commodity Futures Trading Commission.

          "CLIENT" means, unless otherwise specified herein, any client (including any Fund) to which either Company or any of their respective Subsidiaries provides Investment Management Services.

          "CLOSING DATE" means the date of the Closing.

          "COB" means Commission des Operations de Bourse.

          "COMMISSION" means the U.S. Securities and Exchange Commission.

          "COMMODITY EXCHANGE ACT" means the U.S. Commodity Exchange Act and the rules and regulation promulgated thereunder.

          "COMPANIES" means Limited and Holdings L.P.

          "COMPANY REPRESENTATIVE" means a company representative as such term is defined by the IMRO Rules.

          "DEFERRED SHARES" means all of the issued and outstanding deferred shares of Limited, par value L 0.01 per share.

          "DRAYCOTT" means Draycott Partners, Ltd., a company organized under the laws of Massachusetts.

          "DRAYCOTT AGREEMENT" means the Stock Purchase Agreement dated as of November 14, 1995 between NEIC and Limited.

          "DRAYCOTT TRANSACTION" means the transaction pursuant to the Draycott Agreement pursuant to which Limited agreed to purchase all of the issued and outstanding shares of capital stock of Draycott from NEIC.

          "EATON" means Cursitor-Eaton Asset Management Company, a New York general partnership.

          "EATON PARTNERSHIP AGREEMENT" means the Partnership Agreement of Eaton dated as of March 27, 1986 by and between Cursitor Management Limited and Holdings L.P. as amended by the Amendment to the Cursitor-Eaton Asset Management Company among Cursitor Management Limited and HME Partners Inc. dated May 31, 1989.

          "EATON PARTNERSHIP INTEREST" means a general partnership interest in Eaton.

          "EMPLOYMENT AGREEMENTS" means, as to each Principal, the employment agreements to be entered into at the Closing between such Persons and Newco and/or its Subsidiary, as provided in Section 10.1, in substantially the form attached hereto as Exhibits D-H.

          "EPL" means Eurovest Pte Ltd., a company organized under the laws of Singapore and a wholly owned subsidiary of the Ministry of Finance of the Government of Singapore.

          "EXEMPT INVESTMENT COMPANY" means any company that would be an Investment Company but for the exemptions contained in Section 3(c)(1), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, to which either Company or any of their respective Subsidiaries provide Investment Management Services.

          "FAWI" means First Associated Western Investors, Inc., a company organized under the laws of California and an indirect wholly owned subsidiary of GIC.

          "FINANCIAL SERVICES ACT 1986" means the United Kingdom Financial Services Act 1986.

          "FIRST SERVICES AGREEMENT" means the services agreement in the form attached as Exhibit B-1.

          "FOREIGN INVESTMENT COMPANY" means any issuer, registered under the laws or with the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the States thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities and to which either Company or any of their respective Subsidiaries provides Investment Management Services.

          "FOREIGN SECURITIES REGULATOR" means IMRO, IML, COB and the Ontario Securities Commission.

          "FRENCH MUTUAL FUNDS" means Cursitor No. 1, Cursitor No. 2 and Cursitor Asie du Sud-Est, each of which is a mutual fund ("FOND COMMUN DE PLACEMENT") registered in France.

          "FUND" means any Investment Company, Foreign Investment Company or Exempt Investment Company.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "GIC" means Government of Singapore Investment Corporation Pte Ltd., a company organized under the laws of Singapore and wholly owned by the Ministry of Finance of the government of Singapore.

          "HMEIAA LP" means HME International Advisory Associates, L.P., a Delaware limited partnership.

          "HOLDINGS BALANCE SHEET" means the audited consolidated balance sheet of Holdings L.P. as of December 31, 1994.

          "HOLDINGS BASE TANGIBLE BOOK VALUE" means $2,561,000.

          "HOLDINGS CLOSING DATE BALANCE SHEET" means an audited consolidated balance sheet of the Assets and the Assumed Liabilities prepared as of the Closing Date on a basis consistent with the principles used in the preparation of the Holdings Balance Sheet.

          "HOLDINGS CLOSING TANGIBLE BOOK VALUE" means total assets less total liabilities, goodwill and deferred reorganizational costs as reflected on the Holdings Closing Date Balance Sheet.

          "HOLDINGS EXCESS AVAILABLE CASH" means current assets as reflected on the Holdings Closing Date Balance Sheet less the sum of (i) current liabilities as reflected on the Holdings Closing Date Balance Sheet, (ii) the estimated operating expenses and cash needs of Holdings L.P. for the three months following the Closing Date as set forth in Section 3.8(g), and (iii) $1,733,000.

          "HOLDINGS LIMITED PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Holdings L.P. among HMESLP Inc., as general partner, and the limited partners named therein dated as of August 1, 1992, as amended by Amendment Nos. 1, 2, 3, 4 and 5 thereto, dated as of August 1, 1992, June 30, 1993, June 1, 1994, August 5, 1994 and June 30, 1995,
respectively.

          "HOLDINGS L.P. INTEREST" means a limited partnership or general partnership interest in Holdings L.P.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

          "IML" means Institut Monetaire Luxembourgeois.

          "IMMEDIATE FAMILY" means the spouse, parents, grandparents, children and siblings of any Person.

          "IMRO" means the United Kingdom Investment Management Regulatory Organisation Ltd.

          "IMRO RULES" means the rules promulgated by IMRO as amended from time to time.

          "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right in each case which is owned or licensed by either Company or any of their respective Subsidiaries used or held for use in the Business, except that it does not include software that is commercially available.

          "INTERNATIONAL GAAP" means international accounting standards as determined by the International Accounting Standards Committee, applied on a consistent basis both as to classification of items and amounts.

          "INTERNATIONAL OPERATIONS" means the operations conducted by the Alliance Entities and the rights and obligations of Newco pursuant to the First Services Agreement.

          "INTERNATIONAL OPERATIONS MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of the International Operations, taken as a whole, except for any effect resulting from changes in the market values of debt or equity securities or the relative values of currencies.

          "INTERNATIONAL SHARES" means the issued and outstanding shares of Alliance Capital Limited, Alliance Capital Management (Asia) Ltd., Alliance Capital Management

(Turkey) Ltd., Alliance Capital Management (Japan) Inc. and, if contributed by Buyer to Newco prior to the Closing Date, Alliance Capital Management (Brazil) Ltda, as of the Closing Date.

          "INVESTMENT ADVISERS ACT" means the U.S. Investment Advisers Act of 1940, as amended and the rules and regulations promulgated thereunder.

          "INVESTMENT COMPANY" means an investment company registered or required to be registered under Section 8 of the Investment Company Act.

          "INVESTMENT COMPANY ACT" means the U.S. Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder.

          "INVESTMENT CONTRACT" means each contract or agreement in effect to which either Company, any of their respective Subsidiaries or TCW is a party pursuant to which either Company or any of their respective Subsidiaries provides Investment Management Services to any Client.

          "INVESTMENT MANAGEMENT SERVICES" means investment management, investment advisory, investment sub-advisory, research, administrative or distribution services.

          "KNOWLEDGE" or "best knowledge" means, with respect to any Person, the actual knowledge of such Person after due inquiry and the knowledge such Person has or ought reasonably to have based on such Person's position, responsibility and expertise with respect to the Business or other applicable entity; provided that with respect to the "knowledge" or "best knowledge" of any Person that is a corporate entity, partnership or trust, such definition shall apply to any officers, managing directors, directors, group financial controllers, partners and trustees, as applicable, in respect of such Person.

          "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, beneficial interests under any trust or similar equitable claim relating to such property or asset.

          "LIMITED BALANCE SHEET" means the audited consolidated balance sheet of Limited as of December 31, 1994.

          "LIMITED BASE TANGIBLE BOOK VALUE" means $1,993,000.

          "LIMITED CLOSING DATE BALANCE SHEET" means the audited consolidated balance sheet of Limited prepared as of the Closing Date on a basis consistent with the principles used in the preparation of the Limited Balance Sheet.

          "LIMITED CLOSING TANGIBLE BOOK VALUE" means total assets less total liabilities, goodwill and deferred reorganizational costs as reflected on the Limited Closing Date Balance Sheet.

          "LIMITED EXCESS AVAILABLE CASH" means the sum of current assets as reflected on the Limited Closing Date Balance Sheet and $1,733,000 less the sum of (a) current liabilities as reflected on the Limited Closing Date Balance Sheet and (b) the estimated operating expenses and cash needs of Limited for the three months following the Closing Date as set forth in Section 3.8(g).

          "LIMITED SUBSIDIARY" means any Subsidiary of Limited.

          "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement between the Buyer, Alliance Delaware and Holdings L.P. substantially in the form attached hereto as Exhibit 1.

          "LUXEMBOURG FUND" means the Cursitor Fund, a Fond Commun de
Placement.


          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Companies and their respective Subsidiaries, taken as a whole, except for any effect resulting from changes in the market values of debt or equity securities or the relative values of currencies (but not including fluctuations in the U.S. dollar or pound sterling that affect the ratio of expenses to revenues of the Companies or any of their Subsidiaries, taken as a whole).

          "NEW CONTRACTS" means all Investment Contracts entered into by either Company or any of their respective Subsidiaries between the date of this Agreement and the Closing Date but shall not include any Investment Contracts with respect to clients of Draycott transferred to the Companies in connection with the Draycott Transaction.

          "NEIC" means New England Investment Companies, L.P.

          "NEW TCW AGREEMENT" means the Agreement between TCW and Eaton and the letter between Buyer, Eaton and TCW in each case in the form attached as
Exhibit I which Agreement and letter supersede all the terms and provisions of the Old TCW Agreement.

          "1934 ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "1933 ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "OLD TCW AGREEMENT" means the agreement dated November 5, 1986 between TCW and Eaton.

          "ORDINARY SHARES" means all of the issued and outstanding ordinary shares of Limited, par value $.01 per share.

          "ORGANIZATIONAL DOCUMENTS" means the articles of incorporation and by-laws, the memorandum and articles of association, the general partnership agreement and the certificate of general partnership, the limited partnership agreement and the certificate of limited partnership or the trust agreement, as the case may be, and such other similar documentation as is required under the jurisdiction of incorporation, partnership or other form of organization, as the case may be, of the applicable entity.

          "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PRINCIPAL" means each of Eric Auboyneau, Hugh M. Eaton III, Charles
J. H. Gave, John S. Ricciardi and Richard I. Morris, Jr.

          "SECOND SERVICES AGREEMENT" means the services agreement attached in the form of Exhibit B-2.

          "SELLER CORPORATION" means each of Durham Software Group Inc., EPL, Yahtzee Limited, Whitedoors Limited, FAWI and HMESLP Inc.

          "SELLERS' AGENT" means Richard I. Morris, Jr.

          "SELLING GROUP" means each of the groups set forth on Schedule X.

          "SHARES" means all of the Ordinary Shares and all of the Deferred Shares.

          "SPONSORED FUND" means the Luxembourg Fund, the French Mutual Funds, the Cursitor-Eaton East Asian Equities Fund, L.P., a Delaware limited partnership, and any other Fund which either Company or any of their respective Subsidiaries has sponsored or organized.

          "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. For purposes of this definition, Eaton shall be deemed to be a Subsidiary of Holdings L.P.

          "TCW" means Trust Company of the West, a trust company organized under the laws of California.

          "TRANSACTION DOCUMENTS" means this Agreement, the LLC Agreement, the Employment Agreements, the First Services Agreement, the Second Services Agreement, the Registration Rights Agreement, the First Assignment and Assumption Agreement, the Second

Assignment and Assumption Agreement, the Third Assignment and Assumption Agreement, the New TCW Agreement, the Holdings Partnership Agreement as amended in accordance with Exhibit J, the Eaton Partnership Agreement as amended as of the Closing Date and the Note.

          "TRUST" means each of Richard I. Morris, Jr. L.P. Trust, Richard I. Morris, Jr. Charitable Unitrust and Re Trust.

          "TRUSTEE" means with respect to each Trust, each of the parties listed next to the name of such Trust on Schedule 3.3.

          "UNIT" means a Unit representing an assignment of beneficial ownership of the Buyer, as more fully described in Article I of the Alliance Limited Partnership Agreement, or any successor security issued by the Buyer or any successor to the Buyer.

          "UNIT CERTIFICATE" means a certificate issued by the Buyer evidencing ownership of one or more Units as more fully described in the Alliance Limited Partnership Agreement.

          "UNITHOLDER" means the holders of issued and outstanding Units.

          "UNIVERSAL FUNDS" means the Universal World Asset Allocation Fund and the Universal World Tactical Bond Fund, each of which are mutual fund trusts established under the laws of the Province of Ontario, Canada.

          (b) Each of the following terms is defined in the Section set forth opposite such term:





TERM                                              SECTION
Accounting Referee                                2.7(c)
Additional Parties                                Preamble
Additional Party                                  Preamble
Affirmative Consent                               5.4(a)
Alliance Entities Securities                      4.5
Alliance Members                                  Preamble
Alliance Pool                                     9.2(c)
Alliance SEC Filings                              4.14(a)
Allocation Statement                              2.7(a)
Apportioned Obligations                           8.9
Asset Adjustment Amount                           2.10(a)
Asset Purchase Price                              2.6(b)
Assets                                            2.2(a)
Assumed Liabilities                               2.2(b)
Assumed Liabilities Interest                      2.2(b)
Business                                          Preamble
Buyer                                             Preamble



TERM                                              SECTION
Buyer Indemnitee                                  8.1
Capital Contribution                              2.4(a)
Capital Contribution Adjustment                   2.10(a)
   Amount
Cecogest                                          3.28
Closing                                           Article II preamble
Code                                              8.1
Committee                                         9.3
Conference Clients                                5.4(b)
Contributed Assets Interest                       2.4(a)
Contributed Liabilities Interest                  2.4(b)
Cursitor                                          3.28
Cursitor Pool                                     9.2(b)
Damages                                           11.2(a)
Distribution                                      5.12
Eaton Securities                                  3.6(a)
Employee Plans                                    3.27(a)
Environmental Laws                                3.13(b)
ERISA                                             3.26(a)
ERISA Client                                      3.26(a)
Final Annual Billings                             5.10(c)
Final Determination                               8.1
Final Projections                                 3.20
First Assignment and Assumption                   2.8(f)
   Agreement
First Conveyance Documents                        2.8(f)
HMEP                                              3.2(a)
Holdings Adjustment Amount                        2.10(a)
Holdings L.P.                                     Preamble
Holdings L.P. Securities                          3.6(b)
Holdings Purchase Price                           2.10(a)
Indemnified Party                                 11.3
Indemnifying Party                                11.3
Initial Asset Cash Proceeds                       2.6(b)
Initial Asset Proceeds                            2.6(b)
Initial Asset Unit Proceeds                       2.6(b)
Initial Share Cash Proceeds                       2.6(a)
Initial Share Proceeds                            2.6(a)
Initial Share Unit Proceeds                       2.6(a)
Intellectual Property                             4.18
Limited                                           Preamble
Limited Securities                                3.6(c)
Limited Subsidiary                                8.1



TERM                                              SECTION
Limited Subsidiary Securities                     3.6(c)
Loss                                              8.8(a)
Negative Consent                                  5.4(a)
Newco                                             Preamble
Note                                              2.6(c)
Notice of Objections                              2.9(a)
Original Schedule                                 3.23(a)
Other Asset Adjustment Amount                     2.10(a)
Other Asset Purchase Price                        2.6(c)
Other Assumed Liabilities Interest                2.5(b)
Other Purchased Assets Interest                   2.5(a)
Partnership                                       3.2(c)
Partnerships                                      3.2(c)
Permits                                           3.19
Pre-Closing Tax Period                            8.1
Purchased Assets Interest                         2.2(a)
Returns                                           8.2(c)
Revised Annual Billings                           5.10(b)
Revised Schedule                                  5.10(a)
Rule 144(k)                                       12.3(a)
Second Assignment and                             2.8(j)
   Assumption Agreement
Second Conveyance Documents                       2.8(j)
Sellers                                           Preamble
Seller's Agent                                    2.11(a)
Seller Corporation Net Worth                      5.14
Seller Obligations                                13.1
Share Purchase Price                              2.6(a)
Share Adjustment Amount                           2.9(a)
Shareholder                                       Preamble
Shareholders                                      Preamble
Tax Asset                                         8.1
Tax Benefit                                       8.4(b)
Tax Indemnification Period                        8.1
Tax Sharing Agreements                            8.1
Taxable                                           8.1
Taxes                                             8.1
Taxing Authority                                  8.1
TCGA                                              8.2(c)
Third Assignment and Assumption                   2.8(k)
   Agreement
Third Conveyance Documents                        2.8(k)
Threshold Amount                                  10.2(e)


Caption>


TERM                                              SECTION
Transferred Alliance Employees                    2.3(a)
U.K. Pension Plan                                 3.27(h)


     (c) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP, except with respect to financial statements for entities organized outside the United States, in which case such financial statements shall be consistent with generally accepted accounting principles in the jurisdiction in which such entity is organized or, if so used, International GAAP.


                                   ARTICLE II

                                THE TRANSACTIONS

          In order to effect the transactions set forth in this Article II, the parties hereto shall take or cause to be taken the respective actions to be taken by them or their respective Affiliates as set forth in this Article II, subject to satisfaction or waiver of the conditions to their respective obligations to perform under this Agreement set forth in Article X. Except as specifically provided herein, all actions to be taken pursuant to this Article II shall be taken by the party or parties charged effective as of the closing (the "Closing") in the order described in Sections 2.1 through 2.5 below.

          2.1 PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Ordinary Shares from the Shareholders, and the Shareholders agree to sell, transfer, convey and deliver at Closing to Buyer the Ordinary Shares, free and clear of all Liens.

          2.2 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES; ASSIGNMENT OF CONTRACTS AND RIGHTS. (a) Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Holdings L.P. and Holdings L.P. agrees to sell, convey, transfer, assign and deliver to Buyer at Closing, free and clear of all Liens, all of Holdings L.P.'s right, title and interest in, to and under an undivided 64.32% interest in the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business by Holdings L.P. as the same shall exist on the Closing Date, including all assets shown on the Holdings Balance Sheet and not disposed of in the ordinary course of business, and all assets of the Business hereafter acquired by Holdings L.P. (but not including the Asset Purchase Price, as herein defined) (the "ASSETS"), (such undivided 64.32% interest in the Assets being referred to herein as the "PURCHASED ASSETS INTEREST") as the same shall exist on the Closing Date.

          (b) Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume an undivided 64.32% interest in the liabilities of Holdings L.P. set forth on
Schedule 2.2 (b) (the "ASSUMED LIABILITIES") (such undivided 64.32% interest being referred to herein as the "ASSUMED LIABILITIES INTEREST").

          (c) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Assets Interest or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Holdings L.P. thereunder. Holdings L.P. and Buyer will use their best efforts (but without any payment of money by Holdings L.P. or Buyer) to obtain the consent of the other parties to any such Purchased Asset Interest or any claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may reasonably request. Except with respect to the consent of Clients set forth on Schedules 5.4(a), if a consent is not obtained, or if an attempted assignment thereof would be ineffective or would materially adversely affect the rights of Holdings L.P. thereunder so that Buyer would not in fact receive all such rights, Holdings L.P. and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Buyer, or under which Holdings L.P. would enforce for the benefit of Buyer, with Buyer assuming Holdings L.P.'s obligations, any and all rights of Holdings L.P. against a third party thereto. Holdings L.P. will promptly pay to Buyer, when received, all monies received by Holdings L.P. under any Purchased Asset Interest or any claim or right or any benefit arising thereunder.

          (d) The percentage interests set forth in Section 2.2(a) and 2.2(b) are based on a value of the Units of $19.925 and such percentage interests will be recalculated as of the Closing Date based on the closing price of the Units on the New York Stock Exchange on the day preceding the Closing Date.

          2.3 CONTRIBUTION TO NEWCO OF THE INTERNATIONAL SHARES, THE SHARES OF LIMITED AND THE PURCHASED ASSETS INTEREST AND TRANSFER OF EMPLOYEES; ASSUMPTION OF ASSUMED LIABILITIES INTEREST; ASSIGNMENT OF CONTRACTS AND RIGHTS. (a) Upon the terms and subject to the conditions of this Agreement, Buyer agrees to (i) contribute or cause to be contributed to Newco at Closing, free and clear of all Liens, all of its right, title and interest in, to and under (x) the Ordinary Shares, (y) the International Shares and (z) the Purchased Assets Interest and (ii) cause Newco to offer employment to the employees listed on
Schedule 2.3(a) (other than those employees whose employment is terminated by the Buyer or who voluntarily terminate employment between the date hereof and the Closing Date) and those persons (x) to whom the Buyer is currently authorized under its standard employment procedures and policies to offer employment in respect of the International Operations and (y) whom Buyer actually hires as of the Closing Date (the "TRANSFERRED ALLIANCE EMPLOYEES"). In exchange for such contribution and transfer of employees, and after giving effect to Section 2.3(b), the capital accounts in Newco of Buyer and Alliance Delaware will be credited in the amount of $159,200,000 and $1,000,000, respectively, subject to any adjustments pursuant to Section 2.10.

          (b) Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, Buyer agrees to cause Newco, effective at the time of Closing, to assume the Assumed Liabilities Interest. Upon the assumption of the Assumed Liabilities Interest by Newco, Holdings L.P. agrees that no Person shall be entitled to assert any claim against Buyer in connection with the Assumed Liabilities Interest and any such claims may be asserted only against Newco.

          (c) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset Interest or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Newco or Buyer thereunder. Buyer and Newco will use their best efforts (but without any payment of money by Buyer or Newco) to obtain the consent of the other parties to any such Purchased Assets Interest or any claim or right or any benefit arising thereunder for the assignment thereof to Newco as Newco may reasonably request. Except with respect to the consent of Clients set forth in Schedule 5.4(a), if a consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Buyer thereunder so that Newco would not in fact receive all such rights, Buyer and Newco will cooperate in a mutually agreeable arrangement under which Newco would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Newco, or under which Buyer would enforce for the benefit of Newco, with Newco assuming Buyer's obligations, any and all rights of Buyer against a third party thereto. Buyer will promptly pay to Newco when received all monies received by Buyer under any Purchased Asset Interest or any claim or right or any benefit arising thereunder.

          2.4 CONTRIBUTION TO NEWCO OF ASSETS OF HOLDINGS L.P.; ASSUMPTION OF LIABILITIES; ASSIGNMENT OF CONTRACTS AND RIGHTS. (a) Upon the terms and subject to the conditions of this Agreement, Holdings L.P. agrees to contribute to Newco at Closing, free and clear of all Liens, all of Holdings L.P.'s right, title and interest in, to and under an undivided 38.88% interest in the portion of Assets remaining after the purchase by Buyer of the Purchased Assets Interest pursuant to Section 2.2(a) (such undivided 38.88% interest being referred to herein as the "CONTRIBUTED ASSETS INTEREST") as the same shall exist on the Closing Date. In exchange for such contribution, and after giving effect to Section 2.4(b), the capital account of Holdings L.P. in Newco shall be credited in the amount of $13,676,000 (the "CAPITAL CONTRIBUTION").

          (b) Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, Buyer agrees to cause Newco, effective at the time of Closing, to assume an undivided 38.88% interest in the portion of Assumed Liabilities remaining after the assumption of the Assumed Liabilities Interest by Buyer pursuant to Section 2.2(b) (such undivided 38.88% interest being referred to herein as the "CONTRIBUTED LIABILITIES INTEREST").

          (c) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contributed Assets Interest or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Newco or Holdings L.P. thereunder. Holdings L.P. and Newco will use their best efforts (but without any payment of money by Holdings L.P. or Newco) to obtain the consent of the other parties to any such Contributed Assets Interest or any claim or right or any benefit arising thereunder for the assignment thereof to Newco as Newco may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Holdings L.P. thereunder so that Newco would not in fact receive all such rights, Holdings L.P. and Newco will cooperate in a mutually agreeable arrangement under which Newco would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Newco, or under which Holdings L.P. would enforce for the benefit of Newco, with Newco assuming Holding L.P.'s obligations, any and all rights of Holdings L.P. against a third party thereto. Holdings L.P. will promptly pay to Newco when received all monies received by Buyer under any Contributed Assets Interest or any claim or right or any benefit arising thereunder.

          (d) The percentage interests set forth in Section 2.4(a) and 2.4(b) are based on a value of the Units of $19.925 and such percentage interests will be recalculated as of the Closing Date based on the closing price of the Units on the New York Stock Exchange on the day preceding the Closing Date.

          2.5 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES; ASSIGNMENT OF CONTRACTS AND RIGHTS. (a) Upon the terms and subject to the conditions of this Agreement, Buyer agrees to cause Newco to purchase from Holdings L.P. and Holdings L.P. agrees to sell, convey, transfer, assign and deliver to Newco at Closing, free and clear of all Liens, all of Holdings L.P.'s right, title and interest in, to and under an undivided interest in the portion of Assets remaining after the sale of the Purchased Assets Interest pursuant to Section 2.2(a) and the contribution to Newco of the Contributed Assets Interest pursuant to Section 2.4(a) (such undivided interest being referred to herein as the "OTHER PURCHASED ASSETS INTEREST") as the same shall exist on the Closing Date.

          (b) Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to cause Newco to assume an undivided interest in the portion of Assumed Liabilities of Holdings L.P. remaining after the assumption of the Assumed Liabilities Interest pursuant to Section 2.2(b) and the contribution to Newco of the Contributed Liabilities Interest pursuant to Section 2.4(b) (the "OTHER ASSUMED LIABILITIES INTEREST").

          (c) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Other Purchased Assets Interest or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Newco or Holdings L.P. thereunder. Holdings L.P. and Newco will use their best efforts (but without any payment of money by Holdings L.P. or Newco) to obtain the consent of the other parties to any such Other Purchased

Assets Interest or any claim or right or any benefit arising thereunder for the assignment thereof to Newco as Newco may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Holdings L.P. thereunder so that Newco would not in fact receive all such rights, Holdings L.P. and Newco will cooperate in a mutually agreeable arrangement under which Newco would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Newco, or under which Holdings L.P. would enforce for the benefit of Newco, with Newco assuming Holdings L.P.'s obligations, any and all rights of Holdings L.P. against a third party thereto. Holdings L.P. will promptly pay to Newco, when received, all monies received by Holdings L.P. under any Other Purchased Assets Interest or any claim or right or any benefit arising thereunder. In the event that a required consent (other than a consent pursuant to Section 5.4 hereof) is not obtained as contemplated hereby and the failure to obtain a consent would affect a material asset, Holdings L.P. and Newco shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Newco and Holdings L.P., negotiate in good faith an adjustment in the consideration paid by Newco for the Other Purchased Assets Interest, to the extent not otherwise adjusted pursuant to
Section 2.10.

          2.6 SHARE PURCHASE PRICE; ASSET PURCHASE PRICE; OTHER ASSET PURCHASE PRICE. (a) The purchase price for the Ordinary Shares shall be the aggregate of (i) the cash amounts set forth next to each Shareholder's name on Schedule 2.6(a) (the "INITIAL SHARE CASH PROCEEDS"), (ii) the total number of Units set forth next to each Shareholder's name on Schedule 2.6(a) (the "INITIAL SHARE UNIT PROCEEDS," and together with the Initial Share Cash Proceeds, the "INITIAL SHARE PROCEEDS"), and (iii) any adjustments pursuant to Section 2.9 (collectively, the "SHARE PURCHASE PRICE").

          (b) The purchase price for the Purchased Assets Interest shall be the aggregate of (i) $45,825,000 (the "INITIAL ASSET CASH PROCEEDS"), (ii) 882,057 Units (the "INITIAL ASSET UNIT PROCEEDS," and together with the Initial Asset Cash Proceeds, the "INITIAL ASSET PROCEEDS"), and (iii) any adjustments to the Asset Purchase Price pursuant to Section 2.10 (collectively, the "ASSET PURCHASE PRICE"). Holdings L.P. hereby designates the Persons set forth on Schedule 2.6(b) as the recipients of the Initial Asset Cash Proceeds and the Initial Asset Unit Proceeds in the amounts set forth therein. Such amounts shall be distributed by Holdings L.P. to each such Person immediately after the Closing in accordance with Exhibit J and Sellers and Additional Parties agree that Buyer shall not be liable in any respect for such distributed amounts or any losses with respect thereto.

          (c) The purchase price for the Other Purchased Assets Interest shall be (i) the aggregate of one or more notes the aggregate principal amount of which note or notes is $21,500,000 and the form of which is attached hereto as
Exhibit 3 (the "NOTE" or "NOTES," as the case may be) and (ii) any adjustment to the Other Asset Purchase Price pursuant to Section 2.10 (collectively, the "OTHER ASSET PURCHASE PRICE").

          2.7 ALLOCATION OF ASSET PURCHASE PRICE AND OTHER ASSET PURCHASE PRICE. (a) (i) As soon as practicable after the Closing and in any event no later than within 10 days of completion of the final calculation of the Holdings Adjustment Amount pursuant to Section 2.10, Buyer shall deliver to Holdings L.P. a statement (the "ALLOCATION STATEMENT"), setting forth the aggregate value of the Purchased Assets Interest and the Other Purchased Assets Interest, which shall be used for the allocation of the sum of the Asset Purchase Price and the Other Asset Purchase Price (together with the Assumed Liabilities Interest and the Other Assumed Liabilities Interest) among the components of the Purchased Assets Interest and the Other Purchased Assets Interest.

          (b) Holdings L.P. shall have a period of 30 days after the delivery of the Allocation Statement to present in writing to Buyer notice of any objections Holdings L.P. may have to the allocation set forth in the Allocation Statement. Unless Holdings L.P. timely objects, the Allocation Statement shall be binding on the parties without further adjustment.

          (c) If Holdings L.P. shall raise any objections within the 30-day period, Buyer and Holdings L.P. shall negotiate in good faith and use their best efforts to resolve such dispute. If the parties fail to agree within seven days after the delivery of the notice, then the disputed items shall be resolved by KPMG Peat Marwick (New York office), or if such firm declines to act in such capacity, by such other firm of independent internationally recognized accountants chosen and mutually accepted by both parties (the "ACCOUNTING REFEREE"). The Accounting Referee shall resolve the dispute within 30 days of having the item referred to it. The costs, fees and expenses of the Accounting Referee shall be borne equally by Holdings L.P. and Buyer.

          (d) Any adjustment pursuant to Section 2.10 of this Agreement shall be allocated in accordance with the determination mutually agreed by Holdings L.P. and Buyer. In the event that an agreement is not reached within seven days after the determination of Holdings Closing Tangible Book Value and Holdings Excess Available Cash pursuant to Section 2.10, the disputed item(s) shall be resolved pursuant to Section 2.10(c) hereof.

          (e) Holdings L.P. and Buyer agree to report an allocation of the Asset Purchase Price among the components of the Purchased Assets Interest and an allocation of the Other Asset Purchase Price among the components of the Other Purchased Assets Interests in a manner entirely consistent with the Allocation Statement, (including any adjustment made pursuant to Section 2.10 hereof), and agree to act in accordance with such Allocation Statement in the preparation of financial statements and filing of all tax returns (including, without limitation, filing Form 8594 with its federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.

          (f) Not later than 10 days prior to the filing of their respective Form 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

          2.8 CLOSING. The Closing shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York as soon as possible, but in no event later than 10 business days, after satisfaction of the conditions set forth in Article X (except for those conditions which can only be satisfied simultaneously with Closing), or at such other time or place as Buyer and Sellers' Agent may agree. At the Closing:

          (a) Buyer shall deliver the Initial Share Cash Proceeds by wire transfer of immediately available funds to the Persons listed on Schedule 2.6(a) to the accounts at the banks, designated by Sellers' Agent on behalf of each such Person by notice to Buyer, not later than two business days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of such Sellers' Agent in such amount).

          (b) The Buyer will issue to each Shareholder and deliver to Sellers' Agent on behalf of such Shareholder Unit Certificates in respect of the number of Units set forth next to such Shareholder's name on Schedule 2.6(a) or to such other Person as directed in writing by such Shareholders provided such other Person would qualify as a permitted transferee in accordance with the restrictions on transfer set forth in Article XII hereof.

          (c) Sellers' Agent shall, on behalf of the Shareholders deliver to Buyer bearer warrants for the Ordinary Shares.

          (d) Buyer shall deliver to each Persons listed on Schedule 2.6(b) the portion of the Initial Asset Cash Proceeds set forth next to each such Person's name in immediately available funds by wire transfer to an account designated by Seller's Agent, by notice to Buyer, not later than two business days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of such Person in such amount), provided that no wire transfers shall be made in respect of any amount less than $1,000,000.

          (e) Buyer will issue and deliver to Holdings L.P. Unit Certificates in respect of the Initial Asset Unit Proceeds.

          (f) Holdings L.P. and Buyer shall enter into an assignment and assumption agreement (the "FIRST ASSIGNMENT AND ASSUMPTION AGREEMENT") substantially in the form attached hereto as Exhibit A-1, and Holdings L.P. shall deliver to Buyer such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (the "FIRST CONVEYANCE DOCUMENTS") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets Interest.

          (g) Buyer shall deliver to Newco certificates for the International Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed to the necessary stock transfer form so that such form is duly stamped for any applicable stamp duty purposes.

          (h) Buyer and Newco shall enter into the First Services Agreement and the Second Services Agreement attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

          (i) Buyer shall deliver to Newco bearer warrants for the Ordinary Shares.

          (j) Buyer and Newco shall enter into an assignment and assumption agreement (the "SECOND ASSIGNMENT AND ASSUMPTION AGREEMENT") substantially in the form attached hereto as Exhibit A-2, and Buyer shall deliver to Newco such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (the "SECOND CONVEYANCE DOCUMENTS") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Newco all right, title and interest in, to and under the Purchased Assets Interest.

          (k) Holdings L.P. and Newco shall enter into an assignment and assumption agreement in respect of the Contributed Assets Interest and the Other Purchased Assets Interest (the "THIRD ASSIGNMENT AND ASSUMPTION AGREEMENT") substantially in the form attached hereto as Exhibit A-3, and Holdings L.P. shall deliver to Newco such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (the "THIRD CONVEYANCE DOCUMENTS") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Newco all right, title and interest in, to and under the Contributed Assets Interest and the Other Purchased Assets Interest.

          (l) Newco shall deliver the Note to the Persons listed on Schedule 2.8(l) and in the principal amount set forth next to each such Person's name.

          (m) Holdings L.P. shall deliver to Buyer such certificates, instruments and other documents as Buyer may request in order to effect the sale and transfer of its Eaton Partnership Interest to Buyer and to admit Buyer or any of its Subsidiaries as the general partner of Eaton and Buyer shall deliver to Newco such certificates, instruments and other documents as Newco may request in order to effect the same to Newco and to admit Newco as a general partner of Eaton.

          (n) Buyer, Alliance Delaware and Holdings L.P. shall execute the LLC Agreement to amend the Existing Agreement (as defined in the LLC Agreement) and to admit Holdings L.P. as a member of Newco, which LLC Agreement shall set forth the respective ownership and interests of the members, and be the operating agreement, of Newco in effect immediately after the transactions described in Sections 2.1 through 2.5.

          (o) Buyer and those Persons who receive Units pursuant to Section 2.6(a) or 2.6(b) shall enter into the Registration Rights Agreement attached as
Exhibit 3.

          (p) Each of the Additional Parties who are partners of Holdings L.P. agree to enter into an amendment to amend the Holdings L.P. Agreement to the effect set forth in Exhibit J and to make the distributions contemplated thereby which distributions shall be made immediately following the Closing. Sellers agree that Buyer is in no way liable with respect to such distributions or any losses incurred in connection therewith.

          All of the actions to be taken and all of the documents to be executed and delivered at the Closing as described herein shall be deemed to have been taken, executed and delivered simultaneously.

          2.9 SHARE PURCHASE PRICE ADJUSTMENT. (a)(i) If Limited Closing Tangible Book Value exceeds Limited Base Tangible Book Value, the initial Share Purchase Price shall be increased by the amount of such excess; PROVIDED that, if Limited Excess Available Cash is a negative amount, such increased Share Purchase Price shall be decreased by the negative Limited Excess Available Cash amount; and (ii) if Limited Base Tangible Book Value exceeds Limited Closing Tangible Book Value, the initial Share Purchase Price shall be decreased by the amount of such excess; PROVIDED that, if Limited Excess Available Cash is a negative amount, the initial Share Purchase Price shall be decreased by the greater of (A) the amount of such excess and (B) the negative Limited Excess Available Cash amount (the net amount of any such adjustment to the initial Share Purchase Price pursuant to clause (i) or (ii) being hereinafter referred to as the "SHARE ADJUSTMENT AMOUNT"). The Share Adjustment Amount shall bear interest at a rate of 6% per annum from and including the Closing Date to the date of payment in respect of such Share Adjustment Amount. If the initial Share Purchase Price shall be decreased as a result of the adjustments described above, the Share Adjustment Amount plus interest thereon shall be paid (x) by the Shareholders (other than EPL) to Buyer, at the option of Buyer, (i) as a setoff to the amount otherwise owed by Newco in respect of the principal on the Note, or (ii) in cash by wire transfer to one or more bank accounts designated by Buyer and (y) by EPL in cash by wire transfer to one or more bank accounts specified by Buyer. If the initial Share Purchase Price shall be increased as a result of the adjustments described above, an amount equal to the Share Adjustment Amount shall be paid to Shareholders in cash by Buyer by wire transfer to one or more bank accounts designated by the Sellers' Agent on behalf of the Shareholders. If Sellers' Agent does not deliver a written notice setting forth all objections ("NOTICE OF OBJECTIONS") to the Limited Closing Date Balance Sheet within the 20-day period set forth in Section 2.9(c) hereof, the Share Adjustment Amount, calculated pursuant to the Limited Closing Date Balance Sheet delivered pursuant to Section 2.9(b) shall be payable by Buyer or Shareholders, as the case may be, no later than the 25th day after Shareholders receive the Limited Closing Date Balance Sheet (or, if earlier, the fifth business day after Sellers' Agent notifies Buyer that it will not deliver a Notice of Objections).

          (b) Within 60 days after the Closing Date, Buyer shall prepare and deliver to Shareholders and Sellers' Agent the Limited Closing Date Balance Sheet, together with an unqualified report thereon of the Accounting Referee, and a certificate based on such Limited Closing Date Balance Sheet setting forth Buyer's calculation of Limited Closing Tangible Book Value and Limited Excess Available Cash. Shareholders agree to provide Buyer with access to the books and records of Limited and its Subsidiaries and to assist Buyer in the preparation of the Limited Closing Date Balance Sheet. The Limited Closing Date Balance Sheet shall and the unqualified report thereon shall provide that the Limited Closing Date Balance Sheet does (x) fairly present the consolidated financial position of Limited as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Limited Balance Sheet, (y) include line items substantially consistent with those in the Limited Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Limited Balance Sheet.

          (c) In the event Sellers' Agent disputes any amount reflected on the Limited Closing Date Balance Sheet or calculation of Limited Closing Tangible Book Value or Limited Excess Available Cash, and resolution of such disagreement could affect the adjustment to the Share Purchase Price pursuant to subparagraph
(a) hereof, Sellers' Agent shall deliver to Buyer within 20 days immediately following receipt by Shareholders of the Limited Closing Date Balance Sheet a Notice of Objections. The Notice of Objections shall set forth in reasonable detail the basis for each objection included therein. If Sellers' Agent fails to deliver a Notice of Objections within such 20-day period, Sellers' Agent and Shareholders shall be deemed to have accepted the Limited Closing Date Balance Sheet. If Sellers' Agent and Buyer shall not, within the next 20 days immediately following receipt of the Notice of Objections, resolve each such item of disagreement, Sellers' Agent and Buyer immediately shall refer those unresolved items in dispute for binding resolution by the Accounting Referee. The Accounting Referee shall resolve all of the items in dispute within 30 days after such referral, and such resolution shall be conclusive and binding on Buyer and Shareholders; provided, however, Buyer and Shareholders shall not be entitled to challenge or dispute, and the Accounting Referee shall have no authority to adjust, any item of any kind on the calculation of Limited Closing Tangible Book Value or Limited Excess Available Cash or on the Limited Closing Date Balance Sheet not objected to by Shareholders in the Notice of Objections. After resolving the issue in dispute, the Accounting Referee shall, subject to the foregoing, prepare and deliver to each of the parties the conclusive Limited Closing Date Balance Sheet and a statement of the Share Adjustment Amount and such Share Adjustment Amount shall be payable by Buyer or Shareholders, as the case may be, no later than the 25th day after receipt of such statement by the respective parties. The fees and disbursements of the Accounting Referee, if any, shall be borne (A) by Buyer if the difference between the Share Adjustment Amount and Buyer's calculation of the Share Adjustment Amount is greater than the difference between the Share Adjustment Amount and Shareholders' calculation of the Share Adjustment Amount, (B) by Shareholders if the first such difference is less than the second such difference and (C) otherwise equally by Buyer and Shareholders.

          2.10 PURCHASE PRICE ADJUSTMENT. (a)(i) If Holdings Closing Tangible Book Value exceeds Holdings Base Tangible Book Value, the Asset Purchase Price, the Other Asset Purchase Price and the Capital Contribution (collectively, the "HOLDINGS PURCHASE PRICE") shall be increased by the amount of such excess; PROVIDED that, if Holdings Excess Available Cash is a negative amount, such increased Holdings Purchase Price shall be decreased by the negative Holdings Excess Available Cash amount; and (ii) if Holdings Base Tangible Book Value exceeds Holdings Closing Tangible Book Value, the initial Holdings Purchase Price shall be decreased by the amount of such excess; PROVIDED that, if Holdings Excess Available Cash is a negative amount, the initial Holdings Purchase Price shall be decreased by the greater of (A) the amount of such excess and (B) the negative Holdings Excess Available Cash amount (the net amount of any such adjustment to the initial Holdings Purchase Price pursuant to clause (i) or (ii) being hereinafter referred to as the "HOLDINGS ADJUSTMENT AMOUNT"). The Holdings Adjustment Amount shall bear interest at a rate of 6% per annum from and including the Closing Date to the date of payment in respect of such Adjustment Amount. 64.32%, 21.81% and 13.87%, respectively, which percentages are subject to change as provided in, and in accordance with, Sections 2.2(d) and 2.4(d) of the Holdings Adjustment Amount shall be attributed to the Asset

Purchase Price, the Other Asset Purchase Price and the Capital Contribution, respectively (each such allocated portion of the Holdings Adjustment Amount being referred to herein as the "ASSET ADJUSTMENT AMOUNT," the "OTHER ASSET ADJUSTMENT AMOUNT" and the "CAPITAL CONTRIBUTION ADJUSTMENT AMOUNT," respectively). If the initial Holdings Purchase Price shall be decreased as a result of the adjustments in clauses (i) and (ii) above, (x) the Asset Adjustment Amount plus interest thereon shall be paid to Buyer by Holdings L.P. at the option of Buyer, (a) as a setoff to the amount otherwise owed by Newco in respect of the principal on the Note, or (b) in cash by wire transfer to a bank account designated by Buyer; and (y) the Other Asset Adjustment Amount and the Capital Contribution Adjustment Amount plus interest thereon shall be paid to Newco by Holdings L.P. at the option of Newco, (a) as a setoff to the amount otherwise owed by Newco in respect of the principal on the Note or (b) in cash by wire transfer to a bank account designated by Newco. If the initial Holdings Purchase Price is increased as a result of the adjustments described above, (x) an amount equal to the Asset Adjustment Amount shall be paid to Holdings L.P. in cash by Buyer by wire transfer to a bank account or accounts designated by Holdings L.P. and (y) an amount equal to the Other Asset Adjustment Amount and the Capital Contribution Adjustment Amount shall be paid to Holdings L.P. in cash by Newco by wire transfer to a bank account or accounts designated by Holdings L.P. Notwithstanding the foregoing, not less than one-third of the Asset Adjustment Amount, the Other Asset Adjustment Amount and the Capital Contribution Amount payable by Holdings L.P., if any, must be paid in cash and may not be set off against the Note. If Holdings L.P. does not deliver a Notice of Objections to the Holdings Closing Date Balance Sheet within the 20-day period set forth in Section 2.10(c) hereof, the respective allocations of the Holdings Adjustment Amount, calculated pursuant to the Holdings Closing Date Balance Sheet delivered pursuant to Section 2.10(b) shall be payable by Buyer, Newco or Holdings L.P., as the case may be, no later than the 25th day after Holdings L.P. receives the Closing Date Balance Sheet (or, if earlier, the fifth business day after Holdings L.P. notifies Buyer that it will not deliver a Notice of Objections).

          (b) Within 60 days after the Closing Date, Buyer shall prepare and deliver to Holdings L.P. the Holdings Closing Date Balance Sheet, together with an unqualified report thereon of the Accounting Referee, and a certificate based on such Holdings Closing Date Balance Sheet setting forth Buyer's calculation of Holdings Closing Tangible Book Value and Holdings Excess Available Cash. Holdings L.P. agrees to provide Buyer with access to the books and records of Holdings L.P. and its Subsidiaries and to assist Buyer in the preparation of the Holdings Closing Date Balance Sheet. The Holdings Closing Date Balance Sheet shall and the unqualified report thereon shall provide that the Holdings Closing Date Balance Sheet does, (x) fairly present the consolidated financial position of Holdings L.P. as at the close of business on the Closing Date in accordance with GAAP applied on a basis consistent with those used in the preparation of the Holdings Balance Sheet, (y) include line items substantially consistent with those in the Holdings Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Holdings Balance Sheet.

          (c) In the event Holdings L.P. disputes any amount reflected on the Holdings Closing Date Balance Sheet or calculation of Holdings Closing Tangible Book Value or Holdings

Excess Available Cash, and resolution of such disagreement could affect the adjustment to the Asset Purchase Price, the Other Asset Purchase Price or the Capital Contribution pursuant to subparagraph (a) hereof, Holdings L.P. shall deliver to Buyer within 20 days immediately following receipt by Holdings L.P. of the Holdings Closing Date Balance Sheet a Notice of Objections. The Notice of Objections shall set forth in reasonable detail the basis for each objection included therein. If Holdings L.P. fails to deliver a Notice of Objections within such 20-day period, Holdings L.P. shall be deemed to have accepted the Holdings Closing Date Balance Sheet. If Holdings L.P. and Buyer shall not, within the next 20 days immediately following receipt of the Notice of Objections, resolve each such item of disagreement, Holdings L.P. and Buyer immediately shall refer those unresolved items in dispute for binding resolution by the Accounting Referee. The Accounting Referee shall resolve all of the items in dispute within 30 days after such referral, and such resolution shall be conclusive and binding on Buyer and Holdings L.P.; provided, however, Buyer and Holdings L.P. shall not be entitled to challenge or dispute, and the Accounting Referee shall have no authority to adjust, any item of any kind in the calculation of Holdings Closing Tangible Book Value or Holdings Excess Available Cash or on the Holdings Closing Date Balance Sheet not objected to by Holdings L.P. in the Notice of Objections. After resolving the issue in dispute, the Accounting Referee shall, subject to the foregoing, prepare and deliver to each of the parties the conclusive Holdings Closing Date Balance Sheet and a statement of the Holdings Adjustment Amount and such Holdings Adjustment Amount shall be payable by Buyer or Holdings L.P., as the case may be, no later than the 25th day after receipt of such statement by the respective parties. The fees and disbursements of the Accounting Referee, if any, shall be borne (A) by Buyer if the difference between the Holdings Adjustment Amount and Buyer's calculation of the Holdings Adjustment Amount is greater than the difference between the Holdings Adjustment Amount and Holdings L.P.'s calculation of the Holdings Adjustment Amount, (B) by Holdings L.P. if the first such difference is less than the second such difference and (C) otherwise equally by Buyer and Holdings L.P.

          2.11  SELLERS' AGENT.

          (a) In order to administer efficiently (i) the implementation of this Agreement by the Sellers, and (ii) the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated hereby (provided, however that with respect to the waiver of any material condition, the Sellers must be consulted), the Sellers hereby designate Richard I. Morris, Jr. as their representative and agent (the "Sellers' Agent"). The Sellers' Agent shall be a fiduciary with respect to each Seller, and shall act in the best interests of each Seller, respectively.

          (b) The Sellers hereby authorize the Sellers' Agent on their respective behalfs (i) to take all action necessary at or prior to Closing (including without limitation the execution and delivery of certificates and other documents) in connection with the implementation of the Transaction Documents on behalf of the Sellers or the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated hereby (provided, however that with respect to the waiver of any material condition, the Sellers must be consulted), (ii) to give and receive all notices required to be given at or prior to Closing under the Transaction Documents, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers by the terms of the Transaction Documents at or prior to Closing, including without limitation, the execution and delivery of documents to transfer the Ordinary Shares to Buyer; provided, however, that the Sellers' Agent shall not have authority to commence legal proceedings on behalf of the Sellers without their consent and shall have no authority to take action outside of the United States of America.

          (c) In the event that the Sellers' Agent dies, becomes legally incapacitated or resigns from such position, Hugh M. Eaton III shall fill such vacancy and shall be deemed to be the Sellers' Agent for all purposes of this Agreement; however, no change in the Sellers' Agent shall be effective until Buyer is given notice of it by the Sellers.

          (d) All decisions and actions by the Sellers' Agent shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

          (e)  By its execution of this Agreement, each Seller agrees that:

               (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Sellers' Agent as to any actions taken or permitted to be taken by the Sellers or the Sellers' Agent pursuant to this Section 2.11 and any actions specifically designated in this Agreement as actions to be taken by the Seller's Agent, and, when applicable, Buyer and Newco shall be entitled to rely without further inquiry upon the representation of Sellers' Agent that he shall have consulted Sellers and no party hereunder shall have any cause of action against Buyer or Newco for any action taken by Buyer in reliance upon the instructions or decisions of the Sellers' Agent;

               (ii) all actions, decisions and instructions of the Sellers' Agent shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Sellers' Agent for any action taken, decision made or instruction given by the Sellers' Agent under this Agreement, except for fraud or willful breach of this Agreement by the Sellers' Agent; and

               (iii) the provisions of this Section 2.11 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Sellers to the Sellers' Agent and shall be binding upon the executors, heirs, legal representatives and successors of each Seller provided that in any event the power of attorney hereby created shall be revoked immediately following Closing (except with respect to the Sellers' Agents duties thereafter as expressly provided hereunder) and upon any breach of the Sellers' Agent's duties hereunder, provided Buyer may rely upon the Sellers' Agent until it has actual knowledge of any such breach.

          (f) Reasonable out-of-pocket costs and expenses of Sellers' Agent, if any, shall be borne by the Sellers in proportion to the consideration they receive under Section 2.6 of this Agreement.

          (g) Where necessary to give effect to the provisions of this Section 2.11, the Sellers shall each execute a power of attorney conferring on the Seller's Agent the power mentioned in (b) above.



                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF ADDITIONAL PARTIES AND SELLERS

          Unless otherwise expressly set forth herein, the representation and warranties contained in this Article III are made to the Buyer as of the date hereof and as of the Closing Date by each of the Sellers (other than EPL) jointly and severally with each of the other Sellers and Additional Parties (other than FAWI) in its Selling Group. None of the representations and warranties contained in this Article III shall be made by EPL or FAWI except as explicitly set forth in Sections 3.1(c), 3.4, 3.5(i) and 3.7.

          3.1 CORPORATE EXISTENCE, POWER AND AUTHORIZATION. (a) Each of Limited and the Limited Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all licenses, authorizations, permits, consents and approvals, governmental or otherwise, required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Each of Limited and the Limited Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Sellers have heretofore delivered to Buyer true and complete copies of the Organizational Documents as currently in effect for each of Limited and the Limited Subsidiaries.

          (b) The execution, delivery and performance by each of Limited and the Limited Subsidiaries of the Transaction Documents to which each such entity is a party are within such entity's corporate powers and have been duly authorized by all necessary corporate action on the part of such entity. Each Transaction Document to which Limited or the Limited Subsidiaries is a party constitutes a valid and binding agreement of each of Limited and the Limited Subsidiaries which is a party thereto enforceable in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (c) Each Seller Corporation (including EPL and FAWI), jointly and severally with each other Person in its Selling Group, makes the following representations and warranties with respect to such Seller Corporation but not with respect to any other Seller Corporation that is not in its Selling Group:

          (i) Such Seller Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has all corporate powers and all licenses, authorizations, permits, consents and approvals, governmental or otherwise, required to carry on its business as now conducted, except where the failure to have such powers, licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Such Seller Corporation is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where failure to do so would not have a Material Adverse Effect.

          (ii) The execution, delivery and performance by such Seller Corporation of the Transaction Documents to which it is a party are within such entity's corporate powers and have been duly authorized by all necessary corporate action on the part of such entity. Each Transaction Document to which such Seller Corporation is a party constitutes a valid and binding agreement of such Seller Corporation enforceable against it in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          3.2 PARTNERSHIP EXISTENCE, POWER AND AUTHORIZATION. (a)(i) Eaton is the only Subsidiary of Holdings L.P. and is a general partnership duly organized and validly existing under the laws of New York pursuant to the Eaton Partnership Agreement. Pursuant to the Assignment Agreement dated as of July 11, 1986 executed by Hugh M. Eaton III and the Acceptance dated as of July 11, 1986 executed by HME Partners, Inc. ("HMEP"), Hugh M. Eaton III assigned his partnership interest in Eaton to HMEP and HMEP replaced Hugh M. Eaton III as a general partner of Eaton. Pursuant to the Subscription Agreement dated as of June 29, 1990 among HMESLP Inc., Eric Auboyneau, the predecessor in interest to the Re Trust, Richard Morris, Jr., John Ricciardi, and HMEP International Advisory Associates Inc. as general partners to Holdings L.P., HMEP assigned its partnership interest in Eaton to Holdings L.P., and pursuant to the Instrument of Assumption dated as of June 29, 1990 executed by Holdings L.P., Holdings L.P. assumed all of the obligations of HMEP, which Instrument of Assumption was acknowledged by HMEP before a notary.

          (b) Holdings L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.

          (c) Each of Eaton and Holdings L.P. (each, a "PARTNERSHIP" and collectively, the "PARTNERSHIPS") has all partnership powers and all licenses, authorizations, permits, consents and approvals, governmental or otherwise, required to carry on its business as now conducted.

Each of the Partnerships is duly qualified to do business as a foreign partnership and is in good standing in each jurisdiction where such qualification is necessary. The Sellers have heretofore delivered to Buyer true and complete copies of the Organizational Documents for each of the Partnerships as currently in effect.

          (d) The execution, delivery and performance by Holdings L.P. of the Transaction Documents to which Holdings L.P. is a party are within its legal powers, rights and authority and have been duly authorized by all necessary action on the part of Holdings L.P. This Agreement constitutes, and when executed, the Transaction Documents to which it is a party will constitute, a valid and binding agreement of Holdings L.P. enforceable in accordance with its terms, except as (a) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

          3.3 INDIVIDUAL ENFORCEABILITY; TRUST ENFORCEABILITY. (a) Each individual set forth on Schedule 1.1 or Schedule 1.2, jointly and severally with each other Person in its Selling Group, makes the following representation and warranty with respect to such individual but not with respect to any other individual that is not in its Selling Group. This Agreement constitutes, and when executed, each of the Transaction Documents to which such individual is a party, will constitute, a valid and binding agreement of such individual.

          (b) The Trustees of each Trust, jointly and severally with each other Person in that Trust's Selling Group, make the following representations and warranties with respect to that Trust of which they are trustees but not with respect to any other Trust:

          (i) The Trust of which they are Trustees is a duly constituted trust, created under the laws of the jurisdiction in which it is organized. Such Trust is validly existing and the Trustees are the duly appointed trustees thereof.

          (ii) The execution, delivery and performance by the Trustees of each such Trust of the Transaction Documents to which such Trustees are parties are within the Trustees' powers and have been duly authorized by all necessary action under the Organizational Document of each such Trust. Each Transaction Document to which the Trustees of each such Trust are parties constitutes a valid and binding agreement of such Trustees enforceable against them in their capacity as Trustees of such Trust, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.


          3.4 GOVERNMENTAL AUTHORIZATION. Each Seller (including EPL) jointly and severally with each other Person in its Selling Group (including with respect to EPL, FAWI), makes the following representations and warranties with respect to each member of its Selling Group but not with respect to any other Seller or Additional Party: The execution, delivery and performance by such Seller and such Additional Party of the Transaction Documents to which such Seller or Additional Party is a party require no action by or in respect of, or filing with, any governmental body, agency, or official other than (i) compliance with the HSR Act, (ii) filing of amended Forms ADVs under the Investment Advisers Act and of amended Forms 7-Rs and 3-Rs under the Commodity Exchange Act reflecting the transactions contemplated by the Transaction Documents, (iii) compliance with applicable regulations under the Commodity Exchange Act and the National Futures Association, (iv) (a) prior notification to IMRO and IMRO's clearance of the changes of control of Eaton and Cursitor Management Limited and Draycott in accordance with Chapter IV of the IMRO Rules and, if enacted as currently contemplated, Part VII of the Investment Services Regulations 1995 if applicable and (b) lodging of particulars of the Transaction Documents with the Director General of Fair Trading pursuant to the Restrictive Trade Practices Act 1976, (v) (a) notification to the Ontario Securities Commission of the change in the holders of the voting securities of Eaton and any change in the partners, directors, officers and registered address of Eaton within 5 days of the Closing Date as required pursuant to Section 33 of the SECURITIES ACT (Ontario) and (b) notification at least 30 days prior to Closing to the Director under the SECURITIES ACT (Ontario) pursuant to Section 104(1) of the regulations promulgated under such statute and confirmation that the Director did not raise any objection to the transactions contemplated herein; and (vi) submission to the IML of a draft notification to the shareholders of the Luxembourg Fund.

          3.5 NON-CONTRAVENTION. (i) Each Seller (including EPL) jointly and severally with each other Person in its Selling Group (including with respect to EPL, FAWI), makes the following representations and warranties with respect to each member of its Selling Group but not with respect to any other Seller or Additional Party: The execution, delivery and performance by each such Seller and each such Additional Party of the Transaction Documents to which such Seller or such Additional Party is a party do not and will not in any material respect
(a) violate the Organizational Documents of the Seller Corporations, the Companies, the Trusts, or any of their respective Affiliates (other than any Subsidiary of the Companies), (b) assuming compliance with the matters referred to in Section 3.4 and the provision of notice as contemplated in Section 5.5(a) and 5.5(b), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Seller or Additional Party or its Affiliates (other than the Companies and their Subsidiaries) or to a loss of any benefit to which such Seller or Additional Party or Affiliates (other than the Companies and their Subsidiaries) is entitled under, any agreement or other instrument binding upon such Seller or Additional Party or its Affiliates (other than the Companies and their Subsidiaries) or any license, franchise, permit or other similar authorization held by such Seller or Additional Party or its Affiliates (other than the Companies and their Subsidiaries), except as set forth in Schedule 3.5 hereto or
(d) result in the creation or imposition of any Lien on any asset of such Seller or Additional Party or its Affiliates (other than the Companies and their Subsidiaries).

          (ii) Each Seller (other than EPL), jointly and severally with each other Person in its Selling Group (other than FAWI), makes the following representations and warranties with respect to each member of its Selling Group but not with respect to any other Seller or

Additional Party: The execution, delivery and performance by such Seller or Additional Party of the Transaction Documents to which such Seller or Additional Party is a party do not and will not (a) violate the Organizational Documents of any Subsidiary of the Companies, (b) except with respect to contracts or agreements with Clients as to which consent is sought is accordance with the procedures described in Section 5.4(a), require any consent or other action by any Person under, constitute a default under or give rise to any right or termination, cancellation or acceleration of any right or obligation of the Companies or their Subsidiaries, or to a loss of any benefit to which any of the Companies or their Subsidiaries is entitled under any agreement or other instrument binding upon the Companies or their Subsidiaries or any license, franchise, permit, or similar authorization held by the Companies or their Subsidiaries; or (c) result in the creation or imposition of any Lien on any asset of the Companies or their Subsidiaries, except to the extent such violation, failure to obtain consent or other action, default, right, loss or imposition of a Lien would not individually or in the aggregate have a Material Adverse Effect.

          3.6 CAPITALIZATION. Each Seller and each Additional Party (excluding EPL and FAWI), jointly and severally with each other Seller and Additional Party makes the following representations and warranties:

          (a) The Eaton Partnership Agreement evidences all outstanding Eaton Partnership Interests and is a valid and binding agreement of Holdings L.P. and Cursitor Management Limited. Cursitor Management Limited and Holdings L.P. have been duly admitted as the only general partners of Eaton and beneficially own and hold all outstanding Eaton Partnership Interests. Except as set forth in this Section 3.6(a), there are no outstanding (i) Eaton Partnership Interests or other ownership interests in, or voting securities of, Eaton, (ii) securities of Eaton convertible into or exchangeable for Eaton Partnership Interests or other ownership interests in, or voting securities of, Eaton, or (iii) options or other rights to acquire from Eaton, or other obligations of Eaton to issue, any Eaton Partnership Interests, voting securities or securities convertible into or exchangeable for Eaton Partnership Interests or voting securities of Eaton (the items in clauses 3.6(a)(i), 3.6(a)(ii) and 3.6(a)(iii) being referred to collectively as the "EATON SECURITIES"). There are no outstanding obligations of any of the Sellers, the Additional Parties, the Companies, or any of their respective Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any Eaton Securities.

          (b) The Holdings Limited Partnership Agreement evidences all outstanding Holdings L.P. Interests and is a valid and binding agreement of the parties thereto. Each of the parties thereto have been duly admitted as the only partners of Holdings L.P. and beneficially own and hold all outstanding Holdings L.P. Interests. Except as set forth in this Section 3.6(b), there are no outstanding (i) Holdings L.P. Interests or other ownership interests in, or voting securities of, Holdings L.P., (ii) securities of Holdings L.P. convertible into or exchangeable for Holdings L.P. Interests or other ownership interests in, or voting securities of, Holdings L.P., or (iii) options or other rights to acquire from Holdings L.P., or other obligations of Holdings L.P. to issue, any Holdings L.P. Interests, voting securities or securities convertible or exchangeable for Holdings L.P. Interests or voting securities of Holdings L.P. (the items in clauses 3.6(b)(i), 3.6(b)(ii) and 3.6(b)(iii) being referred to collectively as the "HOLDINGS L.P. SECURITIES"). There are no outstanding obligations of any of the Sellers, the Additional Parties, the Companies, or any of their respective Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any Holdings L.P. Securities.

          (c) (i) The authorized capital stock of Limited consists of 150,000 Deferred Shares and 150,000 Ordinary Shares. The Ordinary Shares have the exclusive right to receive dividends and other distributions in respect of Limited's profits and the exclusive right to vote in respect of Limited's affairs. Upon a winding-up of Limited, the Ordinary Shares shall have priority over the Deferred Shares in respect of Limited's assets. The only right attaching to the Deferred Shares is a right to receive a repayment of the nominal L0.01 of capital on each Deferred Share in a winding-up of Limited. As of the date hereof, there were outstanding 150,000 Deferred Shares and 150,000 Ordinary Shares. All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this
Section 3.6(c) or as provided in Section 5.13, there are no outstanding
(A) shares of capital stock or voting securities of Limited, (B) securities of Limited convertible into or exchangeable for shares of capital stock or voting securities of Limited or (C) options or other rights to acquire from Limited, or other obligation of Limited to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Limited (the items in clauses (A), (B) and (C) being referred to collectively as the "LIMITED SECURITIES"). There are no outstanding obligations of any of the Sellers, the Additional Parties, the Companies, or any of their respective Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any Limited Securities.

          (ii) All Limited Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 3.6(c)(ii) and all of the outstanding capital stock of, or other voting securities or ownership interests in, each such Subsidiary, is owned by Limited, directly or indirectly (other than directors' qualifying shares specifically identified as such on Schedule 3.6(c)(ii)), free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). Except as set forth in Schedule 3.6(c)(ii), there are no Subsidiaries of Limited. Except as set forth in this Section 3.6, there are no outstanding (A) shares of capital stock or voting securities of any Limited Subsidiary, (B) securities of any Limited Subsidiary or either Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Limited Subsidiary or (C) options or any other rights to acquire from any Limited Subsidiary or either Company, or other obligation of any Limited Subsidiary or either Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Limited Subsidiary (the items in clauses (A), (B) and (C) being referred to collectively as the "LIMITED SUBSIDIARY SECURITIES"). There are no outstanding obligations of any of the Sellers, the Additional Parties, the Companies, or any of their respective Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any outstanding Limited Subsidiary Securities.

          (d) The indemnification percentages set forth in Schedule 11.2 next to the name of each Selling Group equal the respective percentages of ownership in the Companies and their Subsidiaries of the Shareholders (with respect to Limited) and the partners of Holdings L.P.

(with respect to Holdings L.P.) and the respective percentages of the total consideration payable under this Agreement to each such Selling Group.

          3.7 OWNERSHIP OF SHARES. Each Shareholder (including EPL), jointly and severally with each other Person in its Selling Group (including with respect to EPL, FAWI), makes the following representations and warranties with respect to such Shareholder but not with respect to any other Shareholder that is not in the Selling Group: except as listed on Schedule 3.7 hereto, such Shareholder is the holder of record and the beneficial owner of the Ordinary Shares and the Deferred Shares specified on Schedule 3.7 opposite such Shareholder's name, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), and will transfer and deliver or cause to be transferred and delivered to Buyer at the Closing valid title to the Ordinary Shares free and clear of any Lien and any such limitation or restriction.

          3.8 FINANCIAL STATEMENTS. (a) The audited consolidated balance sheets of each of the Companies as of December 31, 1993 and 1994 and the related audited consolidated statements of income, changes in partners' capital, in the case of Holdings L.P., and cash flows for each of the years ended December 31, 1993 and 1994 and the unaudited consolidated balance sheet of each of the Companies as of September 30, 1995, and the related consolidated statements of income, changes in partner's capital, in the case of Holdings L.P., and cash flows for the nine-month period ended September 30, 1995, all set forth in Schedule 3.8, present fairly, in all material respects, the consolidated financial position of each of the Companies as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended in conformity with generally accepted accounting principles in the U.K., in the case of Limited, and in the U.S., in the case of Holdings L.P., in each case applied on a consistent basis.

          (b) The audited aggregated consolidated balance sheet of the Companies as of December 31, 1994 and the related audited aggregated consolidated statements of income for the year ended December 31, 1994 and the unaudited aggregated consolidated balance sheet of the Companies as of September 30, 1995 and the related unaudited aggregated consolidated statements of income, for the nine month period ended September 30, 1995, set forth in Schedule 3.8, present fairly, in all material respects, the aggregated consolidated financial position of the Companies as of the dates thereof and their aggregated results of operations for the periods then ended on the basis set forth therein.

          (c) The pro forma aggregated balance sheet of the Companies as of September 30, 1995 and the pro forma aggregated consolidated statements of income for the year ended December 31, 1994 and the nine months ended September 30, 1995, set forth in Schedule 3.8, present fairly, in all material respects, the aggregated consolidated financial position of the Companies as of the date thereof and their aggregated results of operations for such periods, presented in a manner that excludes HMEIAA LP and, with respect to the aforementioned balance sheet only, as adjusted to reflect the Draycott Transaction, and are prepared on the basis set forth in the audited aggregated income statement and balance sheet for the year ended December 31, 1994.

          (d) The Principals have delivered true and correct copies of the audited balance sheets of each Sponsored Fund furnished to them by each such Sponsored Fund as of December 31, 1994 and December 31, 1993 and the related financial statements for the years ended December 31, 1994 and 1993 (or in the case of a Sponsored Fund that does not have a fiscal year ending on December 31, the last day of such Sponsored Fund's most recent comparable fiscal year), and the unaudited balance sheet of each Sponsored Fund as of September 30, 1995 (or in the case of a Sponsored Fund that does not have a fiscal quarter ending on September 30, the last day of such Sponsored Fund's most recent comparable fiscal quarter or in the case of a Sponsored Fund that does not customarily distribute quarterly financial information, the last day of such Sponsored Fund's most recent fiscal year) and the related unaudited financial statements for the period then ended, and nothing has come to the attention of any Seller or Additional Party to cause them to believe that such financial statements have not been prepared in accordance with generally accepted accounting principles in the jurisdiction in which each such Sponsored Fund is domiciled, consistently applied, except as otherwise disclosed therein, and that such financial statements do not present fairly, in all material respects, the financial position and other financial results of each such Sponsored Fund at the dates, and for the periods, stated therein.

          (e) The Principals have delivered true and correct copies of the unaudited balance sheets of Draycott furnished to them by Draycott as of December 31, 1994 and as of June 30, 1995 and the related statements of income for such periods then ended and nothing has come to the attention of any Seller or Additional Party to cause them to believe that such financial statements have not been prepared in accordance with GAAP (except that such financial statements do not include any notes thereto) and that such financial statements do not present fairly, in all material respects, the financial position and other financial results of Draycott, at the dates, and for the periods stated therein, except that the unaudited balance sheet as of June 30, 1995 is subject to customary year-end adjustments.

          (f) All material fees, payments or reimbursements due and owing from and to each of the Companies and their respective Subsidiaries from and to any and all of each of their Clients and all fees, payments or reimbursements due and owing to each of the Companies and their respective Subsidiaries from and to TCW are fully and accurately set forth in the financial statements referred to in this Section 3.8. All of the accrued, unpaid investment management and advisory fees and other receivables reflected in such financial statements represent valid obligations owing to the Companies and their respective Subsidiaries and except to the extent an appropriate reserve is reflected in such financial statements, are collectible in the aggregate amounts shown therein.

          (g) $3,095,000 and $600,000 are reasonable estimates of the consolidated operating expenses and cash needs of Limited and Holdings L.P., respectively, for the three months following the Closing Date.

          3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.9, since the Balance Sheet Date, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) any amendment of (a) any material term of any outstanding security of either Company or any of their respective Subsidiaries or (b) the Organizational Documents of either Company or any of their respective Subsidiaries;

          (c) any incurrence, assumption or guarantee in excess of $25,000 in the aggregate by either Company or any of their respective Subsidiaries of any indebtedness for borrowed money;

          (d) any creation or assumption by either Company, or any of their respective Subsidiaries of any Lien on any material asset with a book value over $25,000, other than Liens for Taxes not yet due and being contested in good faith;

          (e) any making of any loan, advance or capital contributions to or investment in any Person in excess of $25,000 in the aggregate that is not in the ordinary course of business;

          (f) any waiver of any rights of value in excess of $50,000 in the aggregate without adequate consideration;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of either Company or any of their respective Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by either Company or any of their respective Subsidiaries relating to their respective assets or Business (including the acquisition or disposition of any assets) or any relinquishment by either Company or any of their respective Subsidiaries of any contract or other right, in either case, material to the Companies and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by the Transaction Documents;

          (i) any change in pricing policy with respect to the provision of services to any Client or prospective Client (including any participant or prospective participant in any Fund);

          (j) any material change in any method of accounting or accounting practice by either Company or any of their respective Subsidiaries;

          (k) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any current or contemplated director, officer or employee (whose salary exceeds $150,000 per year of either Company or any of their respective Subsidiaries (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee whose salary exceeds $150,000 per year) of either Company or any of their respective Subsidiaries, or
(iii) change in compensation or other benefits (including compensation or other benefits pursuant to any severance or retirement plans or policies thereof) payable to any director, officer or employee whose salary exceeds $150,000 per year of either Company or any of their respective Subsidiaries; or

          (l) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of either Company or any of their respective Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of either Company or any of their respective Subsidiaries.

          3.10  NO UNDISCLOSED LIABILITIES.   There are no liabilities of either
Company or any of their Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

          (b)  liabilities disclosed on Schedule 2.2(b) or Schedule 3.10;

          (c)  liabilities of Holdings L.P. that are not Assumed Liabilities;

          (d) liabilities that are not material, individually or in the aggregate, to the Companies or their respective Subsidiaries; or

          (e) liabilities incurred in the ordinary course of business since the Balance Sheet Date and which would be required to be shown (other than solely in the notes thereto) on either the Holdings Closing Date Balance Sheet or the Limited Closing Date Balance Sheet.

          3.11 TRANSACTIONS WITH AFFILIATES. Except as listed in Schedule 3.11, since the Balance Sheet Date, there has not been any accrual of liability by either Company or any of their respective Subsidiaries to any Seller, any Additional Party or any of their respective Affiliates, Associates or Immediate Family members other than compensation and benefits payable in the ordinary course, consistent with past practice.

          3.12 MATERIAL CONTRACTS. (a) Except as disclosed in Schedule 3.12, neither Company nor any of their respective Subsidiaries is a party to or bound by:

               (i) any lease (whether of real or personal property) providing for annual rentals of $50,000 or more;

               (ii) any agreement that is not subject to cancellation by the Companies on notice of 6 months or less that provides for either
     (A) annual
     payments by either Company or any of their respective Subsidiaries of $50,000 or more or (B) aggregate payments by either Company or any of their respective Subsidiaries of $100,000 or more;

               (iii) any agreement that is not subject to cancellation by the Companies on notice of 6 months or less that provides for either
     (A) annual payments to either Company or any of their respective Subsidiaries of $50,000 or more or (B) aggregate payments to either Company or any of their respective Subsidiaries of $100,000 or more;

               (iv) any partnership, joint venture or other similar agreement or arrangement;

               (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

               (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

               (vii)  any material license, franchise or similar agreement;

               (viii) any agency, dealer, sales representative, marketing or other similar agreement;

               (ix) any agreement that limits the freedom of any of the Companies, their respective Subsidiaries or the Principals to compete in any line of business or with any Person or in any area or which would so limit the freedom of any such Company, Subsidiary or Principal after the Closing Date;

               (x) any agreement with (A) any Seller, Additional Party or any of their respective Subsidiaries or Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of any Seller, Additional Party or any of their respective Subsidiaries or Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Seller, Additional Party or any of their respective Subsidiaries or Affiliates, (D) any director, partner, trustee or officer of any Seller, Additional Party or any of their respective Subsidiaries or Affiliates or any Associate or Immediate Family member of any such director, partner, trustee or officer or (E) any agreement with any director or partner of either Company or any of their respective Subsidiaries or with any Associate or any Immediate Family member of any such director, officer or partner;

               (xi) any agreement between either Company or any Subsidiary on the one hand and any other Company or Subsidiary on the other which requires revenues, income or any asset to be transferred between the two contracting parties;

               (xii) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Companies and their respective Subsidiaries, taken as a whole or;

               (xiii)  any guaranty of the foregoing.

          (b)  Each agreement, commitment, arrangement or plan disclosed in
Schedule 3.12 to this Agreement is a valid and binding agreement of either the Companies or their respective Subsidiaries, as the case may be, and is in full force and effect, and neither the Companies nor any of their respective Subsidiaries are nor, to the knowledge of any Seller or Additional Party is any other party thereto in default or breach in any material respect under the terms of any such agreement, commitment, arrangement or plan.

          3.13 LITIGATION/ENVIRONMENTAL MATTERS. (a) There is no action, suit, claim, complaint, investigation, inquiry or proceeding pending against, or to the knowledge of any Seller or Additional Party, threatened by any Client or any other Person against or affecting, either Company or any of their respective Subsidiaries, any Sponsored Fund or any of their respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by any of the Transaction Documents and which has a substantial likelihood of success on the merits.

          (b) There are no liabilities of or relating to either Company or any of their respective Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) have had or may be expected, individually or in the aggregate, to have a Material Adverse Effect. "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, rules, orders, codes and governmental restrictions relating to human health or the environment or to emissions, discharges or releases of pollutants, contaminants or hazardous or toxic substances into the environment.

          3.14 COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS. (a) None of the Companies or any of their respective Subsidiaries is in violation of, or has received notice of a violation of, and has not since December 31, 1992 violated, any law, rule, regulation, judgment, injunction, order or decree or any published policy of any governmental or regulatory authority applicable to the Shares, the Assets or the conduct of the Business, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) None of the Companies or any of their respective Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, such party's Organizational Documents, any agreement or other instrument binding upon either Company or any of their respective Subsidiaries or any license, franchise, permit or similar authorization held by either Company or any of their respective Subsidiaries, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect.

          3.15 PROPERTIES. (a) Each of the Companies and their respective Subsidiaries has good title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets is subject to any Liens, except:

           (i) Liens disclosed on the Balance Sheet (or the notes thereto);

          (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

          (iii) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets.

          (b) There are no developments affecting any such property or assets (whether real or personal) pending or, to the knowledge of any Seller or Additional Party threatened, which might detract from the value of such property or assets, or interfere with any present use of any such property or assets except such developments which would not reasonably be expected to have a Material Adverse Effect.

          (c) The assets acquired by Buyer through the purchase of the Ordinary Shares and the Purchased Assets Interest, and by Newco through the purchase of the Other Purchased Assets Interest and the contribution by Holdings L.P. of the Contributed Assets Interest constitute, and on the Closing Date, will constitute, all of the assets or property used or held for use in the Business and are adequate to conduct such Business as currently conducted.

          (d) Upon consummation of the transactions contemplated hereby, Newco will have acquired good and marketable title in and to, or a valid leasehold interest in, the Ordinary Shares and the Purchased Assets, free and clear of all Liens.

          3.16 INTELLECTUAL PROPERTY. (a) Schedule 3.16 contains a list of all material Intellectual Property Rights owned or licensed and used or held for use by each of the Companies and their respective Subsidiaries, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which any such Intellectual Property Right owned by the Company has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and
(iv) licenses, sublicenses and other agreements as to which either Company or any of their respective Subsidiaries is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the terms thereof.

          (b) (i) Since December 31, 1992, none of the Companies, their respective Subsidiaries, Sellers or Additional Parties has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim or infringement of any Intellectual Property Rights, and none of the Companies has any knowledge of any material infringement by either Company, any Seller, any Additional Party or any of their respective Subsidiaries, and (ii) none of the Sellers and the Additional Parties have knowledge of any continuing infringement by any other Person of any Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by either Company or any of their respective Subsidiaries or restricting the licensing thereof by either Company or any of their respective Subsidiaries to any Person. None of the Companies or their respective Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

          3.17 SECURITIES LAWS MATTERS. (a) Each Person that receives Units pursuant to this Agreement acknowledges that the Units have not been registered under the 1933 Act or any state securities laws, may not be transferred in the absence of such registration or pursuant to an exemption from the registration requirements of the 1933 Act, that the Units will be appropriately legended to so reflect and that the offering of the Units contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, each such Person is acquiring the Units to be acquired by it hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof. Each such Person agrees not to offer, sell or otherwise dispose of the Units acquired hereunder except in compliance with the 1933 Act and applicable state securities laws. Each such Person is an "ACCREDITED INVESTOR" (as defined in Regulation D under the 1933
Act), has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Units and is capable of bearing the economic risks of such investment.

          (b) Each such Person (i) agrees to comply with the provisions of applicable securities laws with respect to such Units, (ii) agrees that such Person has no right of rescission under applicable securities laws with respect to the Units acquired pursuant to this Agreement and (iii) confirms that each such Seller is a resident of the jurisdiction listed in Schedule 3.17 for purposes of applicable securities laws.

          3.18 INSURANCE COVERAGE. Schedule 3.18 correctly describes and Sellers have furnished to Buyer true and complete copies of all insurance policies relating to the assets, business, operations, employees, officers, directors or partners of the Companies and their respective Subsidiaries. There is no claim by either the Company or any of their respective Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and any fidelity bonds relating to such assets, business operations, employees, officers, directors or partners have been paid timely and each of the Companies and their respective Subsidiaries have otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1995 (or such other date as set forth on Schedule 3.18) and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Business. None of the Sellers or the Additional Parties know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 3.18, the Companies and their respective Subsidiaries shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

          3.19 LICENSES AND PERMITS. Schedule 3.19 correctly describes each material license, franchise, permit or other similar authorization affecting, or relating in any way to, the assets or business of each of the Companies and their respective Subsidiaries (the "PERMITS") together with the name of the government agency or entity issuing such Permit. Except as set forth on
Schedule 3.19, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

          3.20 FINAL PROJECTIONS. The financial projections identified to Buyer as the "Final Projections" dated December 13, 1995 and addressed to the Chief Financial Officer of the Buyer from Richard I. Morris, Jr. are made in good faith and are based upon reasonable assumptions, and no Seller or Additional Party is aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

          3.21 FINDERS' FEES. Except for Putnam, Lovell & Thornton Inc., whose fees will be paid at or prior to Closing, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any of the Sellers, the Additional Parties, the Companies or any of their respective Subsidiaries or Affiliates who might be entitled to any fee or commission in connection with the transactions contemplated by any of the Transaction Documents.

          3.22 REGISTRATIONS. (a) None of the Companies or their Subsidiaries is an Investment Company or is a "BROKER" or "DEALER" within the meaning of the 1934 Act or is a "commodity pool operator" within the meaning of the Commodity Exchange Act. The Companies, their Subsidiaries, and each of their respective officers, partners and employees which are or who are required to be registered as an investment adviser, a broker/dealer, a commodity trading advisor, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counselling officer, an insurance agent, a sales person or in any other similar capacity with the Commission, the CFTC, the securities commission of any state, any self-regulatory body or any applicable Foreign Securities Regulator is duly registered as such and such registration is in full force and effect, except where the failure to be so registered would not, individually or in the aggregate, have a

Material Adverse Effect. All federal, state and U.S. registration requirements, including filing Form ADV with the Commission, and all filings required by a Foreign Securities Regulator, have been complied with except where the failure to so comply or to make such filings would not have a Material Adverse Effect and such registrations as currently filed are accurate and complete in all material respects.

          (b) Cursitor Management Limited and Eaton are members of IMRO and have at all times, to the knowledge of Sellers and Additional Parties, complied in all material respects with the rules and requirements of IMRO, where applicable and have made all applications required for any consents, licenses and authorizations required under the Financial Services Act 1986, which consents, licenses and authorizations are in full force and effect and have been complied with in all respects except where the failure to comply with such rules, regulations, consents, licenses and authorizations would not have a Material Adverse Effect.

          3.23 INVESTMENT CONTRACTS. (a) Schedule 3.23(a) (the "ORIGINAL SCHEDULE") completely and accurately sets forth, as of the date hereof, a list of all Clients (which for purposes of this Section 3.23 includes all participants in any Funds) whose Base Annual Billings are over $140,000 (excluding clients transferred to the Companies in connection with the Draycott Transaction) showing for each such Client, (i) the Client's name, (ii) the annual base percentage fee applicable to such Client or Fund participant under its applicable Investment Contract (and any fee adjustments implemented within the past 3 months, or proposed or contemplated to be instituted), (iii) the fair market value of assets under management as of November 30, 1995, (iv) identification of each such Client as one or more of the following: a separately managed account, a separately managed sub-advisory account, an Investment Company, an Exempt Investment Company or a Foreign Investment Company, (v) an indication of any performance fee arrangement in place (vi) the date of inception of the Investment Contract, (vii) the investment product and
(viii) Base Annual Billings.

          (b) The Revised Schedule, as defined herein, will, as of the Closing Date, completely and accurately, set forth the information which Sellers agree to include therein pursuant to Section 5.10(a).

          (c) (i) Each Investment Contract and any subsequent renewal thereof has been and each New Contract, will be, duly authorized, executed and delivered by one of the Companies or its Subsidiaries and, to the extent applicable, has been or will be adopted in compliance with applicable law and is or will be, as applicable, a valid and binding agreement of one of the Companies or its Subsidiaries, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles), and (ii) to the knowledge of the Sellers and the Additional Parties, each of the parties to such Investment Contract is, or in the case of a New Contact, will be as of the Closing Date, in compliance in all material respects with the terms of such Contract, and no event has occurred or condition exists that constitutes or with notice or the passage of time, would constitute, a default thereunder. Except for changes in the market values of debt or equity securities or the relative values of currencies (other than fluctuations in the U.S. dollar or pound sterling that affect the ratio of expenses to revenues of either Company or any of their

Subsidiaries), no fact is known to any Additional Party or Seller that adversely affects or would adversely affect any Investment Contract or contract referred to in Section 3.12(a), and, except as set forth in the Revised Schedule, no notice to terminate any such Investment Contract, including any New Contract, or other contract has been received by either Company or any of their respective Subsidiaries or Affiliates or, to the knowledge of the Sellers and Additional Parties, by TCW. Except as expressly set forth on the Original Schedule, none of the Investment Contracts or any other arrangements or understandings relating to rendering of Investment Management Services, contains any undertaking by either Company or any of their respective Subsidiaries or, to the knowledge of the Sellers and Additional Parties, TCW to cap fees or to reimburse any or all fees thereunder. To the knowledge of the Sellers and Additional Parties, true and correct copies of each Investment Contract, including a current fee schedule, have been made available to the Buyer and to the knowledge of the Sellers and the Additional Parties, there are no other terms, oral or otherwise, that modify the terms of the Investment Contracts so furnished in any way that would materially adversely affect the value of such Contract to Buyer.

          (d) Each of the Companies and their respective Subsidiaries, in managing the account of each Client, has complied and is in compliance in all material respects with the Client's guidelines and restrictions, including without limitation any limitation set forth in the applicable prospectus, offering memorandum, Investment Contract or marketing material for a Fund or governing instruments for a Client.

          (e) As of the date hereof, Base Annual Billings in respect of all Clients equalled $31,647,047.

          3.24 REGULATORY COMPLIANCE. (a) Except for the New England Zenith Fund -- Draycott International Equity Series, the New England International Equity Fund, and the Maxim Series Fund -- Foreign Equity Portfolio, none of the Companies or any of their respective Subsidiaries provide Investment Management Services to any Investment Company.

          (b)(i) Each Sponsored Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has obtained all consents, licenses and authorizations required under any applicable legislation which consents, licenses and authorizations are in full force and effect, are not limited in duration or subject to any conditions and have been complied with in all material respects, and has full power, right and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable law, except where any such failure to hold such consents, licenses and authorizations or failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii) The shares of each Sponsored Fund are duly and validly issued, fully paid and nonassessable and are registered or qualified for sale in each applicable jurisdiction except where the failure to so register or qualify would not have a Material Adverse Effect or an exemption therefrom is in full force and effect.

          (c)(i) To the extent required by law, the Companies and their Subsidiaries have adopted a formal code of ethics and a written policy regarding insider trading. To the extent required by law, such code and policy comply with Section 17(j) of the Investment Company Act and Rule 17j-l thereunder and
Section 204A of the Investment Advisers Act, respectively. To the extent required by law, the policies of the Companies and their Subsidiaries with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV thereof (or incorporated by reference therein), as amended. To the knowledge of the Companies, there have been no violations or allegations of violations of such policies that have occurred or been made.

          (ii) To the knowledge of the Sellers or Additional Parties, none of the Companies or their Subsidiaries or, any person "ASSOCIATED" (as defined under the Investment Advisers Act or under the Commodity Exchange Act, as appropriate) with either of the Companies or their Subsidiaries, has been convicted of any crime or is or has engaged in any conduct that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder, or of similar action under the Commodity Exchange Act and to the knowledge of the Sellers and the Additional Parties, there is no proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

          (iii) To the knowledge of the Sellers and the Additional Parties, none of the Companies or any of their respective Subsidiaries engage or have engaged in any acts or practices or allowed to exist any state of affairs which would, if known to IMRO, be likely to adversely affect their authorization under the Financial Services Act 1986 except to the extent such effect would not, individually or in the aggregate, have a Material Adverse Effect.

          (iv) To the knowledge of the Sellers and the Additional Parties, none of the Companies or any of their respective Subsidiaries has ever carried on any business other than acting as investment advisors or managers or activities for the purposes of or in connection with such business except to the extent the Companies or any of their respective Subsidiaries have served as economic consultants or investment software development consultants.

          (v) To the knowledge of the Sellers and the Additional Parties, no existing or former Company Representative of any of the Companies or their respective Subsidiaries has been in breach of any of the rules or regulations made by IMRO, except to the extent such breach would not, individually or in the aggregate, have a Material Adverse Effect.

          (vi) No change in the minimum capital requirements of either Company or any of their respective Subsidiaries in each case taken on an unconsolidated basis pursuant to Chapter V of the IMRO Rules will be required as a result of the transactions contemplated in the Transaction Documents.

          (vii) Except for the French Mutual Funds, FCP CRPN No. 1, the Universal Funds and the Luxembourg Fund, there are no Foreign Investment Companies.

          (d) None of the French Mutual Funds are required to notify or seek the regulatory approval of the COB, nor are they required to notify or seek the consent of their respective shareholders in connection with the transactions contemplated hereby.

          (e) To the knowledge of the Sellers, the boards of trustees/directors of the New England Zenith Fund - Draycott International Equity Series, the New England International Equity Fund and the Maxim Series Fund - Foreign Equity Portfolios have approved and solicited their respective shareholders with regard to the approval of new investment advisory agreements for such Clients, to be effective on or as promptly as practicable after the later of the closing of the Draycott Transaction and the Closing Date, pursuant to the provisions of Section 15 of the Investment Company Act, and consistent with all requirements of the Investment Company Act applicable thereto, provided that such agreements are substantially similar in all respects to the existing agreements other than the term of the agreement.

          3.25  EMPLOYEES.  Schedule 3.25 sets forth a true and complete list of
(a) the names, titles, annual salaries and other compensation of all officers of each Company and each of their respective Subsidiaries, all other employees, independent contractors and consultants of the Companies and their respective Subsidiaries, and all other persons to whom an offer of employment by either of the Companies or their respective Subsidiaries is outstanding or has been accepted and (b) the wage rates for non-salaried employees of the Companies and their respective Subsidiaries (by classification). None of the Principals, Messrs. Sorenson, Lloyd, Patel and Carn, or any such independent contractors or consultants of any of the Companies or their respective Subsidiaries has indicated to any of the Sellers, Additional Parties, the Companies or their respective Subsidiaries that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within three years after the Closing Date. Each employee, independent contractor or consultant who requires a work permit will have such a permit in force at the Closing Date. Except as set forth in Schedule 3.25, none of the employees of the Business are employed solely by Holdings L.P.

          3.26 ERISA CLIENTS. (a) Each account through which the Companies or any of their respective Subsidiaries provides Investment Management Services to any Client that is (i) an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA CLIENT") have been managed by the Companies and their respective Subsidiaries such that each of the Companies and their Subsidiaries in the exercise of such management is in compliance in all material respects with the applicable requirements of ERISA.

          (b) Schedule 3.26(b) identifies each Client that is an ERISA Client and lists each written or oral contract or agreement, if any, and all amendments thereto, in effect on the date hereof, entered into by any of the Companies or their respective Subsidiaries with respect to or on behalf of any ERISA Client, pursuant to which any of the entities identified in Part A of Schedule 3.26(a) (and, to the Company's knowledge, any other Affiliate of Buyer identified in Part B of Schedule 3.26(a)) has agreed to (i) execute securities transactions;
(ii) provide any
other goods or services; or (iii) purchase, sell, exchange or swap securities or any other economic interest therein or derivative thereof, including but not limited to rights to receive or obligations to pay interest or principal under any debt obligation, or rights to receive or obligations to pay interest or principal denominated in a particular currency.

          3.27 ERISA AND EMPLOYEE BENEFITS. (a) Except with respect to any plan sponsored or maintained by a governmental entity, Schedule 3.27(a) lists each "EMPLOYEE BENEFIT PLAN", as such term is defined in Section 3(3) of ERISA and each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is maintained, administered or contributed to by any of the Companies or their Subsidiaries and (ii) covers any employee, consultant, independent contractor or partner of any of the Companies or their Subsidiaries (hereinafter referred to collectively as the "EMPLOYEE PLANS"). With respect to each Employee Plan, the Sellers have provided a true and complete copy of such plan document and such other documents relating thereto as Buyer may reasonably request.

          (b) No Employee Plan or other employee benefit plan or arrangement formerly maintained or contributed to by any of the Companies or their Subsidiaries is or was at any time a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA and subject to Title IV of ERISA, and no Employee Plan or other such arrangement is or was at any time subject to Title IV of ERISA.

          (c)  Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. To the knowledge of the Companies, there is no matter pending (other than routine qualification determination filings) with respect to any Employee Plan before any governmental authority.

          (d) Except as disclosed on Schedule 3.27(d), with respect to the employees, independent contractors, consultants and partners of any of the Companies or their Subsidiaries there are no post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

          (e) There has been no amendment to, written interpretation of or announcement (whether written or not written) by any of the Companies or their Subsidiaries relating to, or change in employee participation or coverage under, any Employee Plan which would increase the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

          (f) No employee, independent contractor, consultant or partner of any of the Companies or their Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

          (g) None of the Companies or their Subsidiaries is now or has at any time been a party to any collective bargaining agreement or other labor union contract applicable to any of their respective employees. No order to reinstate or re-engage any employee of any of the Companies or their Subsidiaries has been issued within six months of the date of this Agreement. Within a period of one year preceding the date of this Agreement neither of the Companies nor any of their Subsidiaries has given notice of any redundancies to the relevant Secretary of State or started consultations with any independent trade union or unions under the provisions of Part VI of the British Employment Protection Consolidation Act 1978 or Regulation 10 of the Transfer of Undertakings (Protection of Employment) Regulations 1981, and neither of the Companies nor any of their Subsidiaries has failed to comply with any such obligation under the said Part VI or Regulation 10.

          (h) The London Partnership Employees Pension Plan (the "U.K. PENSION PLAN") is an exempt approved scheme within the meaning of Chapter I Part XIV of the British Income and Corporation Taxes Act 1988. Employees who participate in the U.K. Pension Plan are contracted-out of the British State Earnings Related Pension Scheme by reference to the U.K. Pension Plan. Sellers have provided Buyer with all the trust deeds and rules of the U.K. Pension Plan (including any draft amendments), all explanatory booklets and announcements relating to the U.K. Pension Plan, and a copy of the actuary's report on the latest actuarial valuation of the U.K. Pension Plan. The actuarial present value of the benefit liabilities under the U.K. Pension Plan, using the actuarial assumptions and valuation methods employed for purposes of the most recent actuarial valuation do not exceed the assets of such Plan by more than L100,000. Sellers have notified Buyer of the rate at which contributions to the U.K. Pension Plan are paid and the basis upon which they are calculated, and have provided Buyer with complete and accurate membership data with respect to the plan. All amounts due to the U.K. Pension Plan have been paid.

          3.28 RIGHT TO NAME. Each of the Companies and their respective Subsidiaries has full right, title and interest in and to the name "CURSITOR" or "CECOGEST" or any name using the word "CURSITOR" or "CECOGEST" therein.

          3.29 DRAYCOTT. Each representation in this Article III and each representation made in Article VIII that is made with respect to Draycott is made only to the extent of the knowledge of the Sellers and the Additional Parties, whether or not any such relevant representation is so qualified.

          3.30 COMMODITY INTEREST CLIENTS. Schedule 3.30 lists each Client as to whom services have been actually provided relating to (a) contracts of a sale of a commodity for future delivery (commonly known as "futures contract"), (ii) commodity options, (iii) options on futures contracts (as such terms are used in the Commodity Exchange Act); specifically identifies each such Client as an ERISA Client, an Exempt Investment Company, a Foreign Investment

Company, and Investment Company, a natural person or otherwise appropriate; and describes the foregoing services provided to each such Client.

          3.31 DISTRIBUTIONS. Notwithstanding anything else contained herein, except for (i) distributions of accumulated earnings through September 30, 1995, together with a tax advance with respect to the quarter ended December 31, 1995, all in accordance with prior practice and made on or about December 15, 1995 as referenced in the letter dated November 30, 1995 to Buyer, (ii) dividends of accumulated earnings paid by Limited on or about December 15, 1995, and (iii) as of the Closing, such distributions and dividends on or about April 15, 1996 to the extent permitted under Section 5.11, since September 30, 1995, Holdings L.P. and Limited have not made any distributions or declared or paid dividends.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Sellers as of the date hereof and as of the Closing Date that:

          4.1 PARTNERSHIP EXISTENCE, POWER AND AUTHORIZATION. (a) Buyer is a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act, as amended, validly existing and in good standing under the laws of Delaware and has all material powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Buyer has heretofore made available to Sellers true and complete copies of the Organizational Documents as currently in effect for Buyer.

          (b) PARTNERSHIP AUTHORIZATION. The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party are within the legal powers, rights and authority of Buyer and have been or will be by Closing duly authorized by all necessary action on the part of ACMC and the Buyer. This Agreement constitutes, and when executed and delivered each of the Transaction Documents to which Buyer is a party will constitute, a valid and binding agreement of Buyer enforceable in accordance with its terms, except as
(a) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

          4.2 CORPORATE EXISTENCE, POWER AND AUTHORIZATION. (a) Each of the Alliance Entities and Alliance Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all licenses, authorizations, permits, consents and approvals, governmental or otherwise, required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, have an International Operations Material Adverse Effect. Each of the Alliance Entities and Alliance

Delaware is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except where the failure to be so qualified would not, individually or in the aggregate, have an International Operations Material Adverse Effect. All of the Subsidiaries of the Alliance Entities are set forth on Schedule 4.2. Buyer has heretofore made available to Sellers true and complete copies of the Organizational Documents as currently in effect for each of the Alliance Entities and Alliance Delaware.

          (b) The execution, delivery and performance by Alliance Delaware of the Transaction Documents to which it is a party are within such entity's corporate powers and have been duly authorized by all necessary corporate action on its part. Each Transaction Document to which Alliance Delaware is a party constitutes a valid and binding agreement of Alliance Delaware enforceable in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the LLC Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official other than (a) compliance with any applicable requirements of the HSR Act with respect to each transaction; (b) compliance with any applicable requirements of the 1934 Act; (c) compliance with blue sky or other similar state securities law approvals in connection with the issuance of the Units, (d) filing of Form D with the Commission in connection with the issuance of the Units; (e) any necessary filings with the New York Stock Exchange in connection with the issuance of the Units; (f) notification and clearance by IMRO of the changes of control contemplated by this Agreement in accordance with Chapter IV of the IMRO Rules and, if enacted as currently contemplated, Part VII of the Investment Services Regulations 1995, if applicable; (g) any necessary filings with the Securities Act (Ontario); (h) any necessary filings with The Monetary Authority of Singapore; (i) any necessary filings with the Ministry of Finance of Japan;
(j) filing of a certificate of amendment to the Limited Liability Agreement of Newco, dated as of October 27, 1995 and (k) any action or filing, which if not taken or made would have an International Operations Material Adverse Effect.

          4.4 NON-CONTRAVENTION. The execution, delivery and performance by Buyer and Alliance Delaware of the Transaction Documents to which it is a party (including without limitation in the case of Buyer, the First Services Agreement and the Second Services Agreement) do not and at the time of the Closing will not, (a) violate the Alliance Limited Partnership Agreement, (b) assuming compliance with the matters referred to in Section 4.3, violate any applicable material law, rule, regulation, judgment, injunction, order or decree (c) constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Buyer or any of its Subsidiaries or to a loss of any benefit to which any of the Buyer or its Subsidiaries is entitled under, any agreement or other instrument binding upon such Buyer or Subsidiary or Alliance Delaware, or any license, franchise, permit or other similar authorization held by any such Buyer or Subsidiary or Alliance Delaware, or (d) result in the creation or imposition of any Lien on any asset of any of the aforementioned entities, except to the extent such violation, default, right, loss or imposition of a Lien would not, individually or in the aggregate, have an International Operations Material Adverse Effect.

          4.5 CAPITALIZATION. Schedule 4.5 sets forth all of the issued and outstanding capital stock of each of the Alliance Entities. All of the International Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth herein and in Section 4.6, there are no outstanding (A) shares of capital stock or voting securities of the Alliance Entities, (B) securities of the Alliance Entities convertible into or exchangeable for shares of capital stock or voting securities of the Alliance Entities or (C) options or other rights to acquire from the Alliance Entities, or other obligation of the Alliance Entities to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Alliance Entities (the items in clauses (A), (B) and (C) being referred to collectively as the "ALLIANCE ENTITIES SECURITIES").
There are no outstanding obligations of the Buyer, or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any Alliance Entities Securities.

          4.6 OWNERSHIP OF THE INTERNATIONAL SHARES. (a) Alliance Delaware is the beneficial owner of the International Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the International Shares), and will transfer and deliver or cause to be transferred and delivered to Newco at the Closing valid title to the International Shares free and clear of any Lien and any such limitation or restriction.

          (b) Upon consummation of the transactions contemplated hereby, Newco will have acquired good and marketable title in and to the International Shares, free and clear of all Liens and any other limitation or restriction.

          4.7 VALIDITY OF UNITS. The Units to be issued to the Sellers at the Closing have been or will be duly authorized and, when issued to the Sellers pursuant to this Agreement, will be validly issued, free and clear of any Liens or any other limitation or restriction other than limitations or restrictions imposed by the Transaction Documents or the federal or state securities laws. The Units to be issued pursuant to Section 2.8 hereof will, when issued, be duly authorized and validly issued.

          4.8 INTERNATIONAL OPERATIONS. Schedule 4.8 sets forth, (a) the combined gross revenues of the International Operations for the nine-month period ending September 30, 1995 and (b) in Buyer's good faith judgment, a reasonable estimate of the combined operating expenses of the International Operations for nine-month period ended September 30, 1995. Buyer believes that the annualized combined gross revenues and the annualized estimated combined operating expenses, respectively, of the International Operations for the nine-month period ended September 30, 1995 are reasonable estimates of the expected combined gross revenues and the expected combined operating expenses, respectively, of the International Operations for the year ending December 31, 1996, except for any effect on such revenues and expenses that may be attributed to the transaction disclosed in Schedule 4.9.

          4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.9 since December 31, 1994, the International Operations have been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, an International Operations Material Adverse Effect.

          4.10 NO UNDISCLOSED LIABILITIES. There are no liabilities of any Alliance Entity of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than those which would not reasonably be expected either individually or in the aggregate to have an International Operations Material Adverse Effect.

          4.11 MATERIAL CONTRACTS. (a) Expect as disclosed in Schedule 4.11 none of the Alliance Entities is a party to or bound by:

               (i) any lease (whether or real or personal property) providing for annual rentals of $50,000 or more;

               (ii) except for the First Services Agreement and the investment management contracts listed on Exhibit B thereto and the Second Services Agreement and the investment management contracts listed on Exhibit A thereto any agreement that will not be terminated prior to the Closing by such Alliance entity or Buyer that provides for either (A) annual payments by any such Alliance Entity or Buyer of $50,000 or more or (B) aggregate payments by any such Alliance entity or Buyer of $100,000 or more, except for Alliance International Investment Contracts;

               (iii) except for the First Services Agreement and the investment management contracts listed on Exhibit B thereto and the Second Services Agreement and the investment management contracts listed on Exhibit A thereto any agreement that will not be terminated prior to the Closing that provides for either (A) annual payments to any such Alliance entity or Buyer of $50,000 or more or (B) aggregate payments to any such Alliance Entity or Buyer of $100,000 or more, except for Alliance International Investment Contracts;

               (iv) any partnership, joint venture or other similar agreement or arrangement;

               (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

               (vi) any agreement which will be in existence after the Closing Date relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

               (vii)     any material  license, franchise or similar agreement;

               (viii) any agreement that limits the freedom of any of the Alliance Entities to compete in any line of business or with any Person or in any area or which would so limit the freedom of any such entity after the Closing Date;

               (ix) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the International Operations or;

               (x)  any guaranty of the foregoing.

          (b)  Each agreement, commitment, arrangement or plan disclosed in
Schedule 4.11 to this Agreement is a valid and binding agreement of either Buyer or an Alliance Entity, as the case may be, and is in full force and effect, and neither Buyer nor any Alliance Entity are nor, to the knowledge of Buyer or any Alliance Entity, is any other party thereto in default or breach in any material respect under the terms of any such agreement, arrangement or plan.

          4.12 PROPERTIES. (a) Each of the Alliance Entities has good title to, or in the case of leased property has valid leasehold interests in, all material property and assets (whether real or personal, tangible or intangible) used in the International Operations. None of such property or assets is subject to any Liens, except Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established), Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets or Liens which would not reasonably be expected to have an International Operations Material Adverse Effect.

          (b) There are no developments affecting any such property or assets (whether real or personal) pending or, to the knowledge of Buyer or any Alliance Entity, threatened, which might materially detract from the value of such property or assets, or materially interfere with any present use of any such property or assets except to the extent such developments would not reasonably be expected to have an International Operations Material Adverse Effect.

          4.13 LITIGATION. (a) There is no action, suit, claim, or complaint, investigation, inquiry or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer, Alliance Delaware or any Alliance Entity before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Documents.

          (b) There are no liabilities of or relating to any Alliance Entity, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) have had or may be expected, individually or in the aggregate, to have an International Operations Material Adverse Effect.

          4.14 SEC FILINGS. (a) As used herein, the term "ALLIANCE SEC FILINGS" means, collectively, Buyer's (w) annual report on Form 10-K for the Buyer's fiscal year ended December 31, 1994, (x) quarterly report on Form 10-Q for the Buyer's fiscal quarter ended September 30, 1995, (y) proxy or information statements relating to meetings of, or actions taken without a meeting by, the Unitholders of the Buyer held since January 1, 1995 and (z) other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission pursuant to the 1933 Act, the 1934 Act or the Investment Advisers Act since January 1, 1994.

          (b) As of its filing date, each Alliance SEC Filing filed pursuant to the 1934 Act and the Investment Advisers Act complied as to form in all material respects with, respectively, the 1934 Act and the Investment Advisers Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c) Since January 1, 1994, Buyer has timely filed all reports and statements required to be filed by it under the 1934 Act and the Investment Advisers Act.

          4.15 FINANCING. Buyer has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Initial Asset Proceeds and the Initial Share Proceeds and any other amounts to be paid by it hereunder.

          4.16 FINDERS' FEES. Except for Goldman, Sachs & Co., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Companies, Sellers or any of their respective Subsidiaries or Affiliates upon consummation of the transactions contemplated by the Transaction Documents.

          4.17 COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS. (a) None of Buyer or the Alliance Entities is in violation of, or has received notice of a violation of, and has not since December 31, 1992 violated, any law, rule, regulation, judgment, injunction, order to decree or any published policy of any governmental or regulatory authority applicable to the International Shares, or the conduct of the International Operations, except for violations which would not, individually or in the aggregate, have an International Operations Material Adverse Effect.

          (b) None of Buyer or any of the Alliance Entities is in default under, and no condition exits that with notice or lapse of time or both would constitute a default under, such party's Organizational Documents, any agreement or other instrument binding upon either Buyer or the Alliance Entities or any license, franchise, permit or similar authorization held by either Buyer or the Alliance Entities, except for violations which would not, individually or in the aggregate, have an International Operations Material Adverse Effect.

          4.18 INTELLECTUAL PROPERTY. The Buyer, through itself or its Subsidiaries, owns or possesses, and the Alliance Entities have the right to use, in each case free and clear of all Liens, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") material to the business of the International Operations. Except as set forth in Schedule 4.18 or except as would not reasonably be expected to have, individually or in the aggregate, an International Operations Material Adverse Effect, no other person is, to the Buyer's knowledge, infringing upon any of the Intellectual Property or has notified the Buyer or any of the Subsidiaries that it is claiming ownership of, or the right to use, any Intellectual Property.

          4.19 INSURANCE. Buyer maintains insurance (including fidelity bonds) covering the properties, operations, personnel and businesses relating to the International Operations. Such insurance policies and bonds against losses and risks as are adequate in accordance with customary industry practice are of the type and in amounts customarily carried by Persons conducting businesses similar to those of International Operations.

          4.20 LICENSES AND PERMITS. Schedule 4.20 correctly describes each material license, franchise, permit or other similar authorization affecting, or relating in any way to, the assets or the Alliance Entities or the International Operations (the "Permits") together with the name of the governmental agency or entity issuing such Permit. Expect as set forth on Schedule 4.20, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transaction.

          4.21 REGISTRATIONS. Each of the Alliance Entities is in compliance in all material respects with the rules and requirements imposed by the applicable regulatory bodies and have made all applications required for such consents, licenses and authorizations required under any applicable laws, which are in full force and effect and have been complied with except where the failure to do so would not have an International Operations Material Adverse Effect.

          4.22  INVESTMENT CONTRACTS.   (a)  Each Alliance International
Investment Contract and any subsequent renewal thereof has been duly authorized, executed and delivered by Buyer or the Alliance Entity which is a party thereto, as the case may be, and, to the extent applicable, a valid and binding agreement of Buyer or the Alliance Entity which is a party thereto, as the case may be, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles), and (ii) to the knowledge of Buyer, each of the parties to such Alliance International Investment Contract is in compliance in all material respects with the terms of such contract, and no event has occurred or condition exits that constitutes or with notice or the passage of time, would constitute, a default thereunder. Except for changes in the market values of debt or equity securities or the relative values of currencies, no fact is known to Buyer or any Alliance Entity that adversely affects or would adversely affect any Alliance International Investment Contract or no notice to terminate any such Alliance International Investment Contract has been received by either Buyer or the Alliance Entities or their Affiliates. Except as set forth on Schedule 4.22, none of the Alliance International Investment Contracts or any other arrangements or understandings relating to rendering of Investment Management Services, contains any undertaking by either Buyer or any Alliance Entity to cap fees or to reimburse any or all fees thereunder. To the knowledge of Buyer and the Alliance Entities, true and correct copies of each Alliance International Investment Contract, including a current fee schedule, have been made available to the Sellers and to the knowledge of the Buyer and the

Alliance Entities there are no other terms, oral or otherwise, that modify the terms of the Alliance International Investment Contracts so furnished in any way that would materially adversely affect the value of such contract to Sellers.

          (b) Each of the Alliance Entities has complied and is in compliance in all material respects with all applicable laws and regulations and with the client's guidelines and restrictions, including, without limitation, any limitation set forth in the applicable prospectus, offering memorandum, Alliance International Investment Contract or governing instruments for a client.
          4.23 REGULATORY COMPLIANCE. (a) To the extent required by law, Buyer has adopted a formal code of ethics and written policy regarding insider trading. To the extent required by law, such code and policy comply with
Section 17(j) of the Investment Company Act and Rule 17j-l thereunder and
Section 204A of the Investment Advisers Act, respectively.

          (b) To the knowledge of Buyer and Alliance Capital Limited, Alliance Capital Limited does not engage and has not engaged in any acts or practices or suffered to exist any state of affairs which would, if known to IMRO, be likely to adversely affect their authorization under the Financial Services Act 1986 except to the extent such effect would not, individually or in the aggregate, have a International Operations Material Adverse Effect.

          (c) To the knowledge of Buyer and Alliance Capital Limited, no existing or former Company Representative of Alliance Capital Limited has been in breach of any of the rules or regulations made by IMRO, except to the extent such breach would not, individually or in the aggregate, have an International Operations Material Adverse Effect.

          (d) No change in the minimum capital requirements of Alliance Capital Limited taken on an unconsolidated basis pursuant to Chapter V of the IMRO Rules will be required as a result of the transactions contemplated in the Transaction Documents.

          (e) None of the Alliance Entities (i) serves or acts as an investment adviser (within the meaning of the 1940 Act) of a registered investment company or (ii) serves or acts as or is required to be registered as a commodity pool operator or a commodity trading adviser under the Commodity Exchange Act.

          (f) None of Buyer or the Alliance Entities or, to the knowledge of the Buyer and the Alliance Entities, any Transferred Alliance Employee, has been convicted of any crime or is or has engaged in any conduct that would be a basis for denial, suspension or revocation of registration of an investment adviser under any applicable foreign registration, or of similar action under the Commodity Exchange Act and to the knowledge of Buyer and the Alliance Entities there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

          4.24 FIRST SERVICES AGREEMENT AND SECOND SERVICES AGREEMENT. The execution, delivery and performance of the First Services Agreement and the Second Services Agreement by Newco are within Newco's power and, as of the Closing, will have been duly authorized by


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

all necessary action. When executed and delivered, the First Services Agreement and the Second Services Agreement will constitute valid and binding agreements of Newco enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The execution, delivery and performance by Newco of the First Services Agreement and the Second Services Agreement do not and will not (i) violate the Organizational Documents of Newco,
(ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent, registration, approval or other action by any Person under or in connection with, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation under any Alliance International Investment Contract or any agreement or other instrument binding upon Newco, or any license, franchise, permit or other similar authorization held by Newco as of the Closing except to the extent such loss, violation or consent would not, individually or in the aggregate, have an International Operations Material Adverse Effect.


                                    ARTICLE V

                              COVENANTS OF SELLERS

          Sellers (other than EPL, except as expressly set forth in Section 5.7) agree that:

          5.1 CONDUCT OF THE COMPANY. From the date hereof until the Closing Date, Sellers shall cause each of the Companies and their respective Subsidiaries to conduct the Business in the ordinary course consistent with past practice and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers, directors, managing directors, group financial controllers, and partners. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Sellers will not permit any of the Companies or their respective Subsidiaries to:

               (a) except as provided in Sections 10.2(i) and 10.2(j) hereof, adopt or propose any change in their respective Organizational Documents;

               (b) except as contemplated in connection with the Draycott Transaction, merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

               (c) sell, lease, license or otherwise dispose of any assets or property except the aircraft reflected on the Holdings Balance Sheet in the ordinary course consistent with past practice;

               (d) engage in any transaction or cause any Client to engage in any transaction that would be a violation of the Investment Company Act, the

     Investment Advisors Act, ERISA or any similar applicable foreign law or regulation;

               (e) except as contemplated in connection with the Draycott Transaction, enter into any type of business materially different from the Business as of the date hereof;

               (f) except as contemplated in connection with the Draycott Transaction, (i) take or agree or commit to take any action that would make any representation and warranty of the Sellers hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) knowingly omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; or

               (g)  agree or commit to do any of the foregoing.

          5.2 ACCESS TO INFORMATION. From the date hereof until the Closing Date, Sellers will (a) give, and will cause each of the Companies and their respective Subsidiaries to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during regular business hours to the offices, properties, books and records of the Companies and their respective Subsidiaries and to the books and records of Sellers (other than EPL) and Additional Parties (other than FAWI) relating to the Companies and their respective Subsidiaries, (b) furnish, and will cause each of the Companies and their respective Subsidiaries to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Companies and their respective Subsidiaries as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of any of such Sellers (other than EPL), Additional Parties (other than FAWI), Companies or their respective Subsidiaries to cooperate with Buyer in its investigation of the aforesaid entities. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers or Additional Parties (other than FAWI) hereunder.

          5.3 NOTICES OF CERTAIN EVENTS. Sellers shall promptly notify Buyer of:

               (a) any notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Transaction Documents;

               (b) any notice or other material communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the Transaction Documents; and

               (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Sellers and Additional Parties threatened


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

     against, relating to or involving or otherwise affecting the Sellers, Additional Parties (other than FAWI), Companies or their Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or that relate to the consummation of the transactions contemplated by the Transaction Documents.

          5.4 CONSENTS. (a) Pursuant to the procedures set forth in Schedule 5.4(a), as promptly as practicable after execution of this Agreement, Sellers shall cause all Clients (including all Fund participants) and, any Clients (or Fund participants) in respect of New Contracts to be informed of the transactions contemplated by this Agreement. With respect to those Clients designated to receive Letters A, B, D and E pursuant to Schedule 5.4(a), Sellers shall request the signed written consent of those Clients to the transaction pursuant to the procedures set forth in Schedule 5.4(a) or in such other form as may be reasonably satisfactory to Buyer ("AFFIRMATIVE CONSENT"). Subject to
Section 10.2(e), Sellers may seek such Client's consent in the form of an implied consent (a "NEGATIVE CONSENT") by requesting written consent as aforesaid and informing such Client in writing of the transactions contemplated by this Agreement at least sixty (60) days in advance of the Closing as contemplated in Schedule 5.4(a) and the annexes thereto. The Sellers shall
(a) use reasonable efforts to keep Buyer informed of the status of obtaining Affirmative Consents and Negative Consents and (b) deliver to Buyer prior to the Closing copies of all executed Affirmative Consents and make available for inspection the originals of such Affirmative Consents prior to the Closing.

          (b) Sellers shall arrange meetings prior to the Closing Date between Buyer and the Clients set forth on Schedule 5.4(b) for the purpose of discussing such Clients' intentions with respect to the Companies in connection with the transactions contemplated hereby (which such Clients shall be referred to herein as the "CONFERENCE CLIENTS").

          5.5  FOREIGN INVESTMENT COMPANY REQUIREMENTS.  (a)  (i) As required by
Section 115(5) of the regulations promulgated pursuant to the SECURITIES ACT (Ontario) immediately after the Closing Date, the Sellers shall notify the Trustees of the Universal Funds of the change in ownership of Eaton; and (ii) as required by Section 115(5) of regulations promulgated pursuant to the Securities Act (Ontario), immediately after the Closing Date, the Sellers shall notify each client of Eaton residing or doing business in Ontario of the change in ownership of Eaton.

          (b)(i) Prior to the Closing Date, the Sellers shall inform the IML of the transactions contemplated herein and provide the IML with a draft publication describing the transaction; and (ii) as promptly as possible, but no more than seven days after the Closing Date, the Sellers shall provide to the shareholders of the Cursitor Fund, a copy of the publication referred to above.

          5.6 SUPPLEMENTAL INFORMATION. Sellers will furnish to Buyer no later than three business days prior to the Closing updated Schedule 3.18 and Schedule
3.25. Notwithstanding the delivery of such updated Schedule, nothing contained in this Section or such Schedule shall limit Buyer's rights and remedies hereunder or otherwise in respect of any new disclosure on such Schedule.


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

          5.7 CONFIDENTIALITY. (a) Prior to the Closing Date and after any termination of this Agreement, each Seller (including EPL) and each Additional Party (including FAWI) and each of their respective Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, agents and lenders to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Buyer's business furnished to the Companies, Sellers (including EPL), Additional Parties (including FAWI) or any of their respective Affiliates or Subsidiaries in connection with the transactions contemplated by the Transaction Documents and provided to such Seller (including EPL) or Additional Party (including FAWI) or their respective Affiliates, except to the extent that such information was (i) previously known on a nonconfidential basis by Sellers (including EPL) or Additional Parties (including FAWI) (ii) in the public domain through no fault of Sellers (including EPL) or Additional Parties (including FAWI) or (iii) later lawfully acquired by Sellers (including EPL) or Additional Parties (including FAWI) from sources other than Buyer PROVIDED that Sellers (including EPL) and Additional Parties (including FAWI) may disclose such information to its officers, directors, employees, accountants, consultants, advisors and agents in connection with the transactions contemplated by the Transaction Documents so long as such Persons are (i) informed by Sellers (including EPL) or Additional Parties (including FAWI) of the confidential nature of such information; and (ii) are directed by Sellers (including EPL) or Additional Parties (including FAWI) to treat such information confidentially; and (iii) such Persons agree to be bound by this Article V of this Agreement. The obligation of the Sellers (including EPL), Additional Parties (including FAWI) and each of their Subsidiaries and Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Sellers (including EPL), Additional Parties (including FAWI) and each of their Subsidiaries and Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, agents and lenders to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Sellers (including EPL) and Additional Parties (including FAWI), or on their behalf from Buyer or its Affiliates in connection with this Agreement that are subject to such confidence.

          (b) Any Person pursuant to this Agreement who becomes legally compelled to disclose any of the documents or information referred to in Section 5.9(a) above, will provide Buyer with prompt notice prior to disclosing any such documentation or information so that Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Buyer does not waive compliance with the provisions of this Agreement as to disclosure of the Information, the Sellers (including EPL), Additional Parties (including FAWI), their Affiliates and their Subsidiaries will furnish only the portion of such documentation or information which it is advised by counsel is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such documentation or information.


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

          5.8 AFFILIATE ACCOUNTS. Except for travel expenses, accrued compensation and other reimbursable expenses in each case incurred in the ordinary course of business and all accounts between the Sellers, Companies, Additional Parties and members of their Immediate Family or their Affiliates, on the one hand, and any of the Companies and their respective Subsidiaries, on the other hand, as of the Closing shall be settled in full in cash at or prior to the Closing Date.

          5.9 TRANSFER OF HOLDINGS L.P. INTERESTS. As long as Holdings L.P. owns or holds an Interest (as defined in the LLC Agreement) in Newco, without the prior written consent of Buyer, none of the Sellers or Additional Parties or any of their respective transferees shall Transfer (as defined in the LLC Agreement), directly or indirectly, any record or beneficial interest in their respective Holdings L.P. Interests unless either (a) such Transfer is made to a member of the Immediate Family of a Principal (or a trust, family limited partnership, close corporation or similar entity the beneficiaries of which are exclusively Principals or members of their Immediate Families) for tax or estate planning purposes or (b) (i) such Transfer is made to an active, full-time employee of Newco or its Subsidiaries and (ii) such Transfer would not result in attribution of income to the recipient or compensation expense to Newco; PROVIDED that, such Immediate Family member or employee of Newco or its Subsidiaries, as the case may be, agrees in writing to be subject to the same restrictions on Transfer as set forth herein.

          5.10 REVISED ANNUAL BILLINGS. (a) On the Closing Date, Sellers will deliver to Buyer a revised schedule (the "REVISED SCHEDULE") which sets forth a list of all Clients including all participants in any Fund (except with respect to clients of Draycott transferred to the Companies in connection with the Draycott Transaction) showing for each such Client, as of the close of business on the day preceding the Closing Date, (i) the items set forth in subclauses (i) through (vii) of Section 3.23(a), (ii) Revised Annual Billings, as defined herein and (iii) the information used in calculating Revised Annual Billings set forth in subclauses (i) through (iv) of Section 5.10 (b).

          (b) Pro forma annual billings for each Client (and Fund participant) on the Revised Schedule shall be calculated in the same manner as Base Annual Billings, after giving effect to the adjustments made to assets under management pursuant to subparagraphs (i) to (iv) below and to any reductions in fees since the date of the Original Schedule, provided that the Revised Schedule shall not reflect fluctuations in the market value of assets under management since November 30, 1995 (except as expressly provided in subparagraphs (ii), (iii) and (iv) below) or increases (if any) in the fee schedule subsequent to that date (such pro forma annual billings as shown on the Revised Schedule being referred to herein as "REVISED ANNUAL BILLINGS"). In calculating Revised Annual Billings in respect of any Client:

               (i) All Clients other than those Clients receiving Letter C in accordance with the procedures set forth in Schedule 5.4(a) that have terminated their investment advisory relationship with the Companies or their respective Subsidiaries or that have notified the Companies or their respective Subsidiaries or Affiliates (orally or in writing) of their intention to terminate that relationship since the date of the Original Schedule and all Investment Companies that are not Approved Investment Companies shall be so noted on the Revised Schedule and Revised Annual Billings with respect to such Clients shall be reduced to zero.

               (ii) All Clients that have engaged the Companies and their respective Subsidiaries since the date of the Original Schedule (except for clients transferred to the Companies as a result of the Draycott Transaction) shall be added to the Revised Schedule with their assets under management by the Companies or any of their respective Subsidiaries included in the Revised Schedule at the fair market value of those assets on the date management of those assets by the Companies or any of their respective Subsidiaries commenced.

               (iii) Clients other than those Clients receiving Letter C in accordance with the procedures set forth in Schedule 5.4(a) that have withdrawn assets from management by the Companies and their respective Subsidiaries since the date of the Original Schedule shall be so noted on the Revised Schedule and, assets under management for such Clients shall be reduced on the Revised Schedule by the same percentage as is calculated by dividing (x) the fair market value of the assets withdrawn as of the date of withdrawal, by (y) the aggregate fair market value of assets managed by the Companies or their Subsidiaries for such Client immediately prior to the withdrawal. If, as of the Closing Date, any of the Sellers or Additional Parties has knowledge of any prospective withdrawal of assets under management for any Client, assets under management for such Client on the Revised Schedule shall be reduced by the same percentage as is calculated by dividing (A) the fair market value of the assets proposed to be withdrawn by (B) the aggregate fair market value of assets managed by either Company or their respective Subsidiaries for such Client as of the business day next preceding the Closing.

               (iv) Clients that have added to assets under management since the date of the Original Schedule shall be so noted on the Revised Schedule and, assets under management for such Clients shall be increased from or added to, as applicable, the Original Schedule by the fair market value of those added assets on the date the management of the added assets by either Company or any of their respective Subsidiaries commenced. Investment income shall not be included as an addition for this purpose.

          (c) In the event of any disagreement by Buyer with any item or calculation set forth on the Revised Schedule, Buyer shall inform the Sellers as to the amount of Revised Annual Billings derived pursuant to Buyer's calculation, and Buyer and Sellers will use their best efforts to resolve such disagreement in good faith. In the event such disagreement cannot be so resolved, subject to the definition of "FINAL ANNUAL BILLINGS" set forth below, Revised Annual Billings will be conclusively determined on or prior to the Closing Date by the Accounting Referee and the amount so determined will be final and binding on all parties. The cost of the services, if any, of the Accounting Referee in connection with such determination shall be borne (A) by Buyer if the difference between Final Annual Billings and Buyer's calculation of Revised Annual Billings is greater than the difference between the Final Annual Billings and Sellers'


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

calculation of the Revised Annual Billings, (B) by Sellers if the first such difference is less than the second such difference and (C) otherwise equally by Buyer and Sellers.

          As used herein, "FINAL ANNUAL BILLINGS" means the Revised Annual Billings (i) as shown in the Revised Schedule delivered by the Sellers pursuant to Section 5.10(a), if Buyer is not in disagreement therewith; or (ii) if Buyer disagrees therewith, (A) as agreed by Buyer and Sellers pursuant to this Section 5.10(c) or (B) in the absence of such agreement, as determined by the Accounting Referee pursuant to this Section 5.10(c).

          5.11 DISTRIBUTIONS. Notwithstanding anything else contained herein, Sellers agree that, prior to the Closing, neither Holdings L.P. nor Limited will make any dividend or other distributions, provided that if the Closing has not occurred prior to April 15, 1996, Holdings L.P. may make distributions of accumulated earnings through December 31, 1995, together with a tax advance with respect to the first quarter of 1996 all in accordance with prior practice and Limited may make a dividend of accumulated earnings through December 31, 1995.

          5.12 CERTAIN REORGANIZATIONS. Notwithstanding any other provision of this Agreement to the contrary, it is agreed and understood that Whitedoors Limited, after the date hereof and prior to the Closing, may elect (but shall not be required) to distribute Ordinary Shares of Limited held by Whitedoors Limited as of the date hereof as follows: 10,570 Ordinary Shares to The Newark Trust, a shareholder of Whitedoors Limited and 21,140 Ordinary Shares to The Aleppo Trust, the other shareholder of Whitedoors Limited (the "Distribution"), provided that (i) if a distribution is made to The Newark Trust, (x) The Newark Trust shall become a party to this Agreement and each other Transaction Document to which Whitedoors Limited is a party, as a Seller, and in connection therewith shall execute such documentation as Buyer may reasonably determine to be necessary or appropriate, and (y) John S. Ricciardi shall cease to be obligated as an Additional Party with respect to any of the obligations of Whitedoors Limited, but shall be obligated as an Additional Party with respect to the obligations of the Newark Trust and in connection therewith shall execute such documentation as Buyer may reasonably determine to be necessary or appropriate,
(ii) if a distribution is made to The Aleppo Trust (x) The Aleppo Trust shall become a party to this Agreement and each other Transaction Document to which Whitedoors Limited is a party, as a Seller, and in connection therewith shall execute such documents as Buyer may reasonably determine to be necessary or appropriate and (y) Charles J.H. Gave shall cease to be obligated as an Additional Party with respect to any of the obligations of Whitedoors Limited, but shall be obligated as an Additional Party with respect to the obligations of The Aleppo Trust and in connection therewith shall execute such documentation as Buyer may reasonably determine to be necessary or appropriate and (iii) the payment of the Share Purchase Price shall be reallocated and paid as indicated in the footnote to Schedule 2.6(a). Any changes in the representations and warranties set forth in Article III or the Schedules in connection therewith necessary to reflect the Distribution shall be deemed to be immaterial for all purposes of this Agreement. Upon the assumption by The Newark Trust and/or The Aleppo Trust, respectively, of the obligations under the Transaction Documents of Whitedoors Limited, and the execution and delivery of documents to that effect satisfactory to Buyer, Whitedoors Limited shall be relieved of all of its obligations under the Transaction Documents to the extent of such assumption.


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

          5.13  DEFERRED SHARE OPTION.   The Sellers and Additional Parties who
hold Deferred Shares as of the date hereof hereby grant an option, exercisable on and after the Closing to sell the said Deferred Shares to Newco for L0.01 per Deferred Share and the above mentioned Sellers and Additional Parties warrant and undertake to Newco that they will and shall remain the owners of the said Deferred Shares and will not (without the prior written consent of Newco) dispose of any interest therein or create or allow to be created any encumbrance (including any right to acquire, option, right of pre-emption or right of conversion, mortgage, charge, pledge, lien, assignment, security interest, title retention or any other security arrangement or arrangement of whatsoever nature) over the said Deferred Shares or agree (whether conditionally or otherwise) to do any of these such things, PROVIDED that after the Closing, EPL may transfer Deferred Shares to any other Shareholder or to Newco or any of its Subsidiaries without the consent of Newco, subject to the option granted hereunder.

          5.14 PROHIBITION ON CERTAIN DISTRIBUTIONS. Whitedoors Limited and Yahtzee Limited each hereby agree, severally and not jointly, that it will refrain from making or paying any dividend with respect to, or repurchasing or redeeming, any equity security thereof, unless after giving effect thereto (a) from the date of receipt of the Share Purchase Price through June 30, 1997, such Seller Corporation shall have at all times a Seller Corporation Net Worth (as defined below) that is not less than the Share Purchase Price received (including all distributions from Holdings L.P. on or after the Closing) by such Seller Corporation, less the aggregate amount of all claims paid by such Seller Corporation under Section 8.8 or 11.2 hereunder, and (b) from and after July 1, 1997 through the seventh anniversary of the Closing Date, such Seller Corporation shall have at all times a Seller Corporation Net Worth that is not less than the total of (i) 10% of the Share Purchase Price received (including all distributions from Holdings LP on or after the Closing) by such Seller Corporation plus (ii) the aggregate amount of such Seller Corporation's proportionate share of all claims for Damages under Section 8.8 or 11.2(a) hereunder that are made prior to June 30, 1997, and remain outstanding minus
(iii) 10% of the aggregate amount of all claims paid by such Seller Corporation under Section 8.8 or 11.2 hereunder. "Seller Corporation Net Worth" shall be the total of (x) the fair market value of all cash, marketable securities and Units held by such Seller Corporation, less (y) all liabilities of such Seller Corporation (other than liabilities under this Agreement), provided that for these purposes the fair market value of each Unit shall be deemed to be $19.925.


                                   ARTICLE VI

                               COVENANTS OF BUYER

          Buyer agrees that:

          6.1 CONFIDENTIALITY. (a) Prior to the Closing Date and after any termination of this Agreement, Buyer and its Subsidiaries will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business furnished to Buyer or its Subsidiaries in connection with the transactions contemplated by the


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

Transaction Documents, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Sellers, Additional Parties, the Companies or any of their respective Subsidiaries; PROVIDED that Buyer may disclose such information to its Affiliates (except that client information as to which confidential treatment has been specifically requested by the applicable client may not be revealed to such Affiliate except as may be required by law), officers, directors, employees, accountants, consultants, advisors, agents and lenders in connection with the transactions contemplated by the Transaction Documents so long as such Persons are (i) informed by Buyer of the confidential nature of such information; (ii) are directed by Buyer to treat such information confidentially; and (iii) such Persons agree to be bound by this Article VI of this Agreement. The obligation of Buyer and its Subsidiaries to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Subsidiaries will, and will use their best efforts to cause their respective Affiliates officers, directors, employees, accountants, counsel, consultants, advisors, agents and lenders to, destroy or deliver to Sellers, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Subsidiaries or on their behalf from Sellers or either Company or any of their respective Subsidiaries in connection with this Agreement that are subject to such confidence.

          (b) Any Person pursuant to this Agreement who becomes legally compelled to disclose any of the documents or information referred to in Section 6.1(a) above, will provide Sellers with prompt notice prior to disclosing any such documentation or information so that Sellers may seeks a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Sellers do not waive compliance with the provisions of this Agreement as to disclosure of the Information, the Buyer and its Subsidiaries will furnish only the portion of such documentation or information which it is advised by counsel is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such documentation or information.

          6.2  ACCESS.  From the date hereof until the Closing Date, Buyer will
(a) give Sellers, its counsel, financial advisors, auditors and other authorized representatives reasonable access during regular business hours to the offices, properties, books and records of the Buyer relating to the International Operations, (b) furnish to Sellers, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the International Operations as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of Buyer to cooperate with Sellers in its investigation of the aforesaid entities. No investigation by Sellers or other information received by Sellers shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Buyer hereunder.


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

          6.3  NOTICES OF CERTAIN EVENTS. Buyer shall promptly notify Seller of:

          (a) any notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Transaction Documents;

          (b) any notice or other material communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the Transaction Documents; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Buyer that relate to the consummation of the transactions contemplated by the Transaction Documents.

          6.4 SECURITIES ACT (ONTARIO). Buyer shall give notice at least 30 days prior to Closing to the Director under the Securities Act (Ontario) pursuant to Section 104(1) of the regulations promulgated under such statute.

          6.5 RESTRICTIVE TRADE PRACTICES ACT. Buyer shall file the Transaction Agreement with the Director General of Fair Trading pursuant to Restrictive Trade Practices Act 1976 on behalf of itself and the Sellers.

          6.6 ALLIANCE CAPITAL MANAGEMENT (BRAZIL) LTDA. Upon receipt of all necessary licenses, consents and regulatory filings, Buyer shall cause Alliance Capital Management (Brazil) Ltda to become a wholly owned subsidiary of Newco.


                                   ARTICLE VII

                         COVENANTS OF BUYER AND SELLERS

          Buyer and Sellers agree that:

          7.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement, Buyer and Sellers will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by the Transaction Documents. Sellers and Buyer agree, and Sellers, prior to the Closing, and Buyer and Sellers, after the Closing, agree to cause each of the Companies and their respective Subsidiaries and Affiliates, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Transaction Documents.

          7.2  CERTAIN FILINGS.  The parties shall cooperate with one another
(a) in connection with HSR and other foreign regulatory filings, (b) in preparing and filing all forms


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

and amendments to forms, including Form ADVs, corresponding state forms and other filings required by Foreign Securities Regulators, required under applicable federal, state and foreign laws as a result of the consummation of the transactions contemplated by the Transaction Documents, and in determining whether any other action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or whether any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

          7.3 PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to the Transaction Documents or the transactions contemplated thereunder and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          7.4  SECTION 15(f).    (a) The Sellers (other than EPL) and the Buyer
each agree to use its respective best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement. Each of the Sellers (other than EPL) and the Buyer agree that, for a period of not less than three years after the Closing Date, it shall use its best efforts to ensure that no more than 25% of the members of the board of directors or trustees of any Client that is an Investment Company shall be "INTERESTED PERSONS" (as defined in the Investment Company Act) of the Companies, their respective Subsidiaries or the Buyer as investment adviser to each such Client or any person that before or after the Closing Date was or is an affiliated person of any of the foregoing within the meaning of the Investment Company Act. Without limiting the generality of the foregoing, the Companies, their respective Subsidiaries and the Buyer will not take, recommend or endorse any action that would cause more than 25% of the number of any such board to be "INTERESTED PERSONS."

          (b) The Sellers (other than EPL) and the Buyer each represent and warrant that to their knowledge there is no express or implied understanding, arrangement or intention to impose an "UNFAIR BURDEN" within the meaning of
Section 15(f) of the Investment Company Act on any Client that is an Investment Company as a result of the transactions contemplated hereby, and that for a period of not less than two years after the Closing Date such entities will not take or recommend any act that would constitute an "UNFAIR BURDEN" on any Investment Company.

          (c) EPL agrees to use its best efforts not to take any action or permit any of its affiliates to take any action that would cause the provisions of Section 15(f) of the Investment Company Act not to be complied with.


                                  ARTICLE VIII


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                                   TAX MATTERS

          8.1 TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

          "BUYER INDEMNITEE" means Buyer, any of its Affiliates and, effective upon the Closing, Limited, the Limited Subsidiaries, Eaton and Newco.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "FINAL DETERMINATION" means (i) with respect to United States federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than United States federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or () the payment of Tax by Buyer, Sellers or any of the parties responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

          "LIMITED SUBSIDIARY" means any Subsidiary of Limited.

          "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

          "TAX" and, with correlative meaning, "TAXES" and "TAXABLE" means (i) any net income, alternative or add-on minimum tax, gross income, advance corporation tax, precompte, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount (including, without limitation, any such amounts that accrue in years subsequent to the one in which the related tax liability arose) imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY"), (ii) any liability of the relevant Person for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the relevant Person for payment of such amounts was determined or taken into account with reference to the liability or tax attributes of any other person for any period during the Tax Indemnification Period and (iii) liability of the relevant Person for the payment of any amounts as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.


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

          "TAX ASSET" means any net operating loss; net capital loss; investment tax credit; foreign tax credit; credits for advance corporation tax, PRECOMPTE or other similar taxes; charitable deduction, or any other credit or tax attribute of Eaton, Limited or any Limited Subsidiary which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

          "TAX INDEMNIFICATION PERIOD" means (i) with respect to any Tax described in clause (i) of the definition of "Tax," any Pre-Closing Tax Period of Eaton, Limited or any Limited Subsidiary, (ii) with respect to any Tax described in clause (ii) of the definition of "Tax", any Pre-Closing Tax Period of Limited or any Limited Subsidiary and the Tax year of any member (other than a Limited or a Limited Subsidiary) of a group described in such clause (ii) that includes (but does not end on) the Closing Date, and (iii) with respect to any Tax described in clause (iii) of the definition of "Tax", the survival period of the obligation under the applicable contract or arrangement.

          "TAX SHARING AGREEMENTS" means any Tax sharing agreements or arrangements (whether or not written) binding Eaton, Limited or any Limited Subsidiary (including any agreements or arrangements which afford any other person the benefit of any Tax Asset of Eaton, Limited or any Limited Subsidiary, afford Eaton, Limited or any Limited Subsidiary the benefit of any Tax Asset of any other person or require or permit the transfer or assignment of income, revenues, receipts, or gains).

          8.2 TAX REPRESENTATIONS. Unless otherwise expressly set forth herein, the representations and warranties contained in this Section 8.2 are made to the Buyer as of the date hereof and as of the Closing Date by each of the Sellers (other than EPL) jointly and severally with each of the other Sellers and Additional Parties (other than FAWI) in its Selling Group.

          (a) Except as disclosed on Schedule 8.2, Holdings L.P. has timely paid all Taxes, and all interest and penalties due thereon and payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset Interest, Contributed Asset Interest or Other Purchased Asset Interest, would otherwise adversely affect the Business of Holdings L.P. or Eaton or would result in Buyer's becoming liable or responsible therefor.

          (b) Holdings L.P. has established, in accordance with GAAP applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all Tax liabilities, assessments, interest and penalties that arise from or with respect to the Purchased Assets Interest, the Contributed Assets Interest or the Other Purchased Assets Interest or the operation of the Business of Holdings L.P. or Eaton and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset Interest, Contributed Asset Interest or Other Purchased Asset Interest, would otherwise adversely affect the Business of Holdings L.P. or Eaton or would result in Buyer's becoming liable therefor.


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

          (c) Except as set forth in the Balance Sheet (including the notes thereto) or on Schedule 8.2, (i) all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of Eaton, Limited or any Limited Subsidiary (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws; (ii) as of the time of filing, the Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of Eaton, Limited and the Limited Subsidiaries and any other information required to be shown therein; (iii) all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted, to the appropriate Taxing Authority; (iv) all material Taxes, if any, payable on or before the Closing Date by or on behalf of Eaton, Limited or any Limited Subsidiary have been timely paid, or withheld and remitted, to the appropriate Taxing Authority; (v) the charges, accruals and reserves for Taxes with respect to Limited and the Limited Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of Eaton, Limited and the Limited Subsidiaries (excluding any provision for deferred income taxes) are adequate to cover such Taxes; (vi) all Returns filed with respect to Tax years of Limited and the Limited Subsidiaries through the Tax year ended December 31, 1994 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vii) all corporation tax assessments for Limited for the Tax years to December 31, 1994 have either been finally determined by a court or tribunal (following an appeal) or by agreement pursuant to Section 54 Taxes Management Act 1970 (viii) neither Eaton nor Limited nor any Limited Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file any Return and, has not yet filed such return; (ix) neither Eaton nor Limited nor any Limited Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of which either Limited or any Limited Subsidiary is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (x) there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to Holdings L.P., Eaton, Limited or any Limited Subsidiary in respect of any Tax or Tax Asset; (xi) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between Eaton, Limited or any Limited Subsidiary and any Taxing Authority; (xii) no fund that Holdings L.P., Eaton, Limited or any Limited Subsidiary has sponsored is or has at any time been engaged in a trade or business in the United States; (xiii) neither Eaton nor Limited nor any Limited Subsidiary owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property; (xiv) none of the property owned or used by Eaton is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1986, as amended; (xv) none of the property owned or used by Eaton is subject to a lease, other than a "true" lease for federal income tax purposes; (xvi) none of the property owned by Eaton is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (xvii) there are no Liens for Taxes upon the assets of Eaton, Limited or any Limited Subsidiary except Liens for current Taxes not yet due; (xviii) such Seller or such Additional Party is not subject to withholding under Section 1445 of the Code with a respect to any transaction contemplated


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

hereby; (xix) neither Limited nor any Limited Subsidiary has participated in any arrangement whereby any income, revenues, receipts, gain, loss or Tax Asset of Limited or any Limited Subsidiary was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax Asset of any other person; (xx) neither Limited nor any Limited Subsidiary is currently under any contractual obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "TAX"; (xxi) all information set forth in the notes to the Balance Sheet relating to Tax matters is true and complete; (xxii) no claim has been made under Section 152, 153, 154 or Section 175 Taxation of Chargeable Gains Act 1992 ("TCGA") or any section which would affect the amount of any gain accruing or treated as accruing on a disposal of an asset of Limited or any Limited Subsidiary which is resident in the UK; and (xxiii) if each of the assets (other than trading stock) or the plant and machinery taken as a whole of Limited or any Limited Subsidiary which is resident in the UK were disposed of for a consideration equal to the book value of that asset or, as appropriate, plant and machinery on, or adopted for the purposes of, the Limited Closing Date Balance Sheet, no liability to corporation tax on chargeable gains or a balancing charge under the Capital Allowances Act 1990 not fully provided for in the Limited Closing Date Balance Sheet would arise, provided that, for the purpose of determining corporation tax on chargeable gains, there shall be disregarded any relief and allowances available to the company concerned other than amounts failing to be deducted under Section 38 TCGA.

          8.3 SELLER COVENANTS. Sellers (other than EPL) agree that: (a) without the prior written consent of Buyer, none of the Sellers (other than EPL), the Additional Parties (other than FAWI), the Companies, the Limited Subsidiaries or their respective Affiliates shall, to the extent it may affect or relate to Eaton, Limited or any Limited Subsidiary, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission could have the effect of increasing the Tax liability or decreasing any Tax Asset of Eaton, Limited, any Limited Subsidiary, Newco, Buyer or any Affiliate of Buyer.

          (b) All Returns not required to be filed on or before the date hereof, but required to be filed on or before the Closing Date, (1) will be filed when due in accordance with all applicable laws and as of the time of filing, will correctly reflect the facts regarding the income, business, assets, operations, activities and status of Eaton, Limited or any Limited Subsidiary and any other information required to be shown therein.

          (c) Neither Eaton nor Limited nor any Limited Subsidiary shall reserve any amount for or make any payment of Taxes to any other person or any Taxing Authority except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of Limited and the Limited Subsidiaries.


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

          8.4 BUYER COVENANTS. (a) Within 30 days after any Tax liability of an Alliance Entity with respect to a Pre-Closing Tax Period of such Alliance Entity has been fixed pursuant to a Final Determination, Buyer will make a contribution to the capital of Newco of (i) an amount equal to such Tax liability and (ii) an amount equal to any expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) incurred in the contest in good faith in appropriate proceedings of the imposition, assessment or assertion of such Tax liability, PROVIDED that Buyer shall have no obligation to make any capital contribution pursuant to this
Section 8.4 until the aggregate amount of all claims arising pursuant hereto exceeds the aggregate reserves for Taxes provided for on the books and records of the Alliance Entities as of the Closing Date, in which case Buyer shall be obligated to make capital contributions hereunder for the full amount of all claims in excess of such reserves for Taxes. If Buyer's obligation to make a capital contribution under this Section 8.4 arises in respect of an adjustment that makes allowable to Newco or any of its Affiliates, including any of the Alliance Entities, any deduction, amortization, exclusion from income or other allowance (a "TAX BENEFIT") that would not, but for such adjustment, be allowable, then any capital contribution by Buyer to Newco shall be an amount equal to the amount that would otherwise be due reduced by the present value of such Tax Benefit as determined by Newco at that time.

          (b) Prior to the Closing Date, Buyer shall not, without the prior written consent of Holdings L.P., cause or permit any of the Alliance Entities, to the extent it may affect or relate to any of the Alliance Entities, to make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission could have the effect of increasing the Tax liability or decreasing any Tax Asset of any of the Alliance Entities or Newco.

          (c) Prior to the Closing Date, none of the Alliance Entities shall reserve any amount for or make any payment of Taxes to any other person or any Taxing Authority except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of the Alliance Entities.

          8.5 TERMINATION OF EXISTING TAX SHARING AGREEMENTS. Sellers (other than EPL) agree that (i) except as set forth on Schedule 8.5, any and all existing Tax Sharing Agreements shall be terminated as of the Closing Date; (ii) after the Closing Date, neither Limited or any Limited Subsidiary shall have any further rights or liabilities thereunder and (iii) Sellers shall compensate Buyer, for and hold Eaton, Limited and any Limited Subsidiary harmless against, any Tax imposed by a Taxing Authority as a result of such termination and, if any such termination is not binding on any Taxing Authority, any adverse effect which would have been avoided if such termination had been given effect by such Taxing Authority.

          8.6 OTHER TAX MATTERS. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties, interest and associated legal fees) incurred in connection with this Agreement or any of the transactions


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

contemplated pursuant to this Agreement (including any real property transfer tax and any similar Tax and also including any United Kingdom stamp duty and stamp duty reserve tax) shall be borne equally by Sellers, on the one hand, and Buyer, on the other, when due, and Sellers and Buyer will each at their own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Sellers and Buyer will, and will cause their respective Affiliates to, join in the execution of any such Tax returns and other documentation.

          8.7 COOPERATION ON TAX MATTERS. (a) Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax return, statement, report or form, any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Sellers agree (A) to retain, and to cause Eaton, Limited, the Limited Subsidiaries and the Alliance Entities to retain all books and records with respect to Tax matters pertinent to Eaton, Limited, the Limited Subsidiaries and the Alliance Entities relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority and (B) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, either Buyer or Sellers (other than EPL), as the case may be, shall allow the other party to take possession of such books and records.

          (b) Buyer and Sellers (other than EPL) further agree, upon request, to use best efforts to obtain any certificate or other document from any governmental authority or customer of Eaton, Limited, any Limited Subsidiary and of the Alliance Entities or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          8.8  TAX INDEMNIFICATION.  (a) Subject to the limitations set forth in
Section 11.2(f), each Selling Group (except the FAWI/EPL Group) in the respective percentages set forth in Schedule 11.2 next to the name of the Selling Group hereby indemnifies (such indemnity to be joint and several as to each member of such Selling Group) each Buyer Indemnitee against and agrees to hold each Buyer Indemnitee harmless from (i) any Tax of, or attributable to, Eaton, Limited or any Limited Subsidiary related to the Tax Indemnification Period but in the case of Limited or any Limited Subsidiary, only to the extent that such Tax does not arise as a result of any voluntary act of or directed by Buyer, Limited or any Limited Subsidiary after the Closing Date other than in the ordinary course of business, (ii) subject to the limitations set forth in
Section 11.2(e), any Tax of, or attributable to, Eaton, Limited or any Limited Subsidiary resulting from a breach of the provisions of Sections 8.2 and 8.3 but in the case of Limited or any Limited Subsidiary, only to the extent that such Tax does not arise as a result of any voluntary act of or directed by Buyer, Limited or any Limited Subsidiary after the Closing Date other than in the ordinary course of business, and (iii) any liabilities, costs, expenses reasonably incurred (including, without limitation, expenses of investigation and attorneys' fees and


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

expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in
(i) or (ii), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee, (the sum of (i), (ii) and (iii) being referred to herein as a "LOSS"), PROVIDED that the members of each Selling Group shall have no obligation to make any payment pursuant to this Section 8.8(a) until the aggregate amount of all claims arising pursuant hereto exceeds the aggregate reserves for Taxes provided for on the books and records of Eaton, Limited or any Limited Subsidiary as of the Closing Date, in which case the members of each Selling Group (except the FAWI/EPL Group) shall be obligated to make payments hereunder for the full amount of all claims in excess of such reserves for Taxes.

          (b)  If the obligation of any member of any Selling Group under this
Section 8.8 arises in respect of an adjustment that makes allowable to Buyer or any of its Affiliates, including Newco, Eaton, Limited or any Limited Subsidiary, any Tax Benefit that would not, but for such adjustment, be allowable, then any indemnity payment by such member hereunder shall be an amount equal to the amount that would otherwise be due but for this Section 8.8(b), reduced by two-thirds of the present value of such Tax Benefit as determined by Buyer at that time.

          (c) For purposes of this Section, in the case of any taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such tax related to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any taxes other than taxes based upon or related to income profits, sales or supplies, be deemed to be the amount of such tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period and (y) in the case of any tax based upon or related to income, profits, sales or supplies be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Eaton, Limited and the Limited Subsidiaries.

          (d) Upon payment by any Buyer Indemnitee of any Loss, the members of the respective Selling Groups shall discharge their obligation to indemnify the Buyer Indemnitee against such Loss by paying to Buyer an amount equal to the amount of such Loss as determined after application of Section 8.8(b).

          (e)  Any claim for indemnification or payment pursuant to this Section
8.8 shall be made in accordance with the procedures set forth in Section 11.3.

          (f) No investigation by Buyer or any of its Affiliates at or prior to the Closing Date shall relieve any member of any Selling Group of any liability hereunder.


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

          (g) Any claim of any Buyer Indemnitee (other than Buyer, Limited or any Limited Subsidiary) under this Section 8.8 may be made and enforced by Buyer on behalf of such Buyer Indemnitee. Notwithstanding the provisions of Section 8.8(a), any claim for any Loss of Limited or any Limited Subsidiary shall be made and enforced only by Buyer.

          (h) At the request of Sellers, Buyer shall ensure that Limited or any Limited Subsidiary (i) uses (including by way of surrender from one company to another) all Tax Assets available to it at the Closing Date (other than Tax Assets that have been taken into account in compiling the Limited Closing Date Balance Sheet either as assets or in the provision for Taxes or deferred taxes) and makes all elections, except in respect of matters after the Closing Date, so as to reduce or eliminate the Sellers' liability under this Section 8.8 and (ii) at Sellers' expense, delivers to Sellers a certificate from its auditors for the time being confirming that all such Tax Assets have been so used and all such elections have been so made.

          8.9 ALLOCATION OF TAXES WITH RESPECT TO PURCHASED ASSETS. All real property taxes, personal property taxes and similar AD VALOREM obligations levied with respect to the Purchased Assets Interest, the Contributed Assets Interest and the Other Purchased Assets Interest for a taxable period that includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Holdings L.P. and Newco in the manner described in Section 8.8(c). Holdings L.P. shall be liable for the amount of such taxes that is attributable to the Pre-Closing Tax Period and Newco shall be liable for the amount of such taxes that is not attributable to the Pre-Closing Tax Period. Within 90 days after the Closing Date, each of Holdings L.P. and Newco shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.9, together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, Holdings L.P. shall notify Newco upon receipt of any bill for real or personal property taxes relating to the Purchased Assets Interest, the Contributed Assets Interest or the Other Purchased Assets Interest part or all of which are not attributable to the Pre-Closing Tax Period, and shall promptly deliver such bill to Newco, which shall pay the same to the appropriate taxing authority, PROVIDED that if such bill covers the Pre-Closing Tax Period, Holdings L.P. shall also remit to Newco, prior to the due date of assessment, payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Holdings L.P. or Newco shall thereafter make a payment for which it is entitled to reimbursement under this Section 8.9, the other party shall make such reimbursement promptly, but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled, along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

          8.10 PURCHASE PRICE ADJUSTMENT AND INTEREST. Any amount paid by Sellers or Buyer under Section 8.4, 8.6, 8.8, 8.9 or 11.2 will be treated either as an adjustment to the Share Purchase Price, the Asset Purchase Price or the Other Asset Purchase Price or as a contribution to the capital of Newco, as appropriate, as well as an adjustment to Buyer's capital account in Newco unless a Final Determination causes any such amount not to constitute an adjustment to any such Purchase Price or a capital contribution for Federal Tax Purposes. In


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such event, Sellers or Buyer, as the case may be, shall pay an amount that reflects the hypothetical Tax consequences of the receipt of such payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment (or, if the recipient of such payment is a partnership for U.S. federal income tax purposes, to the holders of interest in the recipient of such payment) for the relevant year, reflecting, for example, the effect of deductions available for interest paid or accrued and for Taxes such as state and local income Taxes. Any payment required to be made by Buyer or Sellers under Section 8.4, 8.6, 8.8, 8.9 or 11.2 that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision of Section 6621(a)(2) of the Code for each day until paid.


                                   ARTICLE IX

                                EMPLOYEE BENEFITS

          All parties (other than EPL and FAWI) agree that:

          9.1 EMPLOYEE BENEFITS. (a) After the Closing Date, all employees of Newco and its Subsidiaries who are employed in the United States, including Transferred Alliance Employees, shall participate in the employee benefit plans maintained by Buyer for similarly situated employees.

          (b) The compensation (other than incentive compensation, described in Section 9.2 below) and benefits to be provided to Transferred Alliance Employees employed in the United Kingdom after the Closing Date shall generally be maintained at a level reasonably comparable in the aggregate to those provided to such employees by the Buyer prior to the Closing Date other than in connection with individual performance and function reviews.

          (c) For purposes of vesting and eligibility under the employee benefit plans maintained by Newco and Buyer, after the Closing Date, employees who participate in any such plan shall be credited with service with the Companies and with Buyer prior to the Closing Date.

          (d) Prior to the Closing Date, the Companies and Buyer shall use their best efforts to cooperate in making any required communications with employees of the Companies and their Subsidiaries concerning the purchases described herein, and concerning the benefit plans and arrangements in which such employees will participate prior to and after the Closing Date.

          9.2 INCENTIVE COMPENSATION POOLS. (a) During the period commencing on the Closing Date and ending on the fifth anniversary thereof Newco shall establish and maintain two incentive compensation pools (the "Cursitor Pool" and the "Alliance Pool" as each term is defined below) for the benefit of the employees of Newco and its Subsidiaries each of which, except as otherwise provided herein, shall be calculated in the same manner, used to fund the


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same benefit and compensation plans and have the same rules for eligibility as the incentive compensation pool of the Buyer.

          (b) Messrs. Eaton, Morris and Gave and the Management Compensation Committee of the Buyer shall calculate and agree upon an incentive compensation pool attributable to the former business of the Companies and their Subsidiaries ("CURSITOR POOL"). Messrs. Eaton, Morris and Gave shall, in their discretion, allocate the Cursitor Pool among eligible employees of Newco and its Subsidiaries providing services in respect of the former business of the Companies and their Subsidiaries and Principals whose employment with Newco has terminated during the stated term of their respective Employment Agreements.
For purposes of calculating the Cursitor Pool the administrative and technology expenses of Buyer allocable to the former business of the Companies and their Subsidiaries will be phased in and allocated to the Cursitor Pool over four years with 25% of the amount allocated during the first 12-month period following the Closing, 50% of the amount allocated during the second 12-month period following the Closing, 75% of the amount allocated during the third 12-month period following the Closing and 100% of the amount allocated during the fourth twelve-month period following the Closing.

          (c) Messrs. Eaton and Morris in consultation with and subject to the approval of the Management Compensation Committee of the Buyer shall calculate an incentive compensation pool attributable to the International Operations ("ALLIANCE POOL") and allocate the Alliance Pool among eligible employees of Newco and its Subsidiaries providing services in respect of the International Operations.

          9.3 PARTICIPATION IN OPTION PLAN. After the Closing Date, key employees of Newco and its Subsidiaries shall be considered for option grants on the same basis as other key employees of the Buyer and its Subsidiaries, as determined by the appropriate committee of the Board of Directors of the general partner of the Buyer (the "COMMITTEE") based upon the recommendations of the Management Compensation Committee of the Buyer. If the Committee grants options to employees of Newco and its Subsidiaries prior to June 30, 1996, then such options may be granted and allocated solely by the Committee. Commencing with options granted at the 1996 fiscal year end, the Committee, (i) based upon the recommendations of the Management Compensation Committee, shall determine the number of options to be granted to Messrs. Hugh M. Eaton III and Richard I. Morris, Jr., and the total pool of options to be granted to key employees of Newco and its subsidiaries, and (ii) based upon the recommendations of Messrs. Eaton and Morris in consultation with the Management Compensation Committee, shall determine the allocation of the remaining options among the key employees of Newco and its Subsidiaries.

          9.4 NONSOLICITATION. (a) If a Principal voluntarily terminates his employment (other than for Good Reason as defined in the Employment Agreement with respect to such Principal) with Newco or Limited, as the case may be, prior to the expiration of the Employment Agreement of such Principal, such Principal shall not, on or before the fifth anniversary of the Closing Date, without the consent of Buyer, directly or indirectly, in any capacity on behalf of himself or any other Person with or without compensation, knowingly


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solicit, represent, or accept business from any Person who was a client or account of Newco or its subsidiaries as of the date of such termination, or any client or account which Newco or its subsidiaries had identified for active solicitation as of such date. With respect to Charles J.H. Gave and Richard I. Morris, Jr., the foregoing sentence shall be applied by adding the phrase "date which is one year after the" immediately prior to the phrase "fifth anniversary of the Closing Date."

               (b) Through the fifth anniversary of the Closing Date, no Principal shall "solicit employees," as defined below. For purposes of this
Section 9.4(b), to "solicit employees" shall mean, without the consent of the members of Newco (as determined in good faith by majority vote), directly or indirectly to hire any person who was employed by Newco, any predecessor or successor to Newco's business or any of their affiliates or subsidiaries within the six-month period preceding such hiring, except for any employee whose annual rate of compensation is not in excess of $40,000. With respect to Charles J.H. Gave and Richard I. Morris, Jr., the foregoing sentence shall be applied by substituting the phrase "sixth anniversary of the Closing Date" for the phrase "fifth anniversary of the Closing Date."

               (c)  Each Principal acknowledges that the provisions of this
Section 9.4 are reasonable and necessary for the protection of Newco and Buyer and that Newco and Buyer will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, each Principal agrees that, in addition to any other relief or remedies available to Newco and Buyer, Newco and Buyer shall be entitled to seek and obtain an appropriate injunction or other equitable remedy from a court with proper jurisdiction for the purpose of restraining the Principal from any actual or threatened breach of such covenants, and no bond or security will be required in connection therewith. If any provision of this
Section 9.4 is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable. The parties further acknowledge that the rights and remedies set forth in this
Section 9.4 are in addition to, and undiminished by, any rights and remedies set forth in any Employment Agreement between any Principal and Newco.


                                    ARTICLE X

                              CONDITIONS TO CLOSING

          10.1 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) Any applicable waiting period under the HSR Act or foreign antitrust law or regulation relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.


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          (c)  Buyer and Sellers shall have received duly executed copies of the
LLC Agreement, the First Services Agreement and the Second Services Agreement.

          (d) Newco and each of the Principals as well as John S. Ricciardi, Charles J.H. Gave and Limited shall have executed an Employment Agreement, each such Principal shall be willing and able to commence employment under the terms of such Employment Agreement and, with respect to each Principal, the Shareholders shall have approved the severance arrangements provided for in such Employment Agreements.

          (e) Buyer shall have received and shall have provided copies to the Sellers of an Assignment Determination, a Limited Liability Determination and a Tax Determination as such opinions are described in the Alliance Limited Partnership Agreement.

          (f) Newco shall have been duly registered with the Commission as an Investment Adviser under the Investment Advisers Act.

          (g) Buyer and Sellers shall have received an opinion of Morris, Nichols, Arsht & Tunnell in a form satisfactory to the Buyer and Sellers.

          10.2 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

          (a) (i) Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of Sellers and Additional Parties contained in this Agreement and in any certificate or other writing delivered by Sellers or Additional Parties pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, and (iii) Buyer shall have received a certificate signed by each of the Principals to the foregoing effect.

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or the effective operation of the Business after the Closing.

          (c) Buyer shall have received opinions of counsel to Sellers, dated the Closing Date, in such forms as are reasonably satisfactory to Buyer.

          (d) Sellers and Buyer shall have made all notifications and filings and received all consents, authorizations or approvals from the governmental agencies referred to, in the case of Sellers, in Section 3.4 and in the case of Buyer in Section 4.3(e), (f), (g), (h) and (i), in each case in form and substance reasonably satisfactory to Buyer, and no such notification, filing, consent, authorization or approval shall have been revoked.

          (e)(i) As of the Closing Date, Final Annual Billings in respect of all Clients (including, without duplication, Fund participants) shall aggregate 90% of $31,647,047 (the "THRESHOLD AMOUNT"), provided that (w) Final Annual Billings in respect of Clients


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     who are sent letters marked D pursuant to Section 5.4(a) shall not be counted toward reaching the Threshold Amount, (x) Final Annual Billings for Clients or Fund participants who are sent letters marked A, B, or E pursuant to Section 5.4(a) or in respect of any Clients party to a New Contract shall not be counted toward reaching the Threshold Amount unless consents for such Clients or Fund participants have been delivered in the form of Affirmative Consents directly from such Clients or Fund participants and not revoked, (y) Final Annual Billings shall not be counted toward reaching the Threshold Amount to the extent that, in Buyer's reasonable good faith judgment, any Conference Clients have indicated an intention to withdraw assets from the applicable Fund or other investment vehicle, and (z) Final Annual Billings of Clients who are sent letters marked C pursuant to Schedule 5.4(a) shall be counted toward the Threshold Amount regardless of whether such Clients have delivered an Affirmative Consent or withdrawn assets. Sellers shall deliver at Closing a certificate to Buyer which sets forth (i) all Clients which have delivered Affirmative Consents and (ii) all Clients which have not executed Affirmative Consents, and whether such Clients have stated to any of the Companies, their respective Subsidiaries, the Sellers or the Additional Parties, either orally or in writing, their intention of remaining as Clients, or their intention of terminating their relationship with such entities. Such certificate shall also certify that no Clients who have executed Affirmative Consents have revoked such Consents or disclosed to any of the Companies or their respective Subsidiaries an intention to do so or to withdraw (other than in accordance with normal income distributions consistent with past practice) any portion of their assets under management by such entities;

               (ii) Affirmative or Negative Consents shall have been received from the General Partner of the TCW Global Limited Partnership, the Trustee of the TCW Global Investment Fund I, and the Administrative General Partner of the Cursitor-Eaton East Asian Equities Fund, L.P.; and

               (iii) Copies of all consents required to be obtained pursuant to this Section 10.2(e) shall be delivered to Buyer, in form and substance reasonably satisfactory to Buyer.

          (f) The New TCW Agreement shall be executed and any right of first refusal in respect of such Agreement shall be waived in a form satisfactory to the Buyer.

          (g) Buyer shall have received all documents it may reasonably request relating to the existence of Sellers, Additional Parties, the Companies and their respective Subsidiaries and Affiliates and the authority of Sellers and Additional Parties for the Transaction Documents, all in form and substance reasonably satisfactory to Buyer.

          (h) The Holdings L.P. Partnership Agreement shall have been amended to the effect set forth in the term sheet attached as Exhibit J.

          (i) The Eaton Partnership Agreement shall have been amended in a form satisfactory to Buyer.


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          (j)  Buyer shall have received a certification signed by Holdings L.P.
to the effect that Holdings L.P. is not a "FOREIGN PERSON" as defined in Section 1445 of the Code.

          (k) Nicholas D.P. Carn shall have entered into definitive employment arrangements with Limited substantially to the effect of the letter set forth in
Exhibit 4.

          (l) Any aircraft reflected on the Balance Sheet shall have been disposed of.

          10.3 CONDITIONS TO OBLIGATION OF SELLER. The obligation of Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, and (iii) Sellers shall have received a certificate signed by an officer of ACMC to the foregoing effect.

          (b) Sellers shall have received opinions of counsel to Buyer, dated the Closing Date, in such forms as are reasonably satisfactory to Sellers.

          (c) Buyer and Sellers shall have received all consents, authorizations or approvals from governmental agencies referred to, in the case of the Buyer, in Section 4.3(e), (f), (g), (h) and (i) and in the case of Sellers, in Sections 3.4 (iv) and (v)(b), in each case in form and substance reasonably satisfactory to Sellers, and no such consent, authorization or approval shall have been revoked.

          (d) Sellers shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Sellers.


                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

          11.1 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until June 30, 1997; PROVIDED that (a) the covenants and agreements contained in Sections 7.4, 9.4 and 5.14 shall survive for the period set forth therein, (b) the covenants, agreements, representations and warranties contained in Sections 3.27 and Article VIII shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later and (c) the covenants, agreements, representations and warranties set forth in Article II, Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.17, 3.21, 4.1, 4.2, 4.3, 4.4, 4.5,
4.6,


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4.7, 4.16, 5.7, 5.9, 5.13, 6.1 and 7.1, Articles XI, XII, XIII and XV shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

          11.2 INDEMNIFICATION. (a) Each Selling Group (except the FAWI/EPL Group) in the respective percentages set forth in Schedule 11.2 next to the name of such respective Selling Group, hereby indemnifies (such indemnity to be joint and several as to each member of such Selling Group) Buyer and Newco, and, effective at the Closing, without duplication, Limited, Eaton and their respective Subsidiaries against, and agrees to hold them harmless from, any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer, Newco, Limited, Eaton or any of their respective Subsidiaries arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Seller or Additional Party pursuant to this Agreement, except that (i) with respect to any misrepresentation or breach of warranty under Section 3.1(c), 3.3., 3.4, 3.5(i) or 3.7, each member of each Selling Group (including the FAWI/EPL Group except as to Section 3.3), jointly and severally with each other member of its respective Selling Group, shall be fully liable for any Damages arising out of any such misrepresentation or breach of warranty by any member of its Selling Group; (ii) with respect to any misrepresentation or breach of warranty under Section 3.6, each member of each Selling Group (excluding the FAWI/EPL Group), jointly and severally with every other member of every other Selling Group (excluding the FAWI/EPL Group), shall be fully liable for any Damages arising out of any such misrepresentation or breach; (iii) with respect to any covenant or agreement of any Seller or Additional Party (excluding EPL and FAWI) pursuant to this Agreement, each such Seller or Additional Party (excluding EPL and FAWI), jointly and severally with every other Seller or Additional Party and each member of its respective Selling Group (other than any member of the FAWI/EPL Group) who is bound by such covenant or agreement, shall be fully liable for any Damages arising out of any breach of such covenant or agreement and (iv) with respect to any covenant or agreement of any member of the FAWI/EPL Group pursuant to this Agreement, each such member of the FAWI/EPL Group, jointly and severally, with every other Seller or Additional Party (and each member of its respective Selling Group) who is bound by such covenant or agreement, shall be fully liable for any Damages arising out of any breach of such covenant or agreement.

          (b) Buyer hereby indemnifies each Selling Group against and agrees to hold them harmless from any and all Damages incurred or suffered by such Selling Group arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

          (c) Any amounts owed by Buyer, Newco or any of their Affiliates to any member of any particular Selling Group or Holdings LP (or any assignee or transferee of any of the following payment obligations) pursuant to its obligations in respect of (i) principal or


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interest on the Notes, (ii) distributions in respect of the Units issued hereunder or under the LLC Agreement, (iii) the Buy Out Price (as defined in the LLC Agreement), distributions of Distributable Cash (as defined in the LLC Agreement) or other amounts payable pursuant to the LLC Agreement, or (iv) other payment obligations pursuant to or arising out of the Transaction Documents, may be reduced by any amounts owed to Buyer, Newco or any of their Affiliates by any member of such Selling Group (other than any amount owed by members of the FAWI/EPL Group) pursuant to Section 8.8 or this Section 11.2; PROVIDED that (x) any such reduction of the amount owed by Newco in respect of principal on the Notes shall be applied to all outstanding Notes pro rata in accordance with the outstanding principal amount thereof and (y) any such reduction of the amount owed to Holdings LP shall not exceed the amount equal to the product of (A) the aggregate percentage ownership interest of such Selling Group in Holdings L.P. at such time and (B) such amount payable to Holdings L.P. Buyer, Newco or such Affiliate shall be entitled to pay the amount of any such reduction to whichever of Buyer, Newco or such Affiliate is entitled to receive the applicable indemnity payment and such payment shall discharge the payment obligation to the applicable member of the Selling Group (or its assignee or transferee) to the same extent as if it had been paid to such member (or assignee or transferee).

          (d) Notwithstanding any other provision of this Agreement, Buyer, Newco and their Affiliates shall not be entitled to assert any claim for indemnification under Section 8.8 or this Section 11.2 unless the aggregate amount of Damages in respect of any one or more claims against any one or more members of any Selling Group by any one or more of Buyer, Newco or their Affiliates exceeds $1,000,000; PROVIDED that, if Buyer, Newco and their Affiliates shall be entitled to assert such a claim, such entity shall be entitled to the full amount of Damages with respect to such claim. Notwithstanding any other provision of this Agreement, the members of each Selling Group shall not be entitled to assert any claim for indemnification under Section 8.8 or this Section 11.2 unless the aggregate amount of Damages in respect of any one or more claims against Buyer by any one or more members of the Selling Groups exceeds $1,000,000; PROVIDED that, if such Selling Group members shall be entitled to assert such a claim, such entity shall be entitled to the full amount of Damages with respect to such claim.

          (e) Notwithstanding any other provision in this Agreement, if any party has disclosed in this Agreement or on the related Schedules hereto, an exception to the accuracy of a representation or warranty made herein by such party, then the party entitled to the benefit of such representation or warranty shall be deemed to have waived all rights to indemnification under Section 8.8(a)(ii) or this Section 11.2, as applicable, to the extent of such exception.

          (f) Notwithstanding any other provision of this Agreement, with respect to any indemnification obligation under Section 8.8, Section 8.10 or this Section 11.2, (i) each Selling Group shall not be liable for any amount greater than the amount that is equal to the total amount or value of all consideration paid or payable pursuant to the Transaction Documents to all of the members of such Selling Group and (ii) no Trust or Seller Corporation shall be liable for an amount greater than the total amount or value of all consideration paid or payable to such Trust or Seller Corporation pursuant to the Transaction Documents (or any proceeds thereof paid or distributed, directly or indirectly, to such Trust or Seller Corporation) and any such Trust or


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Seller Corporation shall be deemed to have fulfilled all of its obligations if it shall have surrendered in connection therewith the Units and cash received by it hereunder, and the proceeds of any such Units. Notwithstanding any other provision of this Agreement, with respect to any indemnification obligation under Section 8.8, Section 8.10 or this Section 11.2, Buyer shall not be liable for any amount greater than the amount that is equal to two-thirds of the total amount or value of all consideration paid or payable pursuant to the Transaction Documents to all of the members of the Selling Groups. Notwithstanding any other provision of this Agreement, except with respect to any claim of fraud or wilful or reckless breach, to the extent permitted by law, the rights and obligations of the Sellers and the Additional Parties pursuant to Section 8.8 and this Section 11.2 will be the exclusive remedy following the Closing with respect to any breach of the representations and warranties of the Sellers and Additional Parties in this Agreement.

          11.3 PROCEDURES. Without prejudicing the rights of Buyer under any applicable statute of limitations, Buyer shall not assert any claim, exercise any right of offset or commence any suit, action or proceeding in respect of Buyer's right to indemnity under this Section 11.2 or Sections 2.9, 2.10 or 8.8 without giving notice to all of the members of the applicable Selling Group of such claim, suit, action or proceeding five business days prior to the assertion or commencement thereof. The party seeking indemnification under Section 8.8 or
11.2 (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, assume the defense of any claim brought or asserted against the Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party, provided that the Indemnifying Party shall defend such claim in good faith and provided further that the Indemnifying Party shall not settle any such claim without the prior written consent of the Indemnified Party unless such settlement includes an unconditional release of each Indemnified Party from all liability arising out of such claim. If the Indemnifying Party assumes such defense, such Indemnifying Party may not assert that the related Damages or Loss, or any portion thereof, with respect to which the Indemnified Party seeks indemnification is not within the ambit of Article VIII or Article XI, as the case may be. The Indemnifying Party shall not be liable under Section 8.8 or
Section 11.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. Any payment pursuant to this Section 11.2 or Section 8.8 shall be made not later than 30 days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating the nature and amount of the claim that has arisen pursuant to this Section 11.2 or Section 8.8, as applicable.


                                   ARTICLE XII


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                   RESTRICTIONS ON TRANSFER AND DISTRIBUTIONS

          12.1 RESTRICTIONS ON TRANSFER. The Units delivered pursuant hereto shall not be transferable except upon the conditions specified in this Article, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any such Units. Each Unitholder will cause any proposed transferee of such Units held by such Unitholder, other than a transferee who purchases pursuant to Rule 144 under the Securities Act, as amended from time to time, to agree to take and hold such Units subject to the provisions and upon the conditions specified in this Article.

          12.2 RESTRICTIVE LEGEND. Each certificate for Units delivered pursuant hereto issued to a Unitholder or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 12.3) include a legend in substantially the following form:

          THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH ARTICLE XII OF THE AGREEMENT DATED AS OF DECEMBER 28, 1995 IN RELATION TO WHICH SUCH UNITS WERE ISSUED. COPIES OF SUCH ARTICLE XII MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THIS COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

          FOR NEW HAMPSHIRE RESIDENTS ONLY. NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE ATTORNEY GENERAL OR THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR TRANSACTION MEANS THAT THE ATTORNEY GENERAL


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

          OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF SECTION 421-B.20.

          12.3 NOTICE OF PROPOSED TRANSFERS; RULE 144. (a) Each holder of Units issued pursuant to this Agreement agrees to comply in all respects with the provisions of this Section. Prior to any proposed sale, transfer or other disposition of Units delivered pursuant hereto (except for transfers between such Unitholders and other than under the circumstances described in paragraph
(b) below with respect to termination of restrictions on transfer pursuant to Rule 144(k) under the Securities Act, as amended from time to time ("RULE 144(K)"), the affected Unitholders shall give written notice to the Buyer of such Unitholders' intention to effect such sale, transfer or other disposition. Each such notice shall describe the manner and circumstances of the proposed sale, transfer or other disposition in reasonable detail, and shall be accompanied by either (i) an opinion of counsel, and in form and substance, reasonably acceptable to the Buyer, addressed to the Buyer, to the effect that the proposed sale, transfer or other disposition of such Units may be effected without registration under the Securities Act, or (ii) a "NO ACTION" letter, in form and substance reasonably acceptable to the Buyer, from the Commission to the effect that such sale, transfer or other disposition of such Units without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Units shall be entitled to transfer such Units in accordance with the terms of the notice delivered by the Unitholders of the Buyer; PROVIDED, HOWEVER, that no such notice or opinion of counsel shall be required for a transfer by will or intestate succession from any Unitholder to his or her spouse or family members, if the transferee agrees in writing to be subject to the terms hereof to the same extent if such transferee were an original Unitholder hereunder. The provisions of this Section 12.3(a) shall not be applicable to a bona fide pledge of Units to any bank, registered broker/dealer or other financial institution.

          (b) Notwithstanding the foregoing, no opinion of counsel shall be required for (i) any sale, transfer or other disposition of such Units or the removal of the above legend from the certificates therefor or (ii) the removal of the above legend based upon the termination of restrictions on sales of such stock pursuant to Rule 144(k), if the Unitholder holding such Units shall deliver to the Buyer in its stead a certificate stating that such shares are (x) eligible for sale pursuant to Rule 144, as amended from time to time and that such sale will be made in accordance with such Rule, or (y) eligible for termination of restrictions on sale pursuant to Rule 144(k), as amended from time to time, under the Securities Act and representing and warranting to the Buyer that such shares are so eligible in accordance with such Rule, in each case together with a summary of the bases for such statements, unless within fifteen days after receipt of such a certificate the Buyer shall reasonably determine in good faith that an opinion of counsel is required to ensure compliance with the Securities Act and shall so notify such Unitholder.


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

          12.4 DISTRIBUTIONS WITH RESPECT TO UNITS. The holders of the Units issued pursuant to this Agreement on the record date for the regular quarterly distribution by Buyer of Available Cash Flow (as defined in the Alliance Limited Partnership Agreement) relating to the quarter during which such Units are issued and delivered to the relevant Sellers, shall be entitled to receive a pro rata portion of such distribution with respect to each such Unit equal to the amount of Available Cash Flow distributed per Unit multiplied by a fraction, the numerator of which is the number of days remaining in the quarter on and including the Closing Date, and the denominator of which is the total number of days in such quarter; PROVIDED that the relevant Sellers shall not have any right to receive any distribution of Available Cash Flow with respect to any of such Units in respect of any calendar quarter prior to which such Units were issued and delivered to the relevant Sellers.

          12.5 OTHER RESTRICTIONS ON TRANSFERS. Without the prior written consent of Buyer, none of the Sellers or Additional Parties shall transfer, directly or indirectly, any of the Units issued to such Seller or Additional Party unless (a) such transfer is made pursuant to an effective registration statement (b) such transfer is made to a member of the Immediate Family of a Principal (or a trust, family limited partnership, close corporation or similar entity the beneficiaries of which are exclusively Principals or members of their Immediate Families) for tax or estate planning purposes or (c) (i) such transfer is made to an active, full-time employee of Newco or its Subsidiaries and (ii) such transfer would not result in attribution of income to the recipient or compensation expense to Newco; PROVIDED that, such Immediate Family member or employee of Newco or its Subsidiaries, as the case may be, agrees in writing to be subject to the same restrictions on transfer as set forth herein and to Buyer's right to set-off amounts owed to Buyer by any of the Sellers or Additional Parties pursuant to Sections 2.9, 2.10, 8.8 or 11.2 of this Agreement.



                                  ARTICLE XIII

                                    GUARANTY

          13.1 GUARANTIES. (a) Each Additional Party (other than FAWI) severally and jointly with each other Additional Party (whether or not in its Selling Group (other than the FAWI/EPL Group)) hereby irrevocably and unconditionally guarantees to Buyer, Newco and their Affiliates the prompt and full discharge by each Seller of all of such Seller's covenants, agreements, obligations and liabilities under Article II of this Agreement when and as the same shall become due and payable with respect to such Seller in accordance with the terms hereof (with respect to each Seller, the "SELLER OBLIGATIONS"). Each Additional Party acknowledges and agrees that, with respect to all Seller Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection, and if a Seller shall default in the due and punctual performance of any Seller Obligation, including the full and timely payment of any amount due and payable pursuant to any Seller Obligation, such Additional Party will forthwith perform or cause to be performed such Seller Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

          13.2 GUARANTY UNCONDITIONAL. The liabilities and obligations of any Additional Party pursuant to this Article XIII are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the corporate existence, structure or ownership of any of the Sellers or the Additional Parties or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of them or their respective assets or any other act, omission to act, delay of any kind by any party hereto or any other Person, or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of the Additional Parties hereunder.

          13.3 WAIVERS OF THE GUARANTOR. Each Additional Party hereby waives any right, whether legal or equitable, statutory or non-statutory, to require Buyer to proceed against or take any action against or pursue any remedy with respect to any Seller, or to any other Person or make presentment or demand for performance or give any notice of nonperformance before Buyer may enforce its rights under this Article XIII against such Additional Party.

          13.4 DISCHARGE ONLY UPON PERFORMANCE IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Additional Party's obligations under this Article XIII shall remain in full force and effect until the Seller Obligations shall have been performed in full. If at any time any performance by any Person of any Seller Obligation in respect of any Seller is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of Buyer or otherwise, the Additional Party's obligations hereunder with respect to such Seller Obligation shall be reinstated at such time as though such Seller Obligation had become due and had not been performed.

          13.5 SUBROGATION. Upon performance by any Additional Party of any Seller Obligation in accordance with Article XIII, such Additional Party shall be subrogated to the rights of Buyer against such Seller with respect to such Seller Obligation; PROVIDED that none of the Additional Parties shall enforce any Seller Obligation by way of subrogation against any Seller, while any Seller Obligation is due and unperformed by such Seller.



                                   ARTICLE XIV

                                   TERMINATION

          14.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

               (a)  by mutual written agreement of Sellers and Buyer;

               (b) by all of the Sellers or Buyer if the Closing shall not have been consummated on or before June 30, 1996;

               (c) by any of the Sellers or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

          The party desiring to terminate this Agreement shall give notice of such termination to each other party.

          14.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 14.1, termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of a party to fulfill a condition to the performance of the obligations of another party, failure to perform a covenant of this Agreement or breach by a party hereto of any representation or warranty or agreement contained herein, such party (and in the case of a Seller or Additional Party, jointly and severally with all members of its Selling Group) shall be fully liable for any and all Damages incurred or suffered by any other party as a result of such failure or breach. The provisions of Sections 5.7, 6.1, 8.6 and 15.3 shall survive any termination hereof pursuant to Section 14.1.


                                   ARTICLE XV

                                  MISCELLANEOUS

          15.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Buyer, to:

          Alliance Capital Management L.P.
          1345 Avenue of the Americas
          New York, NY  10105
          Attention:  David R. Brewer, Jr.
          Fax:  (212) 969-1334

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention:  Phillip Mills, Esq.
          Fax:  (212) 450-4800
     if to Holdings L.P. to:

          Cursitor Holdings, L.P.
          38 Newbury Street
          Boston, Massachusetts  02116-3210
          Attention:   Richard I. Morris, Jr.


     with a copy to:

          Goodwin, Procter & Hoar
          Exchange Place
          Boston, Massachusetts  02109-2881
          Attention:  Richard E. Floor, P.C.
          Fax:  (617) 523-1231

     if to Shareholders, to:
          their respective addresses set forth on Schedule 1.1


     with a copy to:

          Goodwin, Procter & Hoar
          Exchange Place
          Boston, Massachusetts  02109-2881
          Attention:  Richard E. Floor, P.C.
          Fax:  (617) 523-1231


     if to Additional Parties, to:

          their respective addresses set forth on Schedule 1.2

     with a copy to:

          Goodwin, Procter & Hoar
          Exchange Place
          Boston, Massachusetts  02109-2881
          Attention:  Richard E. Floor, P.C.
          Fax:  (617) 523-1231

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication


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

shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          15.2 AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          15.3 EXPENSES. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. To the extent the expenses of Sellers are not paid prior to Closing, such amounts shall be accrued for in the Closing Date Balance Sheet.

          15.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Ordinary Shares or the Business of Holdings L.P., but no such transfer or assignment will relieve Buyer of its obligations hereunder

          15.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

          15.6 JURISDICTION. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or, if there is no basis for such court to exercise jurisdiction, any New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court and may be served on any of the Sellers or Additional Parties in accordance with the terms and provisions of
Section 15.1.


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

          15.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          15.8 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except the provisions of this Agreement specifically intended for the benefit of Newco, Limited and Eaton.

          15.9 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, including, without limitation, the services agreements, including, without limitation, those listed on Schedule 3.12. No representation, inducement, promise, understanding, condition or warranty not set forth in the Transaction Documents has been made or relied upon by either party hereto.

          15.10 RESTRICTIVE TRADE PRACTICES. Notwithstanding any other provision of this Agreement, no provision of this Agreement which is of such a nature as to make such Agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until immediately after particulars thereof have been duly furnished to the Director General of Fair Trading pursuant to the said Act. For the purposes of this Clause the term "Agreement" shall include the Transaction Agreement, the Limited Liability Company Agreement, the First Services Agreement, the Second Services Agreement, the Registration Rights Agreement and the Employment Agreements.

          15.11 CAPACITY OF TRUSTEES. The trustees executing this Agreement and any other Transaction Document on behalf of any Trust that is or will become a party hereto are acting solely in their respective capacities as trustees and not in their individual or corporate capacities. Accordingly, such trustees shall have no individual or corporate liability to Buyer hereunder or under any other Transaction Document and the sole recourse of Buyer shall be to the assets of the applicable Trust or Trusts, absent fraud in the part of the trustees.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              ALLIANCE CAPITAL MANAGEMENT L.P.

                              By Alliance Capital Management
                                   Corporation, as General Partner


                              By:/S/ DAVE H. WILLIAMS
                                 -----------------------------------------------
                                 Title: Chairman of the Board


                              CURSITOR HOLDINGS, L.P.

                              By HMESLP, Inc.
                                   as General Partner


                              By:/S/ HUGH M. EATON III
                                 -----------------------------------------------
                                 Title: Chief Executive Officer


                              DURHAM SOFTWARE GROUP INC.


                              By:/S/ WILBUR P. EDWARDS, JR.
                                 -----------------------------------------------
                                 Title: Clerk


                              EUROVEST PTE LTD


                              By:/S/ NG KIN SZE
                                 -----------------------------------------------

                                 Title: Director


                              FIRST ASSOCIATED WESTERN INVESTORS,
                              INC.


                              By:/S/ NG KIN SZE
                                 -----------------------------------------------
                                 Title: Director

                              WHITEDOORS LIMITED


                              By:/S/ R.J.S. PROSSER  /S/  P.E.F. NEWBALD
                                 -----------------------------------------------

                                 Title: Director       Director


                              YAHTZEE LIMITED


                              By:/S/ R.J.S. PROSSER  /S/  P.E.F. NEWBALD
                                 -----------------------------------------------
                                 Title: Director       Director


                              /S/ ERIC AUBOYNEAU
                              --------------------------------------------------
                              ERIC AUBOYNEAU


                              /S/ HUGH M. EATON III
                              --------------------------------------------------
                              HUGH M. EATON III


                              /S/ CHARLES J.H. GAVE
                              --------------------------------------------------
                              CHARLES J.H. GAVE


                              /S/ IAN LLOYD
                              --------------------------------------------------
                              IAN LLOYD


                              /S/ RICHARD I. MORRIS, JR.
                              --------------------------------------------------
                              RICHARD I. MORRIS, JR.


                              /S/ VIPLAVA PATEL
                              --------------------------------------------------
                              VIPLAVA PATEL


                              /S/ JOHN S. RICCIARDI
                              --------------------------------------------------
                              JOHN S. RICCIARDI


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

                              /S/ J. CHRISTIAN SORENSEN
                              --------------------------------------------------
                              J. CHRISTIAN SORENSEN


                              HMESLP Inc.


                              By:/S/ HUGH M. EATON III
                                 -----------------------------------------------
                                 Title: Chief Executive Officer


                              RICHARD I. MORRIS, JR. L.P. TRUST


                              By:/S/ PRESTON R. BLACK, M.D.
                                 -----------------------------------------------
                                 Trustee


                              By:/S/ WILBUR P. EDWARDS, JR.
                                 -----------------------------------------------
                                 Trustee


                              RICHARD I. MORRIS, JR. CHARITABLE
                              UNITRUST


                              By:/S/ PRESTON R. BLACK, M.D.
                                 -----------------------------------------------
                                 Trustee


                              By:/S/ WILBUR P. EDWARDS, JR.
                                 -----------------------------------------------
                                 Trustee


                              RE TRUST


                              By:/S/ P.E.F. NEWBALD
                                 -----------------------------------------------
                                 Trustee